EXHIBIT 99.1

Filed Pursuant to Rule 433
Registration Statement Nos. 333-103545-07 & 333-208734
Subject to Completion and Modification
NAVIENT FUNDING, LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE REGISTRATION STATEMENT AND THE OTHER DOCUMENTS NAVIENT FUNDING, LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT NAVIENT FUNDING, LLC AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

Preliminary Remarketing Prospectus
relating to the remarketing of
(up to)
$597,500,000*
 (*Using an exchange rate of $1.1950 = €1.00)
CLASS A-7A NOTES
SLM Student Loan Trust 2005-9
Issuing Entity

Navient Funding, LLC
 Depositor

Navient Solutions, LLC
Sponsor, Servicer and Administrator
Student Loan-Backed Notes
The remarketing agents are remarketing, on behalf of SLM Student Loan Trust 2005-9, the class A-7A notes (the "class A-7A notes").  The class A-7A notes were originally issued by the trust on November 15, 2005.  If successfully remarketed on January 25, 2018, the class A-7A notes will have the following terms:
Class	Outstanding Principal Amount	Interest Rate	Price	Next Reset Date	Legal Maturity Date
Class A-7A Notes	$597,500,000	3-month LIBOR plus %	100%	N/A*	January 25, 2041
* Absent a failed remarketing of the class A-7A notes or an exercise of the call option by Navient Corporation or one of its wholly-owned subsidiaries on or before the January 25, 2018 reset date, there will be no subsequent reset dates for the class A-7A notes.
All existing class A-7A noteholders are hereby advised that because the class A-7A notes were denominated in a non-U.S. Dollar currency during their current reset period, pursuant to their terms, the class A-7A notes are subject to a mandatory tender. If successfully remarketed on January 25, 2018, the class A-7A notes will be denominated in U.S. Dollars.
The class A-7A notes have not been approved or disapproved by the United States Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of this remarketing or the accuracy or adequacy of this preliminary remarketing prospectus. Any representation to the contrary is a criminal offense.
You should consider carefully the risk factors on page 25 of this preliminary remarketing prospectus.
We are not offering the class A-7A notes in any state or other jurisdiction where the offer is prohibited.
This document constitutes a "free-writing prospectus" within the meaning of Rule 405 under the Securities Act of 1933, as amended.
The notes are asset-backed securities and are obligations of the issuing entity, which is a trust.  They are not obligations of or interests in Navient Corporation, the sponsor, the depositor, any seller of loans to the depositor, the administrator, the servicer, the remarketing agents or any of their respective affiliates.
The notes are not guaranteed or insured by the United States or any governmental agency.
The trust relies on an exclusion or exemption from the Investment Company Act of 1940 contained in rule 3a-7 under the Investment Company Act of 1940, although there may be additional exclusions or exemptions available to the trust.  The trust was structured so as not to constitute a "covered fund" for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this preliminary remarketing prospectus).
Remarketing Agents
Credit Suisse	Deutsche Bank Securities
January 10, 2018

REMARKETING TERMS SUMMARY
On January 25, 2018 (absent a Failed Remarketing, or the exercise by Navient Corporation or one of its wholly‑owned subsidiaries of its call option), the class A-7A notes will be reset from their current terms to the following terms, which terms will be applicable until the final maturity date for the class A-7A notes (definitions for certain capitalized terms may be found in the Glossary at the end of this preliminary remarketing prospectus):

Original principal amount	$597,500,000(1)
Current outstanding principal balance	$597,500,000(1)
Principal amount being remarketed	$597,500,000(1)
Remarketing Terms Determination Date	January 10, 2018
Notice Date(2)	N/A
Spread Determination Date(3)	On or before January 22, 2018
Current Reset Date	January 25, 2018
Special Reset Payment Date(4)	On or before January 29, 2018
All Hold Rate	N/A(5)
Next applicable reset date	N/A(6)
Interest rate mode	Floating
Index	Three-Month LIBOR(7)
Spread(8)	Plus %
Day-count basis	Actual/360
Weighted average remaining life	(9)
___________________
(1)  The class A-7A notes were originally issued in Euros and their initial outstanding principal balance is equal to €500,000,000.  The U.S. Dollar equivalent of this principal balance has been calculated using an exchange rate equal to $1.1950 = €1.00.
(2)  The class A-7A notes were denominated in a non-U.S. Dollar currency during their current reset period and therefore, pursuant to their terms, the class A-7A notes are subject to a mandatory tender.
(3)   The applicable Spread may be determined at any time after the remarketing terms determination date but not later than 3:00 p.m., New York City time, on January 22, 2018.
(4) Because the distribution date for the class A-7A notes coincides with the January 25, 2018 reset date and the class A-7A notes are denominated in a non-U.S. Dollar currency during their current reset period, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, Luxembourg, all principal payments and any remaining interest payments due from the trust will be made to the class A-7A noteholders on or before the second business day following such distribution date.
(5)  The All Hold Rate is not applicable.
(6)  Absent a failed remarketing of the class A-7A notes or an exercise of the call option by Navient Corporation or one of its wholly-owned subsidiaries on or before the January 25, 2018 reset date, there will be no subsequent reset dates for the class A-7A notes.
(7)  Three-month LIBOR will be reset on each LIBOR Determination Date in accordance with the procedures set forth under "Description of the Notes—The Notes—The Class A Notes—Distributions of Interest" in this preliminary remarketing prospectus.
(8) To be determined on the spread determination date.
(9) The projected weighted average remaining life to maturity for the class A-7A notes (and assuming a successful remarketing of such notes on the current reset date) under various usual and customary prepayment scenarios may be found under "Prepayments, Extensions, Weighted Average Remaining Life and Expected Maturity of the Class A-7A Notes" attached as Exhibit I to this preliminary remarketing prospectus.
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The remarketing agents may be contacted as follows:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention: Craig Leonard
Telephone: 212-325-8549
Email: craig.leonard@credit-suisse.com

Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, New York 10005
Attention: Con Accibal
Telephone: 212-250-7730
Facsimile: 212-797-2031
Email: con.accibal@db.com
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INTRODUCTION
The Student Loan-Backed Notes issued by SLM Student Loan Trust 2005-9 consist of the class A‑7A notes and the class A-6 notes (referred to as the "reset rate notes") and the class A‑1, class A‑2, class A‑3, class A‑4, class A‑5 and class A‑7B notes (collectively referred to as the "floating rate class A notes") and the class B notes (which, together with the floating rate class A notes, are referred to as the "floating rate notes" and the floating rate notes, together with the reset rate notes, are referred to as the "notes").  As of the date of this preliminary remarketing prospectus (referred to as the "remarketing prospectus"), the class A-1, class A-2, class A-3, class A-4 and class A-5 notes have been paid in full and are no longer outstanding.  No class of notes other than the class A-7A notes (collectively referred to as the "other notes") is being offered under this remarketing prospectus.  Any information contained herein with respect to the other notes is provided only to present a better understanding of the class A-7A notes.  The class A-7A notes were originally offered for sale pursuant to the prospectus supplement, dated November 4, 2005 and the related prospectus, dated November 4, 2005.
Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are serving as the remarketing agents (in such capacity, collectively, the "remarketing agents") for the class A-7A notes.
The notes were issued on November 15, 2005 (referred to as the "closing date"), are obligations of an issuing entity known as SLM Student Loan Trust 2005-9 (referred to as the "trust") and are secured by the assets of the trust, which consist primarily of a pool of consolidation student loans (the "trust student loans").
Principal of and interest on the notes are generally payable or allocable as described herein on the 25th day of each January, April, July and October or, if such day is not a business day, then on the next business day (each, a "distribution date").  The initial "reset date" for the class A-7A notes was January 25, 2016.  A failed remarketing was declared with respect to the initial reset date.  Pursuant to the terms of this failed remarketing, (i) the holders of the class A-7A notes were required to retain their notes, (ii) the class A-7A notes were reset to bear interest at the failed remarketing rate, which is an annual rate equal to three-month EURIBOR plus 0.55%, which rate remained in effect after the failed remarketing, and (iii) a three-month reset period ending on the next distribution date was established.  We refer to the January 25, 2018 reset date as the "current reset date" in this remarketing prospectus.
If the class A-7A notes are successfully remarketed on the current reset date, interest will accrue on the class A-7A notes at the rate specified in the summary of this remarketing prospectus and will be calculated based on the actual number of days elapsed in each accrual period and a 360‑day year until their final maturity date.  Interest will accrue on the outstanding principal balance of the class A-7A notes during three-month accrual periods and will be paid on each distribution date.  The first distribution date after the current reset date is scheduled to occur on April 25, 2018.  Each accrual period will begin on a distribution date and end on the day before the next distribution date.  Absent a failed remarketing or an exercise of the related call option by Navient Corporation or one of its wholly-owned subsidiaries with respect to the class A-7A notes prior to the January 25, 2018 reset date, there will be no subsequent reset dates for the class A-7A notes.
Investors in the class A-7A notes are strongly urged to keep in contact with the remarketing agents because notices and required information pertaining to the remarketing of the class A-7A notes sent to the clearing agencies by the administrator or the remarketing agents, as applicable, may not be communicated in a timely manner to the related beneficial owners.

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TABLE OF CONTENTS
 Remarketing prospectus
REMARKETING TERMS SUMMARY	i
INTRODUCTION	iii
SUMMARY OF NOTE TERMS	1
RISK FACTORS	25
DEFINED TERMS	44
THE TRUST	44
AFFILIATIONS AND RELATIONS	49
THE DEPOSITOR	50
NAVIENT CORPORATION	51
THE SPONSOR, SERVICER AND ADMINISTRATOR	53
THE SELLERS	55
USE OF PROCEEDS	56
THE TRUST STUDENT LOAN POOL	56
THE COMPANIES' STUDENT LOAN FINANCING BUSINESS	61
TRANSFER AGREEMENTS	66
SERVICING AND ADMINISTRATION	69
TRADING INFORMATION	79
DESCRIPTION OF THE NOTES	80
INDENTURE	126
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS	131
STATIC POOLS	136
PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE CLASS A-7A NOTES	137
U.S. FEDERAL INCOME TAX CONSEQUENCES	138
STATE TAX CONSEQUENCES	147
ERISA CONSIDERATIONS	147
ACCOUNTING CONSIDERATIONS	151
REPORTS TO NOTEHOLDERS	151
REMARKETING	152
NOTICES TO INVESTORS	153
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LISTING INFORMATION	154
DEPOSITOR AFFIRMATIONS	155
CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS	156
RATINGS	156
LEGAL PROCEEDINGS	156
LEGAL MATTERS	161
GLOSSARY	163

ANNEX A:	The Trust Student Loan Pool as of December 31, 2017
APPENDIX A:	Federal Family Education Loan Program
APPENDIX B:	Global Clearance, Settlement and Tax Documentation Procedures
EXHIBIT I:	Prepayments, Extensions, Weighted Average Remaining Life and Expected Maturity of the Class A-7A Notes

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The class A-7A notes are currently listed on the Luxembourg Stock Exchange.  You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the class A-7A notes, for additional information regarding their status.
This remarketing prospectus is not required to contain all information that is required to be included in the final remarketing prospectus. The information in this remarketing prospectus is preliminary and is subject to completion or change.  The information in this remarketing prospectus, if conveyed prior to the time of your commitment to purchase any class of notes, supersedes any information contained in any prior remarketing prospectus relating to the notes.
NOTICES TO INVESTORS
EUROPEAN ECONOMIC AREA
PROSPECTUS DIRECTIVE
THIS REMARKETING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) THAT HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF NOTES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF NOTES THAT ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS REMARKETING PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE TRUST OR THE REMARKETING AGENTS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.
NONE OF THE TRUST AND THE REMARKETING AGENTS HAS AUTHORIZED, NOR DO ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE TRUST OR THE REMARKETING AGENTS TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.
THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.
MIFID II PRODUCT GOVERNANCE
SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE NOTES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE NOTES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE NOTES TO
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ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE NOTES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE NOTES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.
PRIIPS REGULATION
THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA. FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF MIFID II; OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE. CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.
UNITED KINGDOM
THE TRUST MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORISED, REGULATED OR OTHERWISE RECOGNISED OR APPROVED. AS AN UNREGULATED SCHEME, THE NOTES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.
THE DISTRIBUTION OF THIS REMARKETING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION
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ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE TRUST MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE U.K. FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).
THIS REMARKETING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS REMARKETING PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS REMARKETING PROSPECTUS.
POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE NOTES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

FORWARD-LOOKING STATEMENTS
Certain statements contained in or incorporated by reference in this remarketing prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.
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SUMMARY OF NOTE TERMS
This summary highlights selected information about the class A-7A notes. It does not contain all of the information that you might find important in making your investment decision.  It provides only an overview to aid your understanding.  You should read the full description of this information appearing elsewhere in this document.  We have provided information in this remarketing prospectus with respect to the other notes in order to further the understanding by potential investors of the class A-7A notes.
ISSUING ENTITY
SLM Student Loan Trust 2005-9.
 CLASS A-7A NOTES
The Reset Rate Class A-7A Student Loan‑Backed Notes that are being remarketed hereunder were originally issued by the trust on November 15, 2005 in the principal amount of €500,000,000, which is equal to $597,500,000 (using an exchange rate of $1.1950 = €1.00, as established prior to the closing date) and are currently outstanding in the same amount.
The initial reset date for the class A-7A notes was January 25, 2016.  A failed remarketing was declared with respect to the initial reset date.  Pursuant to the terms of this failed remarketing, (i) the holders of the class A-7A notes were required to retain their notes, (ii) the class A-7A notes were reset to bear interest at the failed remarketing rate, which is an annual rate equal to three-month EURIBOR plus 0.55%, which rate remained in effect after the failed remarketing, and (iii) a three-month reset period ending on the next distribution date was established.  We refer to the January 25, 2018 reset date as the "current reset date" in this remarketing prospectus.  The legal maturity date for the class A-7A notes is January 25, 2041.
Interest.  During their initial reset period, the class A-7A notes have been denominated in Euros and have borne interest at a floating rate equal to three-month EURIBOR plus 0.10%, which interest accrued annually.
During the reset period following the January 25, 2018 reset date, interest will accrue on the outstanding principal balance of the class A-7A notes during each accrual period and will be paid on each distribution date.
With respect to any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars (as has been the case during the initial reset period with respect to the class A-7A notes), for the distribution date that coincides with a reset date (as will be the case on the January 25, 2018 reset date), interest and principal will be paid to the related noteholders on the second business day following such distribution date, together with additional interest on the applicable principal balance at the related interest rate.
For any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars (as has been the case during the initial reset period with respect to the class A-7A notes), following a reset date upon which a failed remarketing has occurred up to and including the reset date resulting in a successful remarketing or an exercise of the call option for the applicable class of reset rate notes, payments of interest and principal to holders of such class of reset rate notes will be made on the second business day following the related reset date without payment of any additional interest.
If successfully remarketed on the January 25, 2018 reset date, the class A-7A notes, until their final maturity date, will bear interest at an annual rate equal to three-month LIBOR plus          % based on the actual number of days elapsed in each accrual period and a 360-day year.
During any reset period (or upon a successful remarketing on the January 25, 2018 reset date) when a class of reset rate notes bears a floating rate of interest (including both U.S. Dollar and non-U.S. Dollar denominated notes), accrual periods will generally begin on a distribution date and will end on the day before the next distribution date.   The next accrual period for the class A-7A notes will begin on January 25, 2018 and end on April 24, 2018.
For each subsequent related reset date, if any, the related currency, applicable accrual periods and distribution dates will be determined on the related remarketing terms determination date as specified under "Description of the Notes—The Reset Rate Notes" and "—Reset Periods" in this remarketing prospectus.
Principal.  Payments of principal of the class A-7A notes will generally be made only after the class A-6 notes have been retired.  The class A‑1, class A‑2, class A‑3, class A-4 and class A-5 notes, which were earlier in the sequence of principal payments, have been paid in full and are no longer outstanding.  The class A‑6 notes, however, are still outstanding. Absent an event of default, no principal will be paid to the class A-7A notes until the outstanding principal balance of the class A‑6 notes has been reduced to zero.
As of the October 2017 distribution date, no principal payments have been made or allocated to the class A-7A notes and there were no amounts on deposit in the accumulation account. Therefore, there will be no payment of principal on the class A-7A notes from the trust on the January 25, 2018 reset date.
RESET DATE PROCEDURES
Remarketing Terms Determination Date.  Not later than eight business days prior to the related reset date, which we refer to as the remarketing terms determination date and which, for the class A-7A notes and with respect to the current reset date, is January 10, 2018, the remarketing agents, in consultation with the administrator, will determine for the reset rate notes, among other things, the applicable currency, the applicable interest rate mode, whether principal will be paid periodically or at the end of the related reset period, the index, if applicable, the length of the related reset period and the applicable distribution dates, the identities of any potential swap counterparties, if applicable, and the related all hold rate.  If the class A-7A notes are listed on the Luxembourg Stock Exchange, a copy of such notice will be sent to the Luxembourg Stock Exchange and will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange's website at http://www.bourse.lu.
See "Description of the Notes—The Reset Rate Notes" in this remarketing prospectus.
With respect to the current reset date for the class A-7A notes, the remarketing terms determination date is January 10, 2018.
All Hold Rate.  The all hold rate, if applicable, for any class of reset rate notes will be the interest rate applicable for that class of reset rate notes for the next reset period if all holders of that class of reset rate notes choose not to tender their notes to the remarketing agents.  For the class A-7A notes and the current reset date however, tender is mandatory and, therefore, the all hold rate is not applicable.  See "Description of the Notes—Reset Rate Notes—Foreign Exchange Mode" in this remarketing prospectus.
Tendered Notes.  Absent a failed remarketing, holders of reset rate notes denominated in U.S. Dollars in the then-current reset period and the immediately following reset period that wish to sell some or all of their reset rate notes on a reset date will be able to obtain a 100% repayment of principal by tendering the applicable amount of their reset rate notes pursuant to the remarketing process.  Holders of reset rate notes denominated in a non-U.S. Dollar currency in the then-current reset period or the immediately following reset period will be deemed to have tendered their reset rate notes pursuant to the remarketing process.
Hold Notices. If a class of reset rate notes is denominated in a non-U.S. Dollar currency in either the then-current or the immediately following reset period (as has been the case with respect to the current reset period for the class A-7A notes), they will be subject to mandatory tender, the related noteholders will be deemed to have tendered their class of reset rate notes on the related reset date, and hold notices will not be applicable.
If a class of reset rate notes is denominated in U.S. Dollars in both the then-current and the immediately following reset period, holders of such notes will be given until the notice date, which is 12:00 p.m. (noon), New York City time, six business days prior to the related reset date, to choose whether to hold their notes by delivering a hold notice to the remarketing agent.  Any reset rate notes for which a hold notice is not timely received on or prior to the notice date, will be deemed to be tendered and will be remarketed on the related reset date.
Absent a failed remarketing or exercise of the related call option by Navient Corporation or one of its wholly-owned subsidiaries, holders of reset rate notes denominated in U.S. Dollars that wish to sell some or all of their reset rate notes on a reset date will be able to obtain a 100% repayment of principal by tendering the applicable amount of their reset rate notes pursuant to the remarketing process.
Tender is mandatory for a class of reset rate notes at the end of any reset period if such notes are denominated in a non-U.S. Dollar currency during either the then-current (as has been the case with respect to the class A-7A notes during the initial reset period) or the immediately following reset period, and all holders of such class are deemed to have tendered their notes pursuant to the remarketing process.  Absent a failed remarketing or exercise of the related call option by Navient Corporation or one of its wholly-owned subsidiaries, holders of reset rate notes denominated in a non-U.S. Dollar currency who are deemed to have tendered their notes (as will be the case for the class A-7A noteholders with respect to the current reset date) pursuant to the remarketing process will receive a 100% repayment of principal of their reset rate notes on the related reset date.  However, if there is a failed remarketing with respect to a class of reset rate notes, existing holders of such reset rate notes will remain noteholders of such reset rate notes during the immediately following reset period (absent any separate secondary market trades) regardless of whether they tendered their reset rate notes for remarketing or if their notes were deemed tendered automatically, and such noteholders will not be permitted to exercise any remedies as a result of the failure of such notes to be successfully remarketed on the related reset date.  See "—Failed Remarketing" below.

Spread Determination Date.  Absent an exercise of the related call option by Navient Corporation or one of its wholly-owned subsidiaries or, with respect to reset rate notes denominated in U.S. Dollars, receipt by the remarketing agents of hold notices from 100% of the holders of the related class of reset rate notes, the spread or the applicable fixed rate for each such class of notes will be determined by the remarketing agents at any time after the remarketing terms determination date but no later than 3:00 p.m., New York City time, on the date which is three business days prior to the related reset date.  We refer to the date during this period when the spread or the applicable fixed rate is determined as the spread determination date.
For the class A-7A notes and with respect to the current reset date, the related spread determination date may occur any time after the remarketing terms determination date and ending at 3:00 p.m., New York City time, on January 22, 2018.  The spread will be the lowest spread to three-month LIBOR which would permit all of the notes tendered for remarketing to be purchased at a price equal to 100% of the outstanding principal balance of that class.
Absent a failed remarketing or an exercise of the related call option by Navient Corporation or one of its wholly-owned subsidiaries with respect to the current reset date, there will be no subsequent reset dates with respect to the class A-7A notes.  If successfully remarketed on the January 25, 2018 reset date and until the earlier to occur of the distribution date on which such notes are repaid in full or their final maturity date, the class A-7A notes will bear interest at an annual floating rate equal to the sum of three-month LIBOR plus       %, based on the actual number of days elapsed in each accrual period and a 360-day year.  LIBOR will be determined as specified under "Description of the Notes—The Notes—The Class A Notes—Distributions of Interest" in this remarketing prospectus.
Reset Dates.  Reset dates always occur on a distribution date and reset periods always end on the day before a distribution date and may not extend beyond the maturity date of the related class of reset rate notes.  The current reset date for the class A-7A notes is January 25, 2018 and, assuming a successful remarketing on such reset date, there will be no subsequent reset dates for the class A-7A notes.  The maturity date for the class A-7A notes is January 25, 2041.
Tender is mandatory for any reset rate notes that are denominated in a non-U.S. Dollar currency during either the then-current (as is the case with respect to the class A-7A notes and the reset period ending on January 25, 2018) or the immediately following reset period and all holders of such reset rate notes will be deemed to have tendered their notes on the related reset date.  If there is a failed remarketing of the reset rate notes with respect to such reset date, existing holders of such notes will not be permitted to exercise any remedies as a result of the failure of their reset rate notes to be remarketed on such reset date.
Failed Remarketing.  There will be a failed remarketing with respect to a class of reset rate notes on a related reset date if:
•
the remarketing agents, in consultation with the administrator, cannot determine the applicable required reset terms for such class of notes on or before the related remarketing terms determination date;

•	the remarketing agents cannot establish the required spread or fixed rate on the spread determination date;
•
the remarketing agents are unable to remarket some or all of the tendered reset rate notes at the spread or fixed rate set by the remarketing agents (and the remarketing agents do not choose to purchase such reset rate notes themselves);

•	if applicable, one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained;
•	any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required; or
•	certain other conditions specified in the remarketing agreement are not satisfied with respect to such class of notes.
In the event of a failed remarketing with respect to a class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars (as has been the case during the initial reset period with respect to the class A-7A notes):
•	all holders will retain their notes (including in all deemed mandatory tender situations, as is the case for the current reset date with respect to the class A-7A notes);
•	such notes will remain denominated in the then-current currency (which, with respect to the class A-7A notes and the current reset period, is Euros);
•	each currency swap counterparty will be entitled to receive quarterly payments from the trust at an increased LIBOR-based rate (referred to in this remarketing prospectus as the "extension rate");
•	the trust will be entitled to receive from the currency swap counterparty, for payment to the related noteholders, quarterly floating rate payments at the specified failed remarketing rate; and
•	the related reset period will be three months.
With respect to the initial class A-7A currency swap agreement, the extension rate payable by the trust to the initial currency swap counterparty will be an annual rate of three‑month LIBOR plus 0.75% and the failed remarketing rate payable by the initial currency swap counterparty to the trust, for payment to the class A-7A noteholders, will be an annual rate of three-month EURIBOR plus 0.55%, which terms will continue to apply to the class A-7A notes in the event of a failed remarketing on the January 25, 2018 reset date.  See "Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures" in this remarketing prospectus.
In the event of a failed remarketing with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:
•	all holders will retain their notes;

•	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus 0.75%; and
•	the related reset period will be three months.
If there is a failed remarketing on the January 25, 2018 reset date, the class A-7A notes will continue to have an outstanding principal balance of €500,000,000.
Call Option.  Navient Corporation, or one of its wholly-owned subsidiaries, has the option to purchase each class of reset rate notes in its entirety as of any reset date.  If Navient Corporation, or one of its wholly-owned subsidiaries, exercises this right, the interest rate for that class of reset rate notes, which we refer to as the call rate, will be (1) for any class for which no related swap agreement was in effect during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect, or (2) for any class for which one or more related swap agreements were in effect during the previous reset period (as has been the case with respect to the current reset period for the class A-7A notes), an annual LIBOR-based interest rate equal to the weighted average of the floating rates of interest that the trust paid to the related swap counterparties hedging the currency and/or basis risk for the related notes during the preceding reset period.
The call rate will continue to apply for each reset period while Navient Corporation, or any subsidiary, retains that class of reset rate notes pursuant to its exercise of the related call option.  In either case, the next reset date for that class of reset rate notes will occur on the next distribution date.
Listing.  For so long as a class of reset rate notes is listed on the Luxembourg Stock Exchange, the administrator will notify the Luxembourg Stock Exchange of any exercise of the related call option and a notice will be published in a leading newspaper having general circulation in Luxembourg, which is expected to be Luxemburger Wort, and/or on the Luxembourg Stock Exchange's website at http://www.bourse.lu.
See "Description of the Notes—The Reset Rate Notes" in this remarketing prospectus for a more complete discussion of the remarketing process.
Denominations.  During any reset period when a class of reset rate notes is denominated in U.S. Dollars, they will be issued in minimum denominations of $250,000, and additional increments of $1.  During any reset period when a class of reset rate notes is denominated in a non-U.S. Dollar currency, they will be issued in minimum denominations of the applicable currency equivalent (approximately) of $250,000 and additional increments of the applicable currency equivalent of $1 (which will be determined by reference to the exchange rate to be set forth in the related currency swap agreement); provided, that during any reset period when a class of reset rate notes is denominated in Euros (as has been the case during the initial reset period with respect to the class A-7A notes), such notes will be issued in minimum denominations of €100,000 and additional increments of €1; and provided, further, that during any reset period when a class of reset rate notes is denominated in Pounds Sterling, such notes will be issued in minimum denominations of £100,000 and additional increments of £1.

The administrator will notify the Luxembourg Stock Exchange of the applicable exchange rate for the applicable class of reset rate notes and a notice containing that exchange rate will also be published in a leading newspaper having general circulation in Luxembourg, which is expected to be Luxemburger Wort, and/or on the Luxembourg Stock Exchange's website at http://www.bourse.lu.  The reset rate notes may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination.
The reset rate notes will only be available in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System.  You will not receive a certificate representing your reset rate notes except in very limited circumstances.
DATES
The closing date for the original offering was November 15, 2005.  We refer to this date as the closing date.
The statistical cutoff date for the original offering was October 24, 2005.  We refer to this date as the statistical cutoff date.
A distribution date for each class of notes is the 25th of each January, April, July and October.  If any January 25, April 25, July 25 or October 25 is not a business day, the distribution date will be the next business day.
Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.
Unless otherwise indicated, all information provided in this remarketing prospectus regarding the notes and the pool of trust student loans is presented as of December 31, 2017.  We refer to this date as the statistical disclosure date.
PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE REMAINING LIFE AND EXPECTED MATURITY OF THE CLASS A-7A NOTES
The projected weighted average remaining life to maturity for the class A-7A notes under various usual and customary prepayment scenarios may be found under "Prepayments, Extensions, Weighted Average Remaining Life and Expected Maturity of the Class A-7A Notes," attached as Exhibit I to this remarketing prospectus.
THE OTHER NOTES
On the closing date, the trust also issued its class A-1, class A-2, class A-3, class A-4, class A-5, class A-6, class A-7B and class B notes, as more specifically described below.
Floating Rate Class A Notes:
•	Class A-1 Student Loan-Backed Notes in the original principal amount of $233,000,000, none of which remain outstanding;
•	Class A-2 Student Loan-Backed Notes in the original principal amount of $446,000,000, none of which remain outstanding;
•	Class A-3 Student Loan-Backed Notes in the original principal amount of $240,000,000, none of which remain outstanding;
•	Class A-4 Student Loan-Backed Notes in the original principal amount of $563,000,000, none of which remain outstanding.
•	Class A-5 Student Loan-Backed Notes in the original principal amount of $278,962,000, none of which remain outstanding.

•	Class A-7B Student Loan-Backed Notes in the original principal amount of $380,000,000, and currently outstanding in the same amount.
Reset Rate Class A Notes:
•	Class A-6 Student Loan-Backed Notes in the original principal amount of €235,000,000, and currently outstanding in the amount of $136,705,331.78.
Class B Notes:
•	Class B Student Loan-Backed Notes in the original principal amount of $93,381,000, and currently outstanding in the amount of $53,811,479.12.
We sometimes refer to:
•	the floating rate class A notes and the reset rate notes collectively as the class A notes;
•	the floating rate class A notes and the class B notes as the floating rate notes;
•	the class A-6 notes and class A-7A notes, together, as the reset rate notes; and
•	the floating rate notes and the reset rate notes as the notes.
Interest Rates.  The outstanding floating rate notes bear interest at an annual rate equal to the sum of three-month LIBOR and the applicable spread listed in the table below:
Class	Spread
Class A-6	plus 0.55%
Class A‑7B	plus 0.16%
Class B	plus 0.30%

For all classes of floating rate notes, the administrator determines LIBOR as specified under  "Description of the Notes—The Notes—The Class A Notes—Distributions of Interest" in this remarketing prospectus.  For the floating rate notes, interest is calculated based on the actual number of days elapsed in each accrual period and a 360-day year.
The class A-6 notes had their initial reset date on October 25, 2012.  A failed remarketing was declared with respect to the October 25, 2012 reset date and each subsequent reset date until the April 25, 2013 reset date.  On that date, the class A-6 notes were reset until maturity at an annual rate of three-month LIBOR plus 0.55%.
ALL NOTES
Interest Payments.  Interest accrues on the outstanding principal balance of the notes during each accrual period and is payable on the related distribution date.
An accrual period for the floating rate notes begins on a distribution date and ends on the day before the next distribution date.
An accrual period for reset rate notes that bear a fixed rate of interest will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the current distribution date.
Principal Payments.  Principal is payable or allocable on each distribution date in an amount generally equal to (a) the principal distribution amount for that distribution date plus (b) any shortfall in the payment of principal as of the preceding distribution date.
Priority of Principal Payments.    We apply or allocate principal sequentially on each distribution date as follows:
• first, the class A noteholders' principal distribution amount:

•
to the class A-6 notes until their principal balance is reduced to zero; provided, that any payments due to the reset rate noteholders will be allocated to the accumulation account if the class A-6 notes are then structured not to receive a payment of principal until the end of the related reset period (as is currently the case); and then

•
pro rata, to the class A-7A and class A-7B notes until their principal balance is reduced to zero; provided that either (a) if the class A-7A notes are then denominated in a currency other than U.S. Dollars (as has been the case with respect to the initial reset period for the class A-7A notes), any payments due to the applicable reset rate noteholders will be made to the related currency swap counterparty or (b) if the class A-7A notes are then structured not to receive a payment of principal until the end of the related reset period, any payments due to the applicable reset rate noteholders will be allocated to the related accumulation account; and

•
second, on each distribution date on and after the stepdown date, and provided that no trigger event is in effect on such distribution date, the class B noteholders' principal distribution amount, to the class B notes, until their principal balance is reduced to zero.

For purposes of priority first above, if a class of reset rate notes is then bearing interest at a fixed rate, the outstanding principal balance of that class or its U.S. Dollar equivalent, as applicable, will be deemed to have been reduced by any amounts on deposit in the related accumulation account (exclusive of any investment earnings).
If any class of reset rate notes is structured not to receive a payment of principal until the end of the related reset period, principal payments will be allocated to the related accumulation account for such class of notes, where such funds will remain until the next related reset date for such class of notes.  However, if during a reset period any class of reset rate notes is denominated in a currency other than U.S. Dollars and one or more currency swap agreements are in effect relating to that class (as has been the case with respect to the current reset period for the class A-7A notes) (a) the amounts on deposit in the related accumulation account will be paid to the related currency swap counterparty, who will in turn pay to the trust, for payment to the holders of the related class of notes, the non-U.S. Dollar currency equivalent of those amounts received at the exchange rate set forth in the related currency swap agreements and (b) all amounts will be paid to the applicable noteholders on the second business day following the related reset date, together, with respect to the first reset date after such cross-currency swap agreements are entered into, with additional interest on the applicable principal balance at the related interest rate.
Payments or allocations of principal to the reset rate notes will be made pro rata among those classes based on their outstanding principal balances.
On each distribution date prior to the stepdown date, which occurred on the January 2011 distribution date, the class B notes were not entitled to any payments of principal.  On each distribution date on and after the stepdown date, provided that no trigger event is in effect, the class B notes will continue to be entitled to their pro rata share of principal, subject to the existence of sufficient available funds.
The class A noteholders' principal distribution amount is equal to the principal distribution amount times the class A percentage, which is equal to 100% minus the class B percentage.  The class B noteholders' principal distribution amount is equal to the principal distribution amount times the class B percentage.
The class B percentage was 0% prior to the stepdown date and will be 0% on every other distribution date if a trigger event is in effect.  On each other distribution date, the class B percentage is the percentage obtained by dividing:
•	the aggregate principal balance of the class B notes, by
•
the aggregate principal balance, or U.S. Dollar equivalent, of all outstanding notes less all amounts on deposit, exclusive of any investment earnings, in the accumulation account, in each case determined immediately prior to that distribution date.

A trigger event will be in effect on any distribution date if the outstanding principal balance of the notes, less any amounts on deposit in the accumulation account, exclusive of investment earnings and after giving effect to distributions to be made on that distribution date, would exceed the adjusted pool balance for that distribution date.
See "Description of the Notes—Distributions" in this remarketing prospectus for a more detailed description of principal payments.
Maturity Dates.
The class A-1 notes were repaid in full on the October 2006 distribution date.
The class A-2 notes were repaid in full on the October 2007 distribution date.
The class A-3 notes were repaid in full on the October 2009 distribution date.
The class A-4 notes were repaid in full on the July 2014 distribution date.
The class A-5 notes were repaid in full on the October 2016 distribution date.
Each class of outstanding notes will mature no later than the date set forth in the table below for that class:
Class	Maturity Date
Class A-6	October 26, 2026
Class A-7A	January 25, 2041
Class A-7B	January 25, 2041
Class B	January 25, 2041

The actual maturity of any class of outstanding notes could occur earlier if, for example:
•	there are prepayments on the trust student loans;
•
the servicer exercises its option to purchase all remaining trust student loans, which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance; or

•
the servicer has exercised its purchase option described above, the indenture trustee auctions the remaining trust student loans, which absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance.

The initial pool balance is equal to the sum of: (i) the pool balance as of the closing date and (ii) all amounts deposited into the supplemental purchase account and the add‑on consolidation loan account on the closing date.
Subordination of the Class B Notes.  Payments of interest on the class B notes will be subordinate to payments of interest on the class A notes and to certain trust swap payments due to any swap counterparty, if applicable.  In general, payments of principal of the class B notes will be subordinate to the payment of both interest on and principal of the class A notes, trust swap payments due to any swap counterparty and any deposits required to be made into any supplemental interest account or the investment reserve account.  See "Description of the Notes—The Notes— The Class B Notes—Subordination of the Class B Notes" in this remarketing prospectus.
Potential Future Interest Rate Cap Agreement.  At any time, at the written direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the "potential future interest rate cap agreement") with one or more eligible swap counterparties (collectively, the "potential future cap counterparty") to hedge some or all of the interest rate risk of the notes.  Any payment due by the trust to a potential future cap counterparty would be payable only out of funds available for distribution under clause (p)(1) of "Description of the Notes—Distributions—Distributions from the Collection Account" in this remarketing prospectus.  Any payments received from a potential future cap counterparty would be included in available funds.  It is not anticipated that the trust would be required to make any payments to any potential future cap counterparty under any potential future interest rate cap agreement other than an upfront payment and, in some circumstances, a termination payment.  See "Description of the Notes—Potential Future Interest Rate Cap Agreement" in this remarketing prospectus.
As of the January 25, 2018 reset date, the trust will not have entered into any potential future interest rate cap agreements.
Security for the Notes.  The notes are secured by the assets of the trust, primarily the trust student loans.
INDENTURE TRUSTEE AND PAYING AGENT
The trust issued the notes under an indenture dated as of November 1, 2005.  Under the indenture, Deutsche Bank National Trust Company acts as successor indenture trustee for the benefit of, and to protect the interests of, the noteholders and acts as paying agent for the notes.
LUXEMBOURG PAYING AGENT
As long as the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause one to be appointed.  Deutsche Bank Luxembourg S.A. acts as the Luxembourg paying agent with respect to any of the notes listed on the Official List of the Luxembourg Stock Exchange and traded on the Luxembourg Stock Exchange's Euro MTF Market.
ELIGIBLE LENDER TRUSTEE
The trust was created under a trust agreement dated as of October 25, 2005.  Deutsche Bank Trust Company Americas, a New York banking corporation, is the successor eligible lender trustee under the trust agreement.  It holds legal title to the assets of the trust.
DELAWARE TRUSTEE
BNY Mellon Trust of Delaware (formerly known as BNYM (Delaware)), a Delaware banking corporation, is the Delaware trustee.  The Delaware trustee acts in the capacities required under the Delaware Statutory Trust Act and under the trust agreement.  Its principal Delaware address is 100 White Clay Center, Suite 102, Newark, Delaware 19711.
REMARKETING AGENTS
The remarketing agents will be entitled to a fee on each reset date in connection with a successful remarketing of the class A-7A notes from amounts on deposit in the remarketing fee account.  In connection with a successful remarketing of the class A-7A notes on the January 25, 2018 reset date, the remarketing agents will be paid a remarketing fee by the trust in an amount not to exceed $2,091,250.  As of the October 2017 distribution date, there was $2,091,250.00 on deposit in the remarketing fee account. The trust will also reimburse the remarketing agents, on a subordinated basis, for certain out-of-pocket expenses incurred in connection with each reset date.
ADMINISTRATOR AND SPONSOR
Navient Solutions, LLC (formerly known as Navient Solutions, Inc.) is the sponsor of the trust and acts as the administrator of the trust under an administration agreement dated as of the closing date.  Navient Solutions, LLC is a Delaware limited liability company and a wholly-owned subsidiary of Navient Corporation.  Subject to certain conditions, Navient Solutions, LLC may transfer its obligations as administrator to an affiliate.
INFORMATION ABOUT THE TRUST
The trust is a Delaware statutory trust.
The only activities of the trust that are currently permitted are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes, entering into any required swap agreements or potential future interest rate cap agreements and making payments thereunder and other related activities.  See "The Trust—General" in this remarketing prospectus.
Navient Funding, LLC, as depositor, after acquiring the student loans from one of VG Funding LLC ("VG Funding") or Navient Credit Finance Corporation (formerly known as SLM Education Credit Finance Corporation) ("Navient CFC") under separate purchase agreements, sold them to the trust under a sale agreement (we sometimes refer to Navient CFC and VG Funding as the "sellers"), each dated as of the closing date.  The depositor is a limited liability company of which Navient CFC is the sole member.  Chase Manhattan Bank USA, National Association, as interim eligible lender trustee, initially held legal title to the student loans for the depositor under an interim trust arrangement prior to their transfer to the trust and then as eligible lender trustee for the benefit of the trust under the trust agreement.  Deutsche Bank Trust Company Americas now serves as successor interim eligible lender trustee on behalf of the depositor and successor eligible lender trustee on behalf of the trust.
Its Assets
The assets of the trust include:
•	the trust student loans;
•	collections and other payments on the trust student loans;
•
funds it currently holds or will hold from time to time in its trust accounts, including the collection account; the reserve account; any accumulation account; any supplemental interest account; any investment reserve account; any investment premium purchase account; the remarketing fee account; the Euro account; and if any class of reset rate notes is denominated in a currency other than U.S. Dollars or Euros, a currency account;
•
its rights under the transfer and servicing agreements, including the right to require VG Funding (or Navient Solutions, LLC, as servicer, acting on its behalf), Navient CFC, the depositor or the servicer to repurchase trust student loans from it or to substitute loans under certain conditions;

•	its rights under any swap agreement or potential future interest rate cap agreement, as applicable; and
•	its rights under the guarantee agreements with guarantors.
The rest of this section describes the trust student loans and trust accounts more fully.
Trust Student Loans.  The trust student loans are education loans to students and parents of students made under the Federal Family Education Loan Program, known as the FFELP.  All of the trust student loans are consolidation loans.
Consolidation loans are used to combine a borrower's obligations under various federally authorized student loan programs into a single loan.  See "Appendix A—Federal Family Education Loan Program" in this remarketing prospectus.
The trust student loans were selected from student loans owned by Navient CFC or VG Funding, or their affiliates, based on the criteria established by the depositor, as described in this remarketing prospectus.
Guaranty agencies described in this document guarantee all of the trust student loans.  They are also reinsured by the United States Department of Education (which we refer to as the Department of Education).
Initial Trust Student Loans.  The initial trust student loans had a pool balance of approximately $3,001,136,238 as of the original cutoff date.  On the closing date, $9,818,772.66 was deposited into the supplemental purchase account and during the supplemental purchase period, $9,696,783.54 aggregate principal balance of trust student loans was added to the pool balance through the purchase of additional student loans using funds on deposit in the supplemental purchase account.  On the closing date, $20,000,000 was deposited into the add-on consolidation loan account and during the consolidation loan add-on period, $14,693,257.09 aggregate principal balance of trust student loans was added to the pool balance through the purchase of add-on consolidation loans using funds on deposit in the add-on consolidation loan account.  The trust student loans have a pool balance of approximately $1,139,826,397 as of the statistical disclosure date.
As of the statistical disclosure date, (i) the weighted average annual borrower interest rate of the trust student loans was approximately 3.94% and (ii) the weighted average remaining term of the trust student loans to scheduled maturity was approximately 197 months.
Special allowance payments on 0.55% of the trust student loans by principal balance (as of the statistical disclosure date) are based on the 91-day treasury bill rate. Special allowance payments on 96.59% of the trust student loans by principal balance (as of the statistical disclosure date) are based on the one-month LIBOR rate.

Approximately 2.86% of the trust student loans by principal balance (as of the statistical disclosure date) are segments of consolidation loans that have a variable rate of interest that is not subject to any cap on the interest rate and that is not eligible to receive special allowance payments or interest subsidy payments.

For more details concerning the trust student loans, see "Annex A—The Trust Student Loan Pool" attached to this remarketing prospectus.
Collection Account. The administrator established and maintains the collection account as an asset of the trust in the name of the indenture trustee.  The administrator will deposit collections on the trust student loans, interest subsidy payments and special allowance payments into the collection account, as described in this remarketing prospectus.
Reserve Account.    The administrator established and maintains the reserve account as an asset of the trust in the name of the indenture trustee.  As of the October 2017 distribution date, the amount on deposit in the reserve account was $4,531,704.00.  Funds in the reserve account may be replenished on each distribution date by additional funds available from the trust after all prior required distributions have been made.  See "Description of the Notes—Distributions."
Amounts in the reserve account in excess of the specified reserve account balance (as described below) on any distribution date, after the payments described below, will be deposited into the collection account for distribution on that distribution date.
The specified reserve account balance is the amount required to be maintained in the reserve account.  The specified reserve account balance for any distribution date will be equal to the greater of:
•	0.25% of the pool balance at the end of the related collection period and
•	$4,531,704.00.
The specified reserve account balance will be subject to adjustment as described in this remarketing prospectus.  In no event will it exceed the outstanding principal balance of the notes, less all amounts then on deposit in the accumulation account (exclusive of investment earnings), if any.

The reserve account will be available to cover any shortfalls in payments of the primary servicing fee, the administration fee, the remarketing fees, if any, the class A noteholders' interest distribution amount (but only up to an annual interest rate equal to three-month EURIBOR plus 0.55% in the case of the class A-7A notes), the class B noteholders' interest distribution amount, and payments due to any swap counterparty in respect of interest and certain swap termination payments.  As of the October 2017 distribution date, amounts on deposit in the reserve account have not been required for these purposes.
In addition, the reserve account will be available:
•
on the related maturity date for each class of class A notes and upon termination of the trust, to cover shortfalls in payments of the class A noteholders' principal and accrued interest to the related class of notes; and

•	on the class B maturity date and upon termination of the trust, to cover shortfalls in payments of the class B noteholders' principal and accrued interest, any carryover servicing fees, any remaining swap termination payments and remarketing fees and expenses.
The reserve account enhances the likelihood of payment to noteholders.  In certain circumstances, however, the reserve account could be depleted.  This depletion could result in shortfalls in distributions to noteholders.
If the market value of the reserve account, together with amounts on deposit in the supplemental interest account on any distribution date, is sufficient to pay the remaining principal (for such purpose, as reduced by all amounts, other than investment earnings, on deposit in the accumulation account) and interest accrued on the notes and any carryover servicing fee, amounts on deposit in those accounts will be so applied on that distribution date.  See "Description of the Notes—Credit Enhancement—Reserve Account" in this remarketing prospectus.
Capitalized Interest Account.  All funds on deposit in the capitalized interest account that was created and funded on the closing date were transferred to the collection account on the January 2007 distribution date.  No additional sums were subsequently or will be deposited into this account.
Remarketing Fee Account.  The administrator established and maintains a remarketing fee account as an asset of the trust in the name of the indenture trustee, for the benefit of the remarketing agents and the class A noteholders.  On the October 2011 distribution date, which was the distribution date one year prior to the initial reset date for the class A-7A notes, the trust began to deposit into the remarketing fee account available funds up to the related quarterly required amount.  The trust is required to make such deposits on each related distribution date until the balance on deposit in the remarketing fee account reaches the targeted level for the related reset date, prior to the payment of interest on the notes.  As of the January 25, 2018 reset date, the required amount for this account will not exceed $2,091,250.  As of the October 2017 distribution date, there was $2,091,250.00 on deposit in the remarketing fee account.
Investment earnings on deposit in the remarketing fee account are withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date.  In addition, if on any distribution date, a class A note interest shortfall would exist, or if on the maturity date for any class of class A notes, available funds would not be sufficient to reduce the principal balance of that class to zero, the amount of that class A note interest shortfall or principal deficiency, as applicable, may be withdrawn from the remarketing fee account and used for payment of interest or principal on the class A notes, to the extent sums are on deposit in that account.  See "Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures" in this remarketing prospectus.
Accumulation Account.  The administrator established or will establish and maintains or will maintain in the name of the indenture trustee a separate accumulation account for the benefit of either class of reset rate notes, generally, whenever such class bears interest at a fixed rate or bears interest at a floating rate but is structured not to receive a payment of principal until the end of the related reset period.  With respect to each such class for the related reset period, on each distribution date, the indenture trustee will deposit any payments of principal allocated to that class, in U.S. Dollars, into the related accumulation account.  All sums, exclusive of investment earnings, will be paid either:
•
if the applicable class of reset rate notes is then denominated in U.S. Dollars, on the next related reset date to the noteholders of that class, after all other required distributions have been made on that reset date; or

•
if the applicable class of reset rate notes is then denominated in a non-U.S. Dollar currency (as has been the case during the initial reset period with respect to the class A-7A notes), on or about the next related reset date, to the related currency swap counterparties (which counterparties will in turn pay the applicable currency equivalent of such amounts to the trust, for payment to the related noteholders on the second business day following such reset date), after all other required distributions have been made on that reset date.

Amounts on deposit in the accumulation account, exclusive of investment earnings, may be used only to pay principal to the related class of reset rate notes (or to the related swap counterparties, if applicable) and for no other purpose.  Investment earnings on amounts on deposit in the accumulation account will be withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date.
Amounts on deposit in the accumulation account may be invested in eligible investments that can be purchased at a price equal to par, at a discount, or at a premium.  Eligible investments may be purchased at a premium over par only if there are sufficient amounts on deposit in the investment premium purchase account described below to pay the amount of the purchase price in excess of par.
As of the October 2017 distribution date, there were no funds on deposit in any accumulation account for any class of reset rate notes.
Investment Premium Purchase Account.  The administrator established and maintains, in the name of the indenture trustee, an investment premium purchase account. On each distribution date when funds are deposited into an accumulation account, the indenture trustee will be required to deposit, subject to sufficient available funds, an amount generally equal to 1.0% of the amount deposited into the accumulation account into the investment premium purchase account (together with any carryover amounts from previous distribution dates if there were insufficient available funds on any previous distribution date to make the required deposits in full).
Amounts on deposit in the investment premium purchase account may be used from time to time to pay amounts in excess of par on eligible investments purchased with funds on deposit in the accumulation account.  Amounts not used to pay such premium purchase amounts will become a part of available funds on future distribution dates pursuant to a formula set forth in the administration agreement.
As of the October 2017 distribution date there were no amounts on deposit in the investment premium purchase account.
Investment Reserve Account.  The administrator established and maintains, in the name of the indenture trustee, an investment reserve account.  On any distribution date, and to the extent of available funds, if the ratings of any eligible investments related to an accumulation account have been downgraded by one or more rating agencies, the indenture trustee will deposit into the investment reserve account an amount, if any, to be set by each applicable rating agency in satisfaction of the rating agency condition, which amount will not exceed the amount of the unrealized loss on the related eligible investments.  On each distribution date, all amounts on deposit in the investment reserve account either will be withdrawn from the investment reserve account and deposited into the accumulation account in an amount required to offset any realized losses on eligible investments related to the accumulation account, or will be deposited into the collection account to be included in available funds on that distribution date.
As of the October 2017 distribution date there were no amounts on deposit in the investment reserve account.
Supplemental Interest Account.  The administrator will establish and maintain, in the name of the indenture trustee, a supplemental interest account with respect to the accumulation account for a class of reset rate notes.
On each distribution date when amounts are deposited into or are on deposit in the accumulation account for a class of reset rate notes, the indenture trustee, subject to sufficient available funds, will deposit into the supplemental interest account an amount sufficient to pay either to the reset rate noteholders or to each swap counterparty, as applicable, the floating rate payments due to the reset rate noteholders or the swap counterparty, as applicable, through the next distribution date at the related LIBOR-based floating rate on all amounts on deposit in the accumulation account, after giving effect to an assumed rate of investment earnings on that account.
All amounts on deposit in the supplemental interest account will be withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date.
As of the October 2017 distribution date there were no amounts on deposit in the supplemental interest account.
Euro Account.  The administrator established and maintains a Euro account as an asset of the trust in the name of the indenture trustee, for the benefit of the reset rate noteholders, during any reset period when the reset rate notes are denominated in Euros (as has been the case during, with respect to the class A-7A notes, the current reset period and, with respect to the class A-7A notes, their initial reset period).  Any payments received in Euros from a swap counterparty will be deposited into the Euro account, as described in this remarketing prospectus.
Other Currency Accounts.  If a class of reset rate notes is denominated in a currency other than U.S. Dollars or Euros during any related reset period and the administrator has not previously established a currency account for the applicable currency, then the administrator will establish and maintain a currency account for the applicable currency in the name of the indenture trustee, for the benefit of the related noteholders.  Any payments received from a swap counterparty in a currency other than U.S. Dollars will be deposited into such a currency account.
INITIAL CURRENCY SWAP AGREEMENTS
On the closing date, the trust entered into initial currency swap agreements with each of Credit Suisse First Boston International and Deutsche Bank AG, New York Branch as the initial class A-6 currency swap counterparty and class A-7A currency swap counterparty, respectively, to hedge the currency exchange risk that resulted from:
•	the payment of principal and interest in Euros by the trust to the class A‑6 and class A‑7A noteholders during the related applicable reset periods; and
•	the required payment in Euros to the class A-6 and class A-7A noteholders upon the first successful remarketing of the applicable class of reset rate notes.
The initial class A-6 currency swap agreement terminated in accordance with its terms on April 25, 2013.
The initial class A-7A currency swap agreement will terminate in accordance with its terms on the earliest to occur of:
•	the first reset date on which there is a successful remarketing of the class A-7A notes;
•	the reset date on which the call option is exercised;
•	the distribution date on which the outstanding principal balance of the class A-7A notes is reduced to zero; or
•	January 25, 2041 (which is the maturity date of the class A-7A notes).
Other than the initial class A-7A currency swap agreement, the trust may not enter into additional swap agreements with respect to the class A-7A notes unless each rating agency then rating the notes confirms its then-current ratings of the class A-7A notes and, with respect to any currency swap agreements, certain additional criteria are satisfied (for a description of such criteria, see "Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode," "—Floating Rate Mode" and "—Fixed Rate Mode" in this remarketing prospectus).
If the class A-7A notes are successfully remarketed on the January 25, 2018 reset date, the initial class A-7A currency swap agreement will terminate in accordance with its terms on that date.
ADMINISTRATION OF THE TRUST
Distributions
Navient Solutions, LLC, as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account and the various accounts described above. These funds will be applied on or before each applicable distribution date generally as shown in the chart on the following page. Funds on deposit in the collection account and, to the extent required, the reserve account will be applied monthly to the payment of the primary servicing fee.
See "Description of the Notes— Distributions" in this remarketing prospectus for a more detailed description of distributions.

COLLECTION ACCOUNT
1st
SERVICER
(Primary Servicing Fee)
2nd
ADMINISTRATOR
(Administration Fee)
3rd
REMARKETING FEE ACCOUNT
(Quarterly Funding Amount)
4th
(pro rata)
CLASS A NOTEHOLDERS
(Class A Noteholders' Interest Distribution Amount)
SWAP COUNTERPARTIES
(Floating rate interest payments due from the trust, if any)
SWAP COUNTERPARTIES
(Certain Swap Termination Payments, if any)
5th
CLASS B NOTEHOLDERS
(Class B Noteholders' Interest Distribution Amount)
first, to the class A-5 notes until paid in full, then to the class A-6 notes, until paid in full, and then, pro rata, to the class A-7A and class A-7B notes until each such class is paid in full (subject, with respect to the class A-6 and class A-7A notes, to certain amounts being deposited into any related accumulation account or paid to any currency swap counterparties, in each case, to the extent applicable)
6th
CLASS A NOTEHOLDERS
(Class A Noteholders' Principal Distribution Amount)
7th
SUPPLEMENTAL INTEREST ACCOUNTS
(Supplemental Interest Account Deposit Amounts, if any)
8th
INVESTMENT RESERVE ACCOUNTS
(Investment Reserve Account Required Amounts, if any)
9th
CLASS B NOTEHOLDERS
(Class B Noteholders' Principal Distribution Amounts)
10th
RESERVE ACCOUNT
(Amount, if any, necessary to reinstate the reserve account balance to the Specified Reserve Account Balance)
11th
INVESTMENT PREMIUM PURCHASE ACCOUNT
(Investment Premium Purchase Account Deposit Amounts, if any)
12th
SERVICER
(Carryover Servicing Fee, if any)
13th
SWAP COUNTERPARTIES
(Remaining Swap Termination Payments, if any
14th
REMARKETING AGENTS OR ADMINISTRATOR
(Any amounts with respect to remarketing fees not paid from amounts on deposit in the remarketing fee account)
15th
REMARKETING AGENTS OR ADMINISTRATOR
(Certain expenses related to the remarketing of the reset rate notes)
16th
EXCESS DISTRIBUTION CERTIFICATEHOLDER
(Any remaining amounts)

 Transfer of the Assets to the Trust
Under a sale agreement, the depositor sold the trust student loans to the trust, with the eligible lender trustee holding legal title to the trust student loans.
If the depositor breaches a representation under the sale agreement regarding a trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.
Each seller has similar obligations under the related purchase agreement.  See "Transfer Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers" in this remarketing prospectus.
Servicing of the Assets
Under a servicing agreement, Navient Solutions, LLC, as servicer, is responsible for servicing, maintaining custody of and making collections on the trust student loans.  It also bills and collects payments from the guaranty agencies and the Department of Education.  See "Servicing and Administration—Servicing Procedures" and "—Administration Agreement" in this remarketing prospectus.
The servicer manages and operates the loan servicing functions for the Navient Corporation family of companies.  The servicer may enter into subservicing agreements with respect to some or all of its servicing obligations, but these arrangements will not affect the servicer's obligations to the trust.  Under some circumstances, the servicer may transfer its obligations as servicer.
If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach.  See "The Trust Student Loan Pool—Cure Period for Trust Student Loans" in this remarketing prospectus.
Compensation of the Servicer
The servicer receives two separate fees: a primary servicing fee and a carryover servicing fee.
The primary servicing fee for any month is equal to 1/12th of an amount not to exceed 0.50% of the outstanding principal amount of the trust student loans.
The primary servicing fee is payable in arrears out of available funds and amounts on deposit in the reserve account on the 25th day of each month, or if the 25th day is not a business day, then on the next business day.  Fees are calculated as of the first day of the preceding calendar month.  Fees include amounts from any prior monthly servicing payment dates that remain unpaid.
The carryover servicing fee is payable to the servicer on each distribution date out of available funds.
The carryover servicing fee is the sum of:
•	the amount of specified increases in the costs incurred by the servicer;
•	the amount of specified conversion, transfer and removal fees;
•	any amounts described in the first two bullets that remain unpaid from prior distribution dates; and
•	interest on any unpaid amounts.

See "Servicing and Administration—Servicing Compensation" in this remarketing prospectus.
TERMINATION OF THE TRUST
The trust will terminate upon:

•	the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and
•	the payment of all amounts required to be paid to the noteholders.
See "Transfer Agreements—Termination" in this remarketing prospectus.
Optional Purchase
The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date when the pool balance is 10% or less of the initial pool balance.
The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in any accumulation account.  The purchase price will equal the amount required to prepay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but will not be less than a prescribed minimum purchase amount.
This prescribed minimum purchase amount is the amount that would be sufficient to:
•	pay to noteholders the interest payable on the related distribution date; and
•	reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero, taking into account all amounts then on deposit in any accumulation account.
For these purposes, if any class of reset rate notes:
•
is then structured not to receive a payment of principal until the end of the related reset period, the outstanding principal balance of the class A-7A notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the related accumulation account; and/or

•
is then denominated in a non-U.S. Dollar currency, the U.S. Dollar equivalent of the then-outstanding principal balance of the class A-7A notes will be determined based upon the exchange rate provided for in the related currency swap agreement or agreements.

The pool balance as of the statistical disclosure date is approximately 37.73% of the initial pool balance.
Auction of Trust Assets
The indenture trustee will offer for sale all remaining trust student loans on the first distribution date on which the pool balance is less than or equal to 10% of the initial pool balance.
The trust auction date will be the third business day before the related distribution date.  An auction will be consummated only if the servicer has first waived its optional purchase right as described under "—Optional Purchase" above.  The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans.  The depositor and its affiliates, including Navient CFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans.  The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.
If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:
•	the minimum purchase amount described under "—Optional Purchase" above (plus any amounts owed to the servicer as carryover servicing fees); and
•	the fair market value of the trust student loans as of the end of the related collection period.
If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale.  The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including any of the original underwriters of the notes, or the administrator, to determine if the fair market value of the trust student loans has been offered.  See "Description of the Notes—Auction of Trust Assets" in this remarketing prospectus.
The net proceeds of any auction sale, plus all amounts (exclusive of investment earnings) then on deposit in the accumulation account, will be used to retire any outstanding notes on the related distribution date.
If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer's waiver of its option to purchase remaining trust student loans.
If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments or allocations of note principal.
The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or on subsequent distribution dates.
See "Description of the Notes—Auction of Trust Assets" in this remarketing prospectus.
TAX CONSIDERATIONS
Subject to important considerations described in this remarketing prospectus:
•	Federal tax counsel for the trust is of the opinion that the class A-7A notes will be characterized as debt for federal income tax purposes.
•
Federal tax counsel for the trust is of the opinion that the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

•	For U.S. federal income tax purposes, the remarketing of the class A-7A notes will likely be treated as a retirement and reissuance of notes, in light of the mandatory tender and various other remarketing terms facilitated by the initial class A-7A currency swap agreement.
•
Delaware tax counsel for the trust is of the opinion that the same characterizations will apply for Delaware state income tax purposes as for federal income tax purposes and that noteholders who were not otherwise subject to Delaware taxation on income would not become subject to Delaware taxation as a result of their ownership of notes.

See "U.S. Federal Income Tax Consequences" in this remarketing prospectus.
ERISA CONSIDERATIONS
Subject to important considerations and conditions described in this remarketing prospectus, the class A-7A notes may, in general, be purchased by or on behalf of an employee benefit plan, including an insurance company general account, only if:
•
an exemption from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, applies, so that the purchase or holding of the class A-7A notes will not result in a non-exempt prohibited transaction and certain other requirements, if applicable, are satisfied as set forth in "ERISA Considerations" in this remarketing prospectus; and

•	the purchase or holding of the class A-7A notes will not cause a non-exempt violation of any substantially similar federal, state, local or foreign laws.

See "ERISA Considerations" in this remarketing prospectus for additional information concerning the application of ERISA.
RATINGS
The class A-7A notes are currently rated by three ratings agencies.  A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity.  See "Ratings" in this remarketing prospectus.
CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS
The issuing entity will be relying on an exclusion or exemption from the definition of "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity, as structured, does not constitute a "covered fund" for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this remarketing prospectus).  See "Certain Investment Company Act Considerations" in this remarketing prospectus for more information.
LISTING INFORMATION
The class A-7A notes are currently listed on the Luxembourg Stock Exchange.  You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the notes, for additional information regarding their status.  You can contact the listing agent at 2 Boulevard Konrad Adenauer L-1115, Luxembourg.
So long as the class A-7A notes are listed on the Luxembourg Stock Exchange, and its rules so require, notices relating to that class of notes, including if any of such class is delisted, will be published in a leading newspaper having general circulation in Luxembourg, which is expected to be Luxemburger Wort and/or on the Luxembourg Stock Exchange's website at:  http://www.bourse.lu.
The class A-7A notes are currently able to be cleared and settled through Clearstream, Luxembourg and Euroclear.
RISK FACTORS
Some of the factors you should consider before making an investment in the class A-7A notes are described in this remarketing prospectus under "Risk Factors."
IDENTIFICATION NUMBERS
The class A-7A notes have the following identification numbers:
Rule 144A CUSIP Number:
•	78442G RA 6
Regulation S CUSIP Number:

•	U8282L AA0
International Securities Identification Numbers (ISIN):

•	U.S. Rule 144A Global Note: US78442GRA66

•	Non-U.S. Rule 144A Global Note: XS0235359048

•	Regulation S Global Note: USU8282LAA09
European Common Codes:

•	Non-U.S. Rule 144A Global Note: 023535904

•	Regulation S Global Note: 175147594

RISK FACTORS
You should carefully consider the following risk factors in order to understand the structure and characteristics of the class A-7A notes and the potential merits and risks of an investment in the class A-7A notes.  Potential investors must review and become familiar with the following risk factors in deciding whether to purchase the class A-7A notes.  All of these risk factors could affect your investment in or return on the class A-7A notes.
General Risks

Federal Financial Regulatory Legislation Could Have An Adverse Effect On Navient Corporation, The Sponsor, The Servicer, The Depositor, The Sellers And The Trust, Which Could Result In Losses Or Delays In Payments On Your Notes

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") to reform and strengthen supervision of the U.S. financial services industry.  The Dodd-Frank Act represents a comprehensive change to existing laws, imposing significant new regulation on almost every aspect of the U.S. financial services industry.

The Dodd-Frank Act has resulted in significant new regulation in key areas of the business of Navient Corporation, the parent of Navient Solutions, LLC and Navient Funding, LLC, and its affiliates and the markets in which Navient Corporation, the sponsor and their affiliates operate.  Pursuant to the Dodd-Frank Act, Navient Corporation and many of its subsidiaries are subject to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB").  The CFPB has substantial power to define the rights of consumers and the responsibilities of certain institutions, including Navient Corporation's education loan servicing business.  In addition, the CFPB has the authority to bring enforcement actions against student lenders and student loan servicers for violations of federal consumer protection regulations and with respect to acts or practices that the CFPB determines to be unfair, deceptive or abusive.

It is likely that operational expenses of Navient Corporation, the sponsor or their affiliates will increase if new or additional compliance requirements under the Dodd-Frank Act are imposed on their operations and their competitiveness could be significantly affected if they are subjected to supervision and regulatory standards not otherwise applicable to their competitors

The Bankruptcy Of The Depositor, Navient CFC Or Any Other Seller Could Delay Or Reduce Payments On Your Notes
We have taken steps to assure that the voluntary or involuntary application for relief by the depositor, Navient CFC, which is the sole member of the depositor, or any other applicable seller under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the trust with those of the depositor, Navient CFC and the other sellers. However, we cannot guarantee that the activities of the depositor, the sellers, the sponsor or the trust will not result in a court concluding that the trust's assets and liabilities should be consolidated with those of the depositor, Navient CFC or any other seller in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the notes or reductions in these amounts could result.

Navient CFC, the other sellers of the student loans and the depositor intend that each transfer of student loans to the trust will constitute a true sale. If such transfer constitutes a true sale, the student loans and their proceeds would no longer be considered property of the depositor, Navient CFC or the other sellers should any such seller become subject to an insolvency law.

If the depositor, Navient CFC or any other seller were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans from the related seller to the depositor should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the notes could occur.

In addition, if the court ruled in favor of this position, reductions in the amount of payments on the notes could result.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes
In the event of a default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator (including the FDIC) may have the power to prevent any of the servicer, the trust, indenture trustee or the noteholders, as applicable, from appointing a successor servicer and delays in the collection of payments on the trust student loans may occur.  It may also be difficult to find a third party to act as successor servicer, and the issuing entity may have to increase the servicing fee in order to obtain such successor servicer.  Any resulting delay in the collection of payments on the affected trust student loans may delay or reduce payments to noteholders. In addition, in the event of an insolvency or a bankruptcy of the servicer, a court, conservator, receiver or liquidator may permit the servicer to assign its rights and obligations as servicer to a third party without complying with the provisions of the transaction documents.

Risks Related to the Notes

Because The Notes May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Your Investment That You Expected	The notes may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on your investment that you expected.

The Notes Are Not Suitable Investments For All Investors
The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of such an investment, as well as the interaction of these factors.

Sequential Payment Of The Notes Results In A Greater Risk Of Loss
Holders of the class A-7A notes bear a greater risk of loss than do holders of the class A-6 notes because no principal will be paid to any class A-7A noteholders until the class A-6 notes have been paid in full.  If a failed remarketing occurs, the reset rate notes would become subject to the failed remarketing rate, which may be higher than the interest rate that would otherwise be applicable to such class of notes.  This would reduce the amount of available funds to pay interest on other classes of notes and principal on the reset rate notes.  In that case, or if prepayments are much higher than anticipated, or if losses on the trust student loans are greater than expected, you may suffer a loss.

Illiquid Market Conditions May Occur From Time To Time
From time to time, the secondary market for your class A-7A notes may be adversely affected by periods of general market illiquidity or by events in the global financial markets in general or in the securitization market in particular.  Accordingly, you may not be able to sell your class A-7A notes when you want to do so or you may be unable to obtain the price that you wish to receive for your class A-7A notes and, as a result, you may suffer a loss on your investment.

One example of an event that could impact the liquidity of your class A-7A notes is that certain rating agencies have published new methodologies for rating asset-backed securities secured by pools of FFELP loans ("FFELP ABS").  As a result, those rating agencies have reviewed the ratings of outstanding FFELP ABS, and the ratings on some outstanding FFELP ABS have been, or may be, revised.  Secondary market trading for all FFELP ABS, including your class A-7A notes, could be negatively impacted by any actual or anticipated ratings actions with respect to other outstanding FFELP ABS.

Additionally, recent events in the global financial markets may cause a reduction of liquidity in the secondary market for your class A-7A notes.  Specifically, uncertainty surrounding the exit of the United Kingdom or any other country from the European Union or the abandonment by any country of the Euro would likely have a destabilizing effect on Eurozone countries and their economies and may have an adverse effect on the global economy as a whole.

The Issuing Entity Will Have Limited Assets From Which To Make Payments On The Notes, Which May Result In Losses
The issuing entity will not have, nor will it be permitted to have, significant assets or sources of funds other than the pool of trust student loans and the related guarantee agreements.  The issuing entity will also have a reserve account established in the issuing entity's name.

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, as applicable, and, if available, amounts on deposit in the trust accounts described above, and overcollateralization to repay your notes.  If these sources of funds are unavailable or insufficient to make payments on your notes, you may experience a loss on your investment.

Your Notes May Have A Degree Of Basis Risk, Which Could Compromise The Trust's Ability To Pay Principal Of And Interest On Your Notes
There may be a degree of basis risk associated with the class A-7A notes.  There is a risk that shortfalls might occur because, among other things, while the effective interest rates of the trust student loans adjust on the basis of specified indices and those of the notes adjust on the basis of a different index or, with respect to any class of reset rate notes at a time when such notes are in fixed rate mode, do not adjust at all.  If a shortfall were to occur, the trust's ability to pay principal of and/or interest on the notes could be compromised.  See "Annex A—The Trust Student Loan Pool—Composition of the Trust Student Loans as of the Statistical Disclosure Date" in this remarketing prospectus which specifies the percentages of trust student loans that adjust based on LIBOR or the 91-day Treasury bill rate, as applicable.

You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Notes
Asset-backed notes usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral.  As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the notes. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the notes.

Withdrawal Or Downgrade Of Ratings May Decrease The Prices Of Your Notes
A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing.  A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed.  A subsequent downgrade in the rating on your notes is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

A Conflict Of Interest May Exist Between The Rating Agencies Engaged To Rate The Notes And The Transaction Parties
The SEC has taken the position that being paid by the sponsor, issuer or an underwriter to issue and/or maintain a credit rating on asset backed securities may create a conflict of interest for rating agencies, and that this potential conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to such rating agencies.  Potential investors in the class A-7A notes should make their own determinations regarding whether such a conflict of interest actually exists, whether any such potential conflict of interest impacts a rating from any retained rating agency and the weight given to any particular rating in making an investment decision in the class A-7A notes.

A Further Lowering Of The Credit Rating Of The United States of America May Adversely Affect The Market Value Of Your Notes
The credit rating of the United States may potentially be downgraded by one or more nationally recognized statistical rating organizations (an "NRSRO") within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended.  The impact of any such potential downgrades is unknown, and depending on any lowered rating assigned, the stated reasons for a lower rating and other factors, the liquidity, market value and regulatory characteristics of your notes could be materially and adversely affected.

Certain Actions Can Be Taken Without Noteholder Approval
The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of a confirmation from each of the rating agencies that the then-current ratings assigned by the rating agencies then rating the notes will not be downgraded or withdrawn by those actions. In this event, such actions may be taken without the consent of noteholders.

LIBOR Manipulation Claims And Recent Announcements By The United Kingdom Financial Conduct Authority Regarding Changes To, Or Elimination Of, LIBOR May
The interest rate on the notes is based on a spread over one-month LIBOR, as set forth on the cover of this remarketing prospectus and the special allowance payments on certain of the trust student loans are based on one-month LIBOR.  The London Interbank Offered Rate, or LIBOR, serves as a global benchmark for home mortgages, student loans and what various issuers pay to borrow

Affect The Interest Rate On Your Notes
money.  Certain financial institutions have been accused by various regulators of manipulating LIBOR, and have been alleged to have altered costs when reporting them to regulators.  In addition to such regulatory investigations, lawsuits have been filed in the United States District Court for the Southern District of New York seeking damages for losses arising from alleged LIBOR manipulation.  While certain causes of action with respect to such lawsuits have been dismissed or settled, others continue to be litigated.

It is unknown at this time what effect, if any, these investigations or any related litigation will have on the use of LIBOR as a global benchmark going forward. We cannot provide any assurances that the rate-setting process for LIBOR will not be affected by conduct similar to what has been alleged in the future, or that the investigations into the rate-setting process will not result in changes in the process used to determine LIBOR that could adversely affect the interest rate on your notes or that could result in a disruption in the rate-setting process.

In addition, on July 27, 2017, the Chief Executive Officer of the United Kingdom Financial Conduct Authority (the "FCA") announced that by the end of 2021 (the "London Interbank Offered Rate Phase-Out Date"), LIBOR would no longer be sustained through the FCA's efforts to compel banks' participation in setting the benchmark. In the announcement, the Chief Executive Officer of the FCA stated that the London interbank market is no longer sufficiently active to determine reliable rates.  The FCA's intention is that after 2021, it will no longer be necessary for the FCA to ask, or to require, banks to submit contributions to LIBOR. The FCA does not intend to sustain LIBOR through using its influence or legal powers beyond that date.  It is possible that the ICE Benchmark Administration Limited (the "IBA"), which took over administration of LIBOR on February 1, 2014, and the panel banks could continue to produce LIBOR on the current basis after 2021, if they are willing and able to do so, but we cannot assure you that LIBOR will survive in its current form, or at all. Following the London Interbank Offered Rate Phase-Out Date or in the event of any other disruption in the London interbank market, we refer you to "Description of the Notes—The Notes—The Class A Notes" for the process for determining LIBOR under the indenture.

As a result of the foregoing, the rate at which your notes bear interest could be adversely affected by misconduct in the rate-setting process for LIBOR, changes to such process or the phasing out of the rate entirely.  There may be a negative effect to you if the LIBOR global benchmark is no longer available.

The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Optional Purchase Right. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk
The notes may be repaid before you expect them to be if:

● the servicer exercises its option to purchase all of the trust student loans; or

● the indenture trustee successfully conducts an auction sale.

Either event would result in the early retirement of the notes outstanding on that date.  If this happens, your yield on the notes may be affected.  You will bear the risk that you cannot reinvest the money you receive in comparable notes at an equal yield.

Negative LIBOR Rates Would Reduce The Rate Of Interest On The Notes
The interest rate to be borne by the notes is based on a spread over LIBOR. LIBOR serves as a global benchmark for home mortgages, student loans and what various issuers pay to borrow money.

Changes in LIBOR will affect the rate at which the notes accrue interest and the amount of interest payments on the notes. To the extent that LIBOR decreases below 0.00% for any interest accrual period, the rate at which the notes accrue interest for such interest accrual period will be reduced by the amount by which LIBOR is negative; provided that the interest rate on the notes for any interest accrual period will not be less than 0.00%. A negative LIBOR rate could result in the interest rate applied to the notes decreasing to 0.00% for the related interest accrual period.

Your Notes Are Subject To A Call Option
Navient Corporation, or one of its wholly-owned subsidiaries, has the option to call, in full, the class A-7A notes in respect of each reset date, even if you have delivered a hold notice.  If this option is exercised, you will receive a payment of principal equal to the outstanding principal balance of your class A-7A notes less all amounts distributed to you as a payment of principal, plus all accrued and unpaid interest on such distribution date.  However, you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.  For additional information concerning the call option and reset periods, see "Description of the Notes—The Reset Rate Notes" in this remarketing prospectus.

You May Be Required To Continue To Hold Your Notes If A Failed Remarketing Occurs With Respect To A Reset Date
In connection with any remarketing of the class A-7A notes (including on the current reset date), if a failed remarketing is declared, your class A-7A notes will not be sold, even if you attempted to tender them for remarketing or if the notes were mandatorily tendered with respect to such reset date (as will be the case with respect to the class A-7A notes and the January 25, 2018 reset date).  In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class A-7A notes, independent of the remarketing process.

If a failed remarketing is declared with respect to the January 25, 2018 reset date, the class A-7A notes will be reset to bear interest until the next reset date at the failed remarketing rate, which is currently equal to an annual rate of three-month EURIBOR plus 0.55%.  We cannot assure you that the failed remarketing rate will be as high as the prevailing market rate of interest for similar securities and you may suffer a loss in yield.  For additional information concerning a failed remarketing, see "Description of the Notes—The Reset Rate Notes" in this remarketing prospectus.

You May Experience Notification Delays In Connection With A Remarketing Of Your Notes
Holders of beneficial interests in the class A-7A notes may not receive timely notifications of the reset terms for any reset date due to procedures used by the clearing agencies and financial intermediaries.  If you do not receive a copy of the notice delivered on the related remarketing terms determination date, and your reset rate notes are denominated in U.S. Dollars during the then current reset period, you will nevertheless be deemed to have tendered your reset rate notes unless the remarketing agents have received a hold notice from you on or prior to the related notice date, if applicable.

Risks Relating To Student Loans

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control
A borrower may prepay a student loan in whole or in part at any time.  The rate of prepayments on the trust student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings (including, without limitation, refinancings offered through the Department of Education's Direct Loan program), regulatory changes affecting the student loan market and the general economy.  Various loan consolidation programs, including those offered by affiliates of the depositor, available to eligible borrowers may increase the likelihood of prepayments.  In addition, the issuing entity may receive unscheduled payments due to borrower defaults and purchases by the servicer or the depositor.  Because a pool may include thousands of trust student loans, it is impossible to predict the amount and timing of payments that will be received and paid to noteholders in any period.  Consequently, the length of time that your notes are outstanding and accruing interest may be shorter than you expect.

On the other hand, borrowers of trust student loans might not choose to prepay their trust student loans or the trust student loans may be extended as a result of grace periods, deferment periods, forbearance periods, income-driven repayment plans or repayment term or monthly payment amount modifications agreed to by the servicer in compliance with laws and regulations.  This may slow the expected timing of principal payments or lengthen the remaining term of the trust student loans and delay principal payments to you.  In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans.  Consequently, the length of time that your notes are outstanding and accruing interest may be longer than you expect.

The optional purchase right of the servicer and the provision for the auction of the trust student loans, create additional uncertainty regarding the timing of payments to noteholders.

The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Trust Student Loans Or Otherwise Have An Adverse Impact On The Trust Student Loans, Which May Result In Delays In Payment Or Losses On Your Notes

The rules under which the trust student loans were originated, including the Higher Education Act or the program rules require lenders making and servicing student loans and the guarantors guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in the Department of Education's refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans.

Loss of any loan program payments could adversely affect the amount of available funds and the issuing entity's ability to pay principal and interest on your notes.

In addition, to the extent related to servicing practices of Navient Solutions, LLC with respect to FFELP loans, an adverse ruling in litigation against Navient Solutions, LLC may have a material adverse effect on the trust student loans, and the payments on your notes may be adversely affected.  See "Navient Corporation" in this remarketing prospectus.

The Inability Of The Depositor Or The Servicer To Meet Its	Under some circumstances, the issuing entity has the right to require the depositor (and the depositor has the right to require

Repurchase Obligation May Result In Losses On Your Notes
the sellers) or the servicer to purchase a trust student loan or provide the issuing entity with a substitute student loan.  This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect on the issuing entity, and is not cured within the applicable cure period.  We cannot guarantee to you, however, that the depositor (and, in turn, the sellers) or the servicer will have the financial resources to make a purchase or substitution.

For example, the depositor, the sellers, and the servicer are subsidiaries of Navient Corporation and, as a result, an adverse ruling in litigation against Navient Corporation could also give rise to an obligation of the depositor, the servicer, or a seller to purchase, repurchase, or substitute trust student loans as set forth in the related transaction documents and may have an adverse impact on the financial ability of the depositor, the servicer, or a seller to fulfill their respective obligations to purchase, repurchase or substitute trust student loans.  See "Navient Corporation" in this remarketing prospectus.

If the depositor, the sellers, or the servicer do not have the financial resources to make a required purchase or substitution, you will bear any resulting loss.

Incentive Programs May Affect Your Notes
At the present time, the borrowers with respect to certain of the trust student loans may be eligible for various incentive programs.  In addition, under the terms of the servicing agreement, the servicer may make new incentive programs available to borrowers with trust student loans.  See "The Companies' Student Loan Financing Business—Servicing—Incentive Programs" in this remarketing prospectus.  These current or future incentive programs may affect payments on your notes.

For example, if one or more of the incentive programs which offer a principal balance reduction to borrowers are made available to borrowers with trust student loans and a higher than anticipated number of borrowers qualify, the principal balance of the affected trust student loans may repay faster than anticipated.

Accordingly, your notes may experience faster than anticipated principal payments.

Conversely, the existence of these incentive programs may discourage a borrower from prepaying an affected trust student loan.  If this were to occur, the principal balance of your notes may be reduced over a longer period than would be the case if there were no such incentive program.

Furthermore, incentive programs may reduce the amount of funds available to make payments on your notes by reducing the principal balances and yield on the trust student loans.  In that case, you will bear the risk of any loss not covered by available credit enhancement.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Notes
If a servicer default occurs, the indenture trustee or the noteholders may remove the servicer without the consent of the eligible lender trustee.  Only the indenture trustee or such noteholders, and not the eligible lender trustee, has the ability to remove the servicer if a servicer default occurs.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:
•  the ability of the successor servicer to perform the obligations and duties of the servicer under the servicing agreement; or
•  the servicing fees charged by the successor servicer.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the trust student loans.

The Indenture Trustee May Have Difficulty Liquidating Trust Student Loans After An Event Of Default
If an event of default occurs under the indenture, the indenture trustee may sell the trust student loans, without the consent of the noteholders (but only in the event that there has been a payment default on the class A notes, and in all other cases, if the purchase price received from the sale of the trust student loans is sufficient to repay all noteholders in full).  However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make noteholders whole.

You May Incur Losses Or Delays In Payments On Your Notes If Borrowers Default On The Trust Student Loans
If a borrower defaults on a trust student loan that is only 98% or 97% guaranteed, the related issuing entity will experience a loss of approximately 2% or 3%, as the case may be, of the outstanding principal and accrued interest on that student loan.  If defaults occur on the trust student loans and the credit enhancement described in this remarketing prospectus is insufficient, you may suffer a delay in payment or losses on your notes.

If A Guarantor Of The Trust Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Notes
All of the trust student loans will be unsecured.  As a result, the only security for payment of a guaranteed student loan is the guarantee provided by the applicable guarantor.  Student loans acquired by the issuing entity may be subject to guarantee agreements with a number of individual guarantors.  A deterioration of a guarantor's financial condition and ability to honor guarantee claims could result in a failure of that guarantor to make guarantee payments to the eligible lender trustee in a timely manner, or at all.  The financial condition of a guarantor could be adversely affected by a number of factors, including the amount of claims made against that guarantor as a result of borrower defaults.

A guarantor's financial condition and ability to honor guarantee claims could also be adversely affected by a number of other factors including:
•  the continued voluntary waiver by the guarantor of the guarantee fee payable by a borrower upon disbursement of a student loan;
• the amount of claims made against that guarantor as a result of borrower defaults;
•  the amount of claims reimbursed to that guarantor from the Department of Education, which range from 75% to 100% of the guaranteed portion of the loan, depending on the date the loan was made and the historical performance of the guarantor; and
•  changes in legislation that may reduce expenditures from the Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the Department of Education.
If the financial condition of a guarantor deteriorates, it may fail to make guarantee payments in a timely manner, or at all.  In that event, you may suffer delays in payment or losses on your notes

The Department Of Education's Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Notes
If a guarantor is unable to meet its guarantee obligations, the issuing entity may submit claims directly to the Department of Education for payment. The Department of Education's obligation to pay guarantee claims directly is dependent upon its determination that the guarantor is unable to meet its guarantee obligations.  If the Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your notes.  In addition, if the Department of Education determines that the guarantor is able to meet its guarantee obligations, the Department of Education will not make guarantee payments to the issuing entity. The Department of Education may or may not make the necessary determination that the guarantor is unable to meet its guarantee obligations.  If the  Department of Education determines that the guarantor is unable to meet its guarantee obligations, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

Payment Offsets By Guarantors Or The Department Of Education Could Prevent The Issuing Entity From Paying You The Full Amount Of The Principal And Interest Due On Your Notes
The eligible lender trustee may use the same Department of Education lender identification number for FFELP loans of the issuing entity as it uses for other FFELP loans it holds on behalf of other issuing entities established by the sponsor.  If it does, the billings submitted by the eligible lender trustee or the servicer to the Department of Education (for items such as special allowance payments or interest subsidy payments) and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other issuing entities using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the administrator among the various issuing entities that reference the same lender identification number.

If the Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the issuing entity for your notes or other issuing entities, the Department of Education or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee of the issuing entity.  Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the issuing entity's ability to pay you principal and interest on your notes.

The servicing agreement for your notes contains provisions for cross-indemnification concerning those payments and offsets. Such provisions require one entity to compensate the other or accept a lesser payment to the extent the latter has been assessed for the liability of the former. Even with cross-indemnification provisions, however, the amount of funds available to the issuing entity from indemnification would not necessarily be adequate to compensate the issuing entity and investors in the notes for any previous reduction in the available funds.

The Enactment Of The Health Care And Education Reconciliation Act Of 2010 And Any Other Future Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor or Navient CFC And, Accordingly, Adversely Affect Your Notes

On March 30, 2010, the Health Care and Education Reconciliation Act of 2010 (the "Reconciliation Act") was enacted into law.  Effective July 1, 2010, the Reconciliation Act eliminated the FFELP.  The terms of existing FFELP loans are not materially affected by the Reconciliation Act.  The Higher Education Act or other relevant federal or state laws, rules and regulations may be further amended or modified in the future in a manner, including as part of any reauthorization of the Higher Education Act, that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors.  Among other things, the level of guarantee payments may be adjusted from time to time. The elimination of FFELP and any other future changes could affect the ability of Navient CFC, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner.  We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any issuing entity or the notes.

The Use Of Master Promissory Notes May Compromise The Indenture Trustee's Security Interest In The Student Loans
For loans disbursed on or after July 1, 1999, a master promissory note evidences any student loan made to a borrower under the Federal Family Education Loan Program.  When a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all of the related student loans are evidenced by a single promissory note.

Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note.

It is possible that student loans transferred to the issuing entity may be originated under a master promissory note.  If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third-party that did not have knowledge of the indenture trustee's lien, that third-party may also claim an interest in the student loan.  It is possible that the third-party's interest could be prior to or on parity with the interest of the indenture trustee.

The Trust May Be Affected By Delayed Payments From Borrowers Called To Active Military Service
The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional period thereafter.

We do not know how many trust student loans have been or may be affected by the application of these laws. As a result, there may be unanticipated delays in payment and losses on the trust student loans.

Certain Credit And Liquidity Enhancement Features Are Limited And If They Are Partially Or Fully Depleted, There May Be Shortfalls In Distributions To Noteholders
Certain credit and liquidity enhancement features, including the reserve account, are limited in amount.  In certain circumstances, if there is a shortfall in available funds, such amounts may be partially or fully depleted.  This depletion could result in shortfalls and delays in distributions to noteholders.

The Notes May Be Assigned Lower Ratings Than Those Described In This Remarketing Prospectus By Different Rating Agencies
The sponsor, or an affiliate, paid a fee to two or more NRSROs (the "Rating Agencies") to assign the initial credit ratings to the notes on or before the closing date.  The SEC has said that being paid by the sponsor, issuer or initial purchaser to issue or maintain a credit rating on asset-backed securities creates a conflict of interest for NRSROs, and that this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to such NRSROs.

The sponsor has not requested a rating of the notes by any NRSRO other than the Rating Agencies.  However, other NRSROs may assign their own ratings to any class or classes of notes at any time.  NRSROs have different methodologies, criteria, models and requirements, which may result in ratings that are lower than those assigned by the Rating Agencies.  Depending upon the level of the ratings assigned, what NRSROs are involved, what their stated reasons are for assigning a lower rating, and other factors, if a NRSRO issues a lower rating, the liquidity, market value and regulatory characteristics of the particular class or classes of notes could be materially and adversely affected.  In addition, the mere possibility that such a rating could be issued may affect price levels in any secondary market that may develop.

Risks Relating To Swap Agreements

In The Event Of An Early Termination Of An Interest Rate Swap Agreement Due To Certain Swap Termination Events, The Trust May Be Required To Make A Large Termination Payment To The Related Swap Counterparty

For any reset period where a class of reset rate notes bears interest at a fixed rate, the trust has entered into or will be required to enter into one or more interest rate swap agreements.  For any reset period where a class of reset rate notes bears interest based on an index other than LIBOR or a commercial paper rate (including the initial reset period with respect to the class A-7A notes), the trust may, at the option of the remarketing agents, in consultation with the administrator, enter into one or more interest rate swap agreements.  However, if a termination event under an interest rate swap agreement occurs during the related reset period and the trust owes the related swap counterparty a large swap termination payment that is required to be paid pari passu with interest due to the class A notes, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to the related noteholders, and the holders of all classes of notes may suffer a loss.

Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates
The trust will be required on future reset dates to enter into interest rate swap agreements with one or more eligible swap counterparties for any reset period where a class of reset rate notes bears interest at a fixed rate.  In addition, for any reset period where a class of reset rate notes is denominated in Euros and bears interest based on an index other than LIBOR or a commercial paper rate, the trust may at the option of the remarketing agents, in consultation with the administrator, enter into one or more interest rate swap agreements.  If on any distribution date a payment is due to the trust under an interest rate swap agreement, the related swap counterparty defaults and the administrator is unable to arrange for a replacement interest rate swap agreement, the related class of reset rate notes will remain entitled to the established rate of interest until the next related reset date even though the related interest rate swap agreement has terminated.  In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of notes and you may suffer a loss.

Your Notes Will Have Greater Risk If The Currency Swap Agreement Terminates
On the closing date, the trust entered into a currency swap agreement with respect to the class A-7A notes during the initial reset period, and for any reset period where the class A-7A notes are reset to pay in a non-U.S. Dollar currency, the trust will enter into an additional currency swap agreement with eligible swap counterparties to hedge against currency exchange and basis risks. The currency swap agreement is intended to convert:

•  principal payments on the class A-7A notes from U.S. Dollars to Euros;
•  the interest rate on the class A-7A notes from a LIBOR-based rate to a fixed or floating rate payable in Euros; and
•  secondary market proceeds from a successful remarketing (or proceeds from an exercise of the related call option) on the applicable reset date to Euros.
The class A-7A currency swap agreement may terminate in the event, among other events, that either:

•  the trust (but only to the extent that the trust had sufficient funds available to make the payment) or the class A-7A swap counterparty defaults in making a required payment within three business days of the date that payment was due; or
•  the class A-7A swap counterparty fails, within 30 calendar days of the date on which the credit ratings of the class A-7A swap counterparty fall below the required ratings, to:
•  obtain a replacement currency swap agreement with substantially similar terms;
•  obtain a rating affirmation on the class A-7A notes; or
•     post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the applicable rating agencies.
Upon an early termination of the class A-7A currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the class A-7A notes being denominated in a non-U.S. Dollar currency. In addition, the trust may owe the class A-7A swap counterparty swap termination payments. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on the class A-7A notes and you may suffer loss.

If the class A-7A currency swap counterparty fails to perform its obligations or if the class A-7A currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for Euros with respect to the class A-7A notes during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full (including as a result of the inability to exchange U.S. Dollar amounts then on deposit in the accumulation account for the applicable currency). Moreover, there can be no assurance that the spread between LIBOR and EURIBOR will not widen. As a result, if the class A-7A currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the class A-7A notes bear the resulting currency risk and spread risk.

If Investments In the Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss
During any reset period when a class of reset rate notes is structured not to receive a payment of principal until the end of the related reset period (generally, whenever such class bears a fixed rate of interest), the administrator, on behalf of the trust, will invest any funds on deposit in the accumulation account in eligible investments (which may include asset-backed securities and/or repurchase obligations with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof) that satisfy the applicable minimum rating requirements set by the rating agencies and have an expected maturity at least one business day before the next reset date for such class of reset rate notes.

There can be no assurance that these investments will not default or that they will always retain their initial ratings. Any downgrade in these investments would also likely reduce the market value of such investments. In this event, if the administrator were to have the trust sell such investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate such investments following an event of default and an acceleration of your notes, you may suffer a loss.  Furthermore, there is no certainty that such investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that, absent sufficient cash flow from the other assets of the trust to offset these losses, you could suffer a loss on your investment.

DEFINED TERMS
In later sections, we use a few terms that we define in the Glossary at the end of this remarketing prospectus.  These terms appear in bold face when they are first used and in initial capital letters in all cases.
CURRENCY PRESENTATION
In this remarketing prospectus, references to "U.S. Dollars" and "U.S. $" are references to U.S. currency and references to "Euros" and "€" are references to the currency of the participating member states of the European Union.  Any translations of U.S. Dollars into Euros with respect to the class A-7A notes during their current reset period have been made using an exchange rate of $1.1950 = €1.00, as established prior to the closing date.  Use of such rates is not a representation that U.S. Dollar amounts actually represent such Euro amounts or could be converted into Euros at that rate.
THE TRUST
General
SLM Student Loan Trust 2005-9 (the "trust") is a Delaware statutory trust formed under, and is currently operating pursuant to, a trust agreement dated as of October 25, 2005 between the depositor and the eligible lender trustee, as amended and restated by an amended and restated trust agreement dated as of November 15, 2005, among the depositor, the eligible lender trustee and the indenture trustee.  We refer to the short-form trust agreement and the amended and restated trust agreement together as the "trust agreement."
The trust has not engaged and will not engage in any activity other than:
•	acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;
•	issuing the notes;
•	making payments on the notes;
•	if applicable, entering into swap agreements from time to time with respect to the reset rate notes and making the required payments set forth therein;
•
entering into any potential future interest rate cap agreements at the direction of the administrator from time to time and making the payments, including any upfront payments, required thereunder; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

Other than issuing the notes, the trust is not permitted to borrow money or make loans to other persons.  The permitted activities of the trust may be amended only with the consent of a majority of the noteholders voting separately; however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that such proposed revisions would not adversely affect in any material respect the interests of any noteholder whose written consent has not been obtained.
The trust was initially capitalized with nominal equity of $100, excluding amounts that were deposited into the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the collection account by the trust on the closing date.  The proceeds from the original sale of the notes were used by the eligible lender trustee to make the initial deposits into the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the collection account, and to purchase, on behalf of the trust, the initial trust student loans.  The trust purchased the initial trust student loans from the depositor under a sale agreement dated as of November 15, 2005, among the depositor, the trust and the eligible lender trustee.  The depositor used the net proceeds it received from the sale of the initial trust student loans to pay the sellers the respective purchase prices for the initial trust student loans acquired from them under the purchase agreements dated November 15, 2005.  See "Use of Proceeds" in this remarketing prospectus for more information.  In the event of a breach of a representation or warranty regarding any trust student loan, the depositor will have the right to require the related seller to cure the breach, repurchase or substitute with respect to each such deficient trust student loan.
The property of the trust consists of:
•	the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;
•
all funds collected on the trust student loans, including any special allowance payments, interest subsidy payments and any guarantor or Department of Education payments, received on or after on or after the original cutoff date;

•	all moneys and investments from time to time on deposit in the Trust Accounts;
•
its rights under any swap agreement entered into from time to time with respect to the reset rate notes (including, until a successful remarketing occurs with respect to the class A-7A notes, the initial class A-7A currency swap agreement) and the related documents;

•	if applicable, its rights under any potential future interest rate cap agreement entered into from time to time and the related documents;
•	its rights under the transfer and servicing agreements, including the right to require VG Funding (or Navient Solutions, LLC, as servicer, acting on its behalf), Navient CFC, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions; and
•	its rights under the guarantee agreements with guarantors.
The trust and its assets (other than the trust student loans) are administered by the administrator pursuant to the administration agreement.  The servicer is responsible for the servicing and administration of the trust student loans pursuant to the servicing agreement.  See "Servicing and Administration" in this remarketing prospectus.
The trust does not and will not own any other assets.  The fiscal year of the trust is a calendar year.
The notes represent indebtedness of the trust secured by its assets.  The excess distribution certificate represents the beneficial ownership interest of the trust, which is a Delaware statutory trust and a separate legal person under Delaware law.  To facilitate servicing and to minimize administrative burden and expense, the servicer retains possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee.
The sections "Transfer Agreements," "Servicing and Administration" and "Summary of Note Terms—All Notes" in this remarketing prospectus contain descriptions of the material provisions of the transaction agreements.
The notes are secured by the property of the trust.  The collection account, the reserve account, any accumulation account, any supplemental interest account, any investment premium purchase account, any investment reserve account and any currency accounts will be maintained in the name of the indenture trustee for the benefit of the noteholders.  The remarketing fee account will be maintained in the name of the indenture trustee for the benefit of the remarketing agents and the class A noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.
The trust's principal offices are in New York, New York, in care of Deutsche Bank Trust Company Americas, as successor eligible lender trustee, at its address shown below under "—Eligible Lender Trustee".
Capitalization of the Trust
The following table illustrates the capitalization of the trust as of the October 2017 distribution date (using an exchange rate of $1.1950 =  €1.00 with respect to the class A-7A notes):

Floating Rate Class A‑1 Student Loan‑Backed Notes	$ 0.00
Floating Rate Class A‑2 Student Loan‑Backed Notes	0.00
Floating Rate Class A‑3 Student Loan‑Backed Notes	0.00
Floating Rate Class A-4 Student Loan‑Backed Notes	0.00
Floating Rate Class A‑5 Student Loan‑Backed Notes	0.00
Reset Rate Class A‑6 Student Loan‑Backed Notes	136,705,331.78
Reset Rate Class A‑7A Student Loan‑Backed Notes	597,500,000.00
Floating Rate Class A‑7B Student Loan‑Backed Notes	380,000,000.00
Floating Rate Class B Student Loan‑Backed Notes	53,811,479.12
Initial Equity	100.00
Total	$1,168,016,910.90
Eligible Lender Trustee
The successor eligible lender trustee is Deutsche Bank Trust Company Americas ("DBTCA"). DBTCA is a banking corporation organized under the laws of the State of New York. Its address is 60 Wall Street, 16th floor, Mailstop NYC60-1625, New York, New York 10005.  DBTCA has been, and currently is, serving as eligible lender trustee for numerous securitization transactions and programs involving pools of student loan receivables.
DBTCA has provided the information in the prior paragraph.  Other than the prior paragraph, DBTCA has not participated in the preparation of, and is not responsible for, any other information contained in this remarketing prospectus.
The initial eligible lender trustee was Chase Manhattan Bank USA, National Association until its responsibilities were assigned to The Bank of New York Mellon Trust Company, National Association ("BNYMTC") in 2007.  Effective as of May 15, 2012, BNYMTC resigned from such capacity, and DBTCA was assigned such capacity.
The eligible lender trustee holds on behalf of the trust legal title to all the trust student loans acquired under the sale agreement.  The eligible lender trustee, on behalf of the trust, has entered into separate guarantee agreements with each of the guaranty agencies described in this remarketing prospectus with respect to the trust student loans.  The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements.  Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education payments on the trust student loans.  See "Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions" in this remarketing prospectus.
The eligible lender trustee acts on behalf of the excess distribution certificateholder and represents and exercises the rights and interests of the excess distribution certificateholder under the trust agreement.  Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.
The liability of the eligible lender trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement and sale agreement.  The eligible lender trustee is not personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The eligible lender trustee is entitled to be indemnified by the administrator for any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents (including any supplemental indenture and/or amended administration agreement).  See "Description of the Notes," "Transfer Agreements" and "Servicing and Administration" in this remarketing prospectus.  Affiliates of the depositor maintain banking relations with the eligible lender trustee.
The eligible lender trustee may resign at any time. The administrator may also remove the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as eligible lender trustee.  In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment.  To the extent expenses incurred in connection with the replacement of the eligible lender trustee are not paid by the successor trustee, the depositor will be responsible for the payment of such expenses.
Delaware Trustee
BNY Mellon Trust of Delaware is the Delaware trustee under the trust agreement.  The Delaware trustee acts in the capacities required for a Delaware trust under the Delaware Statutory Trust Act.  BNY Mellon Trust of Delaware is a Delaware banking corporation with its principal place of business located at 100 White Clay Center, Suite 102, Newark, Delaware 19711.  BNY Mellon Trust of Delaware has and is currently serving as Delaware trustee for numerous securitization transactions and programs involving pools of student loan receivables.
BNY Mellon Trust of Delaware has provided the information in the prior paragraph.  Other than the prior paragraph, BNY Mellon Trust of Delaware has not participated in the preparation of, and is not responsible for, any other information contained in this remarketing prospectus.
The liability of the Delaware trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement.  The Delaware trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The Delaware trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the performance of its duties under the trust agreement.  See "Description of the Notes," "Transfer Agreements" and "Servicing and Administration" in this remarketing prospectus.  The depositor and its affiliates maintain banking relations with the Delaware trustee and/or its affiliates.
The Delaware trustee may resign at any time.  The administrator may also remove the Delaware trustee if it becomes insolvent or ceases to be eligible to continue as Delaware trustee.  In the event of such a resignation or removal, the administrator will appoint a successor.  The resignation or removal of the Delaware trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the Delaware trustee are not paid by the successor trustee, the depositor will be responsible for the payment of such expenses.

Indenture Trustee and Paying Agent
The trust issued the notes under an indenture dated as of November 1, 2005.  Under the indenture, Deutsche Bank Trust Company Americas was the initial indenture trustee for the benefit of and to protect the interests of the noteholders and acts as paying agent for the notes.  Deutsche Bank National Trust Company, a national banking association, is the successor indenture trustee.  Its address is 100 Plaza One, Jersey City, New Jersey 07311.  Deutsche Bank National Trust Company has acted as indenture trustee on numerous asset-backed securities transactions involving pools of student loans, and has worked with its affiliate Deutsche Bank Trust Company Americas in connection with numerous asset-backed securities transactions involving federally-insured and private credit student loans that were sponsored by Navient Solutions, LLC.
Affiliates of the depositor maintain customary banking relations on arms-length terms with the indenture trustee.
The indenture trustee acts on behalf of the noteholders and represents their interests in the exercise of their rights under the indenture subject to the limitations set forth in the indenture.
The indenture trustee may resign at any time, in which event the trust must appoint a successor. The trust or noteholders of at least a majority of the outstanding amount of the notes, as the case may be, may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent.  In those circumstances, trust must appoint a successor trustee.  Any resignation or removal of the indenture trustee will become effective only when the successor indenture trustee has accepted its appointment.  To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.
To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.
The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The indenture trustee is entitled to be indemnified by the administrator (at the direction of the trust) for any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee is entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.
AFFILIATIONS AND RELATIONS
Navient Funding, LLC, as depositor, is a wholly-owned subsidiary of Navient Credit Finance Corporation, the seller, and is an affiliate of Navient Solutions, LLC, the sponsor, servicer and administrator.  Navient Solutions, LLC and Navient Credit Finance Corporation are each a wholly owned subsidiary of Navient Corporation.

None of the depositor, sponsor, the issuing entity or any of their affiliates have (and have not within the past two years) entered into any business relationship, agreement, arrangement, transaction or understanding with the remarketing agent, eligible lender trustee or indenture trustee, that would be material to an investor's understanding of the notes and that is outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party.
THE DEPOSITOR
Navient Funding, LLC (referred to herein as "Navient Funding") is the depositor.  Navient Credit Finance Corporation, which together with its successors in interest we sometimes refer to as Navient CFC in this remarketing prospectus, is the sole member of Navient Funding.  It became the sole member of the depositor on June 29, 2004. Prior to that date, the Student Loan Marketing Association, which was liquidated on December 29, 2004, was the depositor's sole member.  The depositor was incorporated in Delaware as SLM Funding Corporation on July 25, 1995, was converted to a limited liability company on December 31, 2002 and changed its name to Navient Funding, LLC on May 2, 2014.
The depositor has only limited purposes, which include purchasing student loans from Navient CFC, transferring the student loans to the trusts and other incidental and related activities.  Its principal executive offices are at 2001 Edmund Halley Drive, Reston, Virginia 20191.  Its telephone number is (703) 810-3000.
The depositor has been created as a separate, limited-purpose subsidiary with its own limited liability company identity. The depositor's operating agreement contains limitations including:
• restrictions on the nature of its business; and
• a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.
Among other things, the depositor will maintain its separate limited liability company identity by:
• maintaining records and books of accounts separate from those of its sole member;
• refraining from commingling its assets with the assets of its sole member; and
• refraining from holding itself out as having agreed to pay, or being liable for, the debts of its sole member.
Each transaction agreement also contains "non-petition" covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the noteholders.

The transactions described in this remarketing prospectus were structured to assure that each transfer of the student loans by its sole member or the sellers to the depositor and by the depositor to the trust constituted a "true sale" of the student loans.  If the transfer constituted a "true sale," the student loans and related proceeds would not be property of the sellers or the depositor should any of them become subject to any insolvency law.  Although each of the sellers, the depositor and the trust expressed its intent to treat the conveyance of the trust student loans as a sale, each of the sellers and the depositor also granted to its transferee a backup security interest in the trust student loans.  This security interest is intended to protect the interests of the noteholders if a bankruptcy court were to characterize a seller's or the depositor's transfer of the loans as a borrowing by such seller or the depositor secured by a pledge of the trust student loans.  In the event that a bankruptcy court did characterize the transaction as a borrowing by a seller or the depositor, that borrowing would be secured by the trust student loans in which such seller or the depositor granted a security interest to the eligible lender trustee.  Each seller and the depositor have agreed to take those actions that are necessary to maintain the security interest granted to the eligible lender trustee as a first priority, perfected security interest in the trust student loans, including the filing of Uniform Commercial Code financing statements, if necessary.
Upon the issuance of notes, the depositor received the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the sellers to the depositor and by the depositor to the trust would be characterized as "true sales" and the student loans and related proceeds would not be property of the sellers or the depositor under the insolvency laws.
Each of the sellers and the depositor also represented and warranted that each sale of trust student loans by it was a valid sale of those loans.  In addition, the depositor, the eligible lender trustee and the trust treated the conveyance of the trust student loans as a sale for all purposes other than accounting and tax purposes. The depositor and each seller will take all actions that are required so the eligible lender trustee, will be treated as the legal owner of the trust student loans.
The depositor's obligations after issuance of the notes included the sale of additional trust student loans to the trust to be purchased with amounts on deposit in the supplemental purchase account and/or the delivery of certain related documents and instruments, repurchasing or substituting trust student loans in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the eligible lender trustee and maintaining the indenture trustee's first priority perfected security interest in, or the trust's (and eligible lender trustee's) ownership of, the assets of the trust.
NAVIENT CORPORATION
Effective April 30, 2014, pursuant to a plan approved by its board of directors, SLM Corporation ("Legacy SLM"), effected the strategic separation of its loan management, servicing and asset recovery business, now known as Navient Corporation ("Navient"), from its consumer banking business (referred to as "Sallie Mae Bank").  Sallie Mae Bank continues to operate under the Sallie Mae brand.

Navient began trading on the NASDAQ under ticker symbol "NAVI" on May 1, 2014.  Navient is an independent company, and Sallie Mae retains a de minimis interest in Navient.  Sallie Mae and Navient have entered into a separation and distribution agreement and various other agreements related to the spin-off and the post spin-off relationship of the two companies.
Navient's education loan management business includes Legacy SLM's portfolios of FFELP loans (other than any FFELP loans held by Sallie Mae Bank at the time of separation) and certain existing private education loans (all originated by Navient affiliates or Sallie Mae Bank with respect to loans originated on or before April 30, 2014), other interest-earning assets, an education loan servicing platform that services FFELP and private education loans, including the FFELP and private education loans to be owned by each issuing entity and loans held by third parties, and related collection activities on those loans.  The sellers, the depositor, the servicer, the administrator and each issuing entity associated with Legacy SLM's securitization program have remained subsidiaries of Navient.  The servicer while remaining a subsidiary of Navient has contributed some of its former assets and liabilities associated with its private education loan servicing business to a subsidiary of Sallie Mae Bank.
During the first quarter of 2016, Navient Corporation, certain Navient officers and directors, and the underwriters of certain Navient securities offerings (including certain of the initial purchasers) were sued in three putative securities class action lawsuits filed on behalf of certain investors in Navient stock or Navient unsecured debt. These three cases, which were filed in the U.S. District Court for the District of Delaware, were consolidated by the District Court, with Lord Abbett Funds appointed as Lead Plaintiff.  The caption of the consolidated case is Lord Abbett Affiliated Fund, Inc., et al. v. Navient Corporation, et al.  The plaintiffs filed their amended and consolidated complaint in September 2016.  The Court ruled on Navient’s Motion to Dismiss on September 6, 2017 and dismissed the complaint in its entirety without prejudice.  The plaintiffs filed a further amended and restated complaint in December 2017.  The Navient defendants intend to vigorously defend against the allegations.  During the fourth quarter of 2017, Navient Corporation and certain Navient officers were named in two putative class action lawsuits filed on behalf of certain investors in Navient stock in cases entitled Pope v. Navient Corporation, et al and Gross v. Navient Corporation, et al.  The Navient defendants intend to vigorously defend against these allegations.  At this stage in the proceedings, we are unable to anticipate the timing of resolution or the ultimate impact, if any, that any of these legal proceedings may have on the consolidated financial position, liquidity, results of operations or cash-flows of Navient and its affiliates.
On January 18, 2017, the CFPB and the Offices of the Attorneys General for the State of Illinois and the State of Washington (collectively, the "Attorneys General") initiated civil actions naming Navient and several of its subsidiaries (including Navient Solutions) as defendants alleging violations of federal and state consumer protection statutes, including the Consumer Financial Protection Act of 2010, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and various state consumer protection laws. In these actions, the CFPB and the Attorneys General seek legal and equitable relief, including, without limitation, injunctions, rescission or reformation of loan contracts, refunds of moneys paid, restitution, disgorgement and civil money penalties. These civil actions are related to various Civil Investigative Demands that were previously issued by the CFPB and the Attorneys General beginning in December 2013 and thereafter which have been disclosed previously in Navient's filings with the SEC. In addition to these matters, a number of lawsuits have been or may be filed by governmental or nongovernmental entities, including other state attorneys general or private litigants, seeking damages or other remedies related to the issues raised by the CFPB and the Attorneys General. One such lawsuit was filed on October 5, 2017 by the Attorney General of the Commonwealth of Pennsylvania, naming Navient and Navient Solutions as defendants alleging claims and seeking legal and equitable relief that are substantially identical to the claims made and relief sought by the CFPB and the other Attorneys General.
Navient filed its Motion to Dismiss on March 20, 2017, with respect to the Attorneys General actions and on March 24, 2017, with respect to the CFPB action.  In April 2017, the CFPB filed its response to the Motion to Dismiss and in May, 2017, Navient filed its response. A hearing on the Motion to Dismiss occurred on June 27, 2017.  The Motion to Dismiss was denied on August 4, 2017. On May 24, 2017, the Attorney General for the State of Washington filed its response to Navient's Motion to Dismiss and on July 5, 2017, Navient filed its response. The Motion to Dismiss was denied on July 10, 2017, after a hearing. On May 24, 2017, the Attorney General for the State of Illinois filed its response to Navient's Motion to Dismiss and on June 30, 2017, Navient filed its response. A hearing on the Motion to Dismiss was held on July 18, 2017 and as of January 8, 2018, the Court has not ruled on the motion.
As it stated in its press releases dated January 18, 2017 and October 5, 2017, Navient intends to vigorously defend itself against the allegations included in these lawsuits and any subsequent lawsuits that may be filed by governmental or nongovernmental entities, including other state attorneys general or private litigants, seeking similar damages and remedies. At this point in time, Navient is unable to anticipate the timing of a resolution or the ultimate impact that these legal proceedings may have on Navient's consolidated financial position, liquidity, results of operation or cash flows. It is possible that an adverse ruling or rulings may have a material adverse impact on Navient, Navient Solutions and/or their affiliates or on the financial ability of the depositor, the servicer or a seller to fulfill an obligation to purchase or repurchase trust student loans in connection with a breach of representation, warranty or covenant as more fully described in this remarketing prospectus.  It is also possible that an adverse ruling or rulings on claims made by the CFPB and Attorneys General in their complaints against Navient or its affiliates may have a material adverse effect on the trust student loans.  In either case, the payments on your notes may be adversely affected.
THE SPONSOR, SERVICER AND ADMINISTRATOR
Navient Solutions, LLC acts as the sponsor of Navient's student loan securitization program. Navient Solutions, LLC, which together with its successors in interest we sometimes refer to as Navient Solutions in this remarketing prospectus, is a wholly owned subsidiary of Navient and acts as the principal management company for most of Navient's business activities. Navient Solutions' servicing division manages and operates the loan servicing functions for Navient and its affiliates. Navient Solutions acts as administrator for trust sponsored by the depositor and its affiliates.  As administrator, Navient Solutions may delegate or subcontract its duties as administrator, but no delegation or subcontract will relieve Navient Solutions of its liability under the administration agreement.  Effective as of December 31, 2003, Sallie Mae, Inc. merged with Sallie Mae Servicing L.P.  Sallie Mae, Inc. was the surviving entity and succeeded to all of the rights and obligations of Sallie Mae Servicing L.P.  Sallie Mae, Inc.

changed its name to Navient Solutions, Inc. on May 1, 2014.  Effective as of January 31, 2017, Navient Solutions, Inc. became a Delaware limited liability company and changed its name to Navient Solutions, LLC.  Navient Solutions is a Delaware limited liability company and its principal executive offices are at 2001 Edmund Halley Drive, Reston, Virginia 20191.  Its telephone number is (703) 810-3000.

Navient Solutions is an affiliate of Navient Corporation, the depositor and each seller.  For information on Navient Corporation, including recent developments, see "Navient Corporation" in this remarketing prospectus.
Navient Solutions services the vast majority of student loans owned by Navient and its affiliates.  Its loan servicing centers are located in Indiana and Pennsylvania.  As servicer, Navient Solutions may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve Navient Solutions of its liability under the servicing agreement.
Navient Solutions (in its various forms) has serviced student loans for over 20 years.  Navient Solutions itself, and as the assignee of the Student Loan Marketing Association (sometimes referred to as "SLMA"), has been the sponsor of Legacy SLM's securitization program since it sponsored its first student loan securitization in 1995, called Sallie Mae Student Loan Trust 1995-1.
As of September 30, 2017, Navient Solutions (on behalf of Navient, Legacy SLM and SLMA) has sponsored approximately 175 student loan securitizations involving approximately 137 FFELP student loan transactions and approximately 38 private education loan transactions.
Navient Solutions owns no loans.  As the sponsor and administrator of the company's student loan securitization program, Navient Solutions selects portfolios of loans from loans owned by its affiliates for sale to the trust. Navient Solutions is also chiefly responsible for structuring each transaction.
Navient is also the largest holder, servicer and collector of loans made under the discontinued FFELP.  Navient and its subsidiaries serve, as of September 30, 2017, more than 12 million customers through Navient's and its subsidiaries' ownership and management of approximately $107.3 billion of student loans, of which approximately $83.9 billion, or approximately 78%, are federally insured. Navient Solutions is also the nation's largest servicer of student loans, managing or servicing a portfolio of more than $300 billion, as of September 30, 2017.
In addition to federal loan programs, which have statutory limits on annual and total borrowing, Navient Solutions and its affiliates (prior to their separation from Sallie Mae Bank) sponsored a variety of private education loan programs and purchased loans made under such programs to bridge the gap between the cost of education and a student's resources.  Navient and its subsidiaries (including Sallie Mae Bank when it was a part of Legacy SLM) originated such private education loans which are not federally guaranteed.  Most of these higher education private education loans were made in conjunction with a FFELP Stafford loan, in which case they were marketed to schools through the same marketing channels as FFELP loans by the same sales force.  In 2004, Navient Solutions expanded its direct-to-consumer loan marketing channel with its Tuition Answer(SM) loan program where Navient Solutions' affiliates originated and purchased loans outside of the traditional financial aid process.  Navient Solutions' affiliates also originated and purchased alternative private education loans, which are marketed by a subsidiary of Navient to technical and trade schools, tutorial and learning centers, and private kindergarten through secondary education schools.  These loans were primarily made at schools not eligible for Title IV loans.  In 2006, Navient Solutions began to sponsor a private credit consolidation loan program under which certain Navient Solutions affiliates and their lender partners made new loans available to borrowers to combine two or more existing loans into a single loan.
Currently neither Navient Solutions nor its affiliates originate any private education loans, but Navient affiliates retain ownership of a significant portfolio of such loans (both for their own accounts and indirectly through the residual ownership of the issuing entities from transactions sponsored by Navient Solutions) that were originated by Legacy SLM affiliates (including Sallie Mae Bank) prior to the corporate separation.
THE SELLERS
Navient Credit Finance Corporation.  Navient Credit Finance Corporation is a wholly-owned subsidiary of Navient.  We sometimes refer to Navient Credit Finance Corporation, together with its successors in interest, as Navient CFC.  Navient CFC was formed on July 27, 1999.  It changed its name to Navient Credit Finance Corporation on May 2, 2014. Navient CFC purchases Stafford Loans, SLS Loans, PLUS Loans, consolidation loans and/or other types of federally guaranteed student loans originated by its affiliates or third parties under FFELP described in "Appendix A—Federal Family Education Loan Program" to this remarketing prospectus.  It may also purchase loans that are not originated under FFELP, including, but not limited to, Health Education Assistance Loan Program loans (referred to as "HEAL Loans"), which the Department of Education insures directly, and other private education loans programs which are not reinsured by the federal government.
VG Funding is a limited liability company whose sole member is Navient CFC. It was formed in Delaware on February 3, 2000. VG Funding is a limited purpose, bankruptcy remote entity formed to purchase education loans, whether originated under the FFELP loan program or other private credit loan programs, for re-sale in various securitization transactions. Navient Solutions, LLC services all loans owned by VG Funding. Deutsche Bank Trust Company Americas (as successor in interest to The Bank of New York Mellon Trust Company, National Association, formerly known as The Bank of New York Trust Company, N.A.), acts as successor interim eligible lender trustee on behalf of VG Funding.
Navient Solutions, LLC services all loans owned by the sellers that may be sold to the trust.
Third-Party Originators.  The identity of the actual originator of any particular student loan is not material.  In addition, to the extent FFELP loans are purchased in secondary market transactions the identities of the related originators are often not available.
Further, disclosure about separate originators of particular pool asset(s) will not enhance or increase an investor's ability to assess the risks of these pool assets.  All FFELP loans benefit from reinsurance by the U.S. Government and this guarantee is the material provision for reviewing the investor's risk of loss of principal with respect to these assets.  Unlike products without such U.S. Government reinsurance, the credit quality of the originator will not materially affect the likelihood of FFELP loan non-payment.  Moreover, the presence of reinsurance by the U.S. Government is not affected by the credit quality of the third party originator.  Therefore, no disclosure about any such third-party originator is included herein.
USE OF PROCEEDS
A successful remarketing of the class A-7A notes will not result in any proceeds to the trust.  Rather all proceeds from the remarketing will be used to purchase tendered class A-7A notes from existing class A-7A noteholders at par.
The trust used the original net proceeds from the sale of the notes to make the initial deposits into the reserve account, the supplemental purchase account, the add-on consolidation loan account, the collection account and the capitalized interest account and to purchase the initial trust student loans from the depositor on the closing date under the sale agreement.  The depositor then used the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices for the initial trust student loans purchased by the depositor.
THE TRUST STUDENT LOAN POOL
General
On November 15, 2005, the closing date, the initial eligible lender trustee, on behalf of the trust, purchased the pool of initial trust student loans from the depositor.  The information about the trust student loans was originally calculated and presented as of October 24, 2005, the statistical cutoff date.
Eligible Trust Student Loans
The trust student loans were originally selected from the portfolio of consolidation student loans owned by Navient CFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date, to be specified at the time of its sale to the trust):
•
was guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;
•	was fully disbursed;
•	was not more than 210 days past due; and

•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding.
No trust student loan was, as of the applicable cutoff date, or will be, subject to any prior obligation to sell that loan to a third party.
The addition of add-on consolidation loans utilizing funds on deposit in the add-on consolidation loan account was not a sale of new loans to the trust; rather, each such addition merely served to increase the principal balance of the applicable existing trust student loan and, in the event of a breach of any representation or warranty, the applicable seller is required to repurchase the entire applicable trust student loan, including the portion attributable to the add-on consolidation loan.
Characteristics of the Trust Student Loans
Unless otherwise specified, all information with respect to the trust student loans presented in this remarketing prospectus or in Annex A to this remarketing prospectus is presented as of December 31, 2017, which is the statistical disclosure date.
The tables contained in "Annex A—The Trust Student Loan Pool" to this remarketing prospectus provide a description of specified characteristics of the trust student loans as of the statistical disclosure date.  The aggregate outstanding principal balance of the loans in each of the tables in Annex A includes the principal balance due from borrowers, plus accrued interest of $2,079,711 to be capitalized as of the statistical disclosure date.  Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding.  The tables in Annex A also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans.  For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan.  The tables in Annex A reflect those loan segments within the number of loans.  In addition, 14 borrowers have more than one trust student loan.
For a description of the FFELP, see "Appendix A—Federal Family Education Loan Program" in this remarketing prospectus.
Insurance of Trust Student Loans; Guarantors of Trust Student Loans
Each trust student loan is required to be guaranteed as to at least 98% of the principal and interest by one of the guaranty agencies as described below and reinsured by the Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the Department of Education.
In general, disbursed student loans are guaranteed by the applicable guarantor, and reinsured against default by the Department of Education.  The percentage of the guarantee is based upon the date of disbursement of the student loans as follows:

Disbursement Date	Percentage Guaranteed

Prior to October 1, 1993	100%
On or after October 1, 1993 but before July 1, 2006	98%

See "Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP" in this remarketing prospectus.
No insurance premium is charged to a borrower or a lender in connection with a consolidation loan.  However, FFELP lenders must pay a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999.  The trust will pay this consolidation loan rebate fee prior to calculating Available Funds.
The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies shown on the table on page A-12 of Annex A to this remarketing prospectus, under which each of the guarantors has agreed to serve as guarantor for the specified trust student loans.
Under the Higher Education Amendments of 1992, if the Department of Education has determined that a guaranty agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guaranty agency.  However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above.  We cannot assure you that the Department of Education would ever make such a determination with respect to a guaranty agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner.  See "Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP" in this remarketing prospectus.
The table on page A-12 of Annex A in this remarketing prospectus provides information with respect to the applicable percentage by outstanding principal balance of the trust student loans guaranteed by each guarantor.
Some historical information about the guaranty agency that guarantees trust student loans comprising at least 10% of the Pool Balance as of the statistical disclosure date is provided beginning on page A-13 in Annex A.  For purposes of the tables in Annex A, we refer to this guaranty agency as the "Significant Guarantor."
The Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default. This requirement is subject to specified reductions when the guarantor's claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year.  See "Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP" in this remarketing prospectus.
Each guaranty agency's guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:
•	the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guaranty agency's rules and other applicable requirements;
•	the timely payment to the guaranty agency of the guarantee fee payable on the trust student loan; and
•	the timely submission to the guaranty agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.
Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guaranty agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.
Prospective investors may consult the Department of Education Data Books for further information concerning the guarantors.
Cure Period for Trust Student Loans
The sellers, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured.  For purposes of trust student loans, the cure period will be 210 days.  However, in the case of breaches that may be cured by the reinstatement of the guarantor's guarantee of the trust student loan, the cure period will be 360 days.  In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer's receipt of the guarantor reject transmittal form with respect to the trust student loan.  The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.
Notwithstanding the foregoing, if as of the last Business Day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the sellers, determines that claims cannot be filed pursuant to the Higher Education Act as a result of that breach exceeds 1% of the Pool Balance, then the depositor or the applicable seller, as applicable, will be required, within 30 days of a written request by the servicer or the indenture trustee, as applicable, to either (i) purchase affected trust student loans or (ii) arrange for the substitution of trust student loans of at least equivalent value and with materially similar characteristics for the affected trust student loan for which it is being substituted, in each case in an aggregate principal amount so that after the purchases and/or substitutions, as applicable, the aggregate principal amount of affected trust student loans is less than 1% of the Pool Balance.  The trust student loans to be purchased or substituted for by the applicable seller or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first.  See "Servicing and Administration—Servicer Covenants" and "Transfer Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor" and "—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers" in this remarketing prospectus.
Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts
Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the Department of Education lender identification number applicable to the trust. In that event, the billings submitted to the Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the Department of Education in lump sum form.  These lump sum payments would then be allocated on a loan-by-loan basis among the various trusts using the same lender identification number.
In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guaranty agencies in lump sum form.  In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.
The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or guaranty agencies resulting from the eligible lender trustee's activities in the FFELP.  As a result, if the Department of Education or a guaranty agency were to determine that the eligible lender trustee owes a liability to the Department of Education or a guaranty agency on any student loan included in a trust using the shared lender identification number, the Department of Education or that guaranty agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.
In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees, consolidation loan rebate fees or floor income rebates that exceed the interest subsidy and special allowance payments payable by the Department of Education on the loans in the other trusts, resulting in the consolidated payment from the Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department of Education on the loans in the trust for that quarter.

The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department of Education or a guaranty agency arising from the trust student loans held by the eligible lender trustee on the trust's behalf.
THE COMPANIES' STUDENT LOAN FINANCING BUSINESS
The information provided below relates to the portfolio of loans originated by Legacy SLM entities (including Sallie Mae Bank) that were owned by Navient and its subsidiaries at the time of its separation from Sallie Mae Bank.
Navient operates its student loan financing business through several subsidiaries, including Navient CFC.  We sometimes refer to Navient and its family of subsidiaries as the Companies (or individually as a Company if the context requires). The Companies have made and/or purchase or have purchased loans insured under several other education loan programs, including, but not limited to, HEAL Loans, which the Department of Education insures directly, and other private education loan programs which are not reinsured by the federal government.  The Companies also originated and/or purchase student loans insured under various federally sponsored programs. The Companies purchase Stafford Loans, SLS Loans and PLUS Loans originated under the FFELP, all of which are insured by guarantors and reinsured by the Department of Education. They also originated and purchase consolidation loans.
They purchase insured loans from various sources including:
●	commercial banks, thrift institutions and credit unions;
●	pension funds and insurance companies;
●	educational institutions;
●	various state and private nonprofit loan originating and secondary market agencies; and
●	various other third parties.
These purchases occur at various times including:
●	shortly after loan origination;
●	while the borrowers are still in school;
●	just before the loan's conversion to repayment after borrowers graduate or otherwise leave school; or
●	while the loans are in repayment.
The purchaser directly or indirectly through the servicer, frequently provides the selling institution with operational support in the form of either:

●	its automated loan administration system called PortSS® for the lender to use prior to loan sale; or
●	its loan origination and interim servicing system called ExportSS®.
Both PortSS and ExportSS provide the applicable Company entity and the lender with the assurance that the loans will be administered by the servicer's computerized servicing systems.
FFELP Loans.  Substantially all payments of principal and interest with respect to loans originated through the FFELP will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower's school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in this remarketing prospectus (each a "Federal Guarantor" and collectively, the "Federal Guarantors") and the applicable eligible lender trustee (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements").  See "Appendix A—Federal Family Education Loan Program" in this remarketing prospectus.
Private Education Loans.  In addition to FFELP loans, the Companies also hold private education loans that are not federally guaranteed loans and were either originated under programs developed by the sellers or other affiliates (or Legacy SLM affiliates, including Sallie Mae Bank) of Navient, or purchased from unaffiliated sellers.  We sometimes refer to all such loans as private education loans in this remarketing prospectus. While the types of private education loans and related loan programs owned by the Companies may vary from time to time, the types of private education loans which are currently owned by the Companies include the following loan programs:
•	Undergraduate and Graduate Loan Programs;
•	Law Loan Programs;
•	MBA Loan Programs;
•	Medical Loan Programs;
•	Dental Loan Programs;
•	Direct-to-Consumer Loan Programs;
•	Private Consolidation Loan Program;
•	Career Training Loan Program;
•	EFG Loan Programs;
•	Smart Option Student Loan Program; and
•	Private Education Refi Loan Program.
The Companies' private education loans are serviced by Navient Solutions and may have been funded by a former affiliate or a lender partner.  These loans are typically purchased by Navient CFC (or another affiliate).

The trust's assets only consist of FFELP loans and amounts on deposit in the Trust Accounts.
Servicing
Prior to purchase of a loan by the applicable Company entity, the servicer or a third-party servicing agent surveys appropriate loan documents for compliance with Department of Education and guarantor requirements.  Such survey generally consists of the servicer or third-party servicing agent undertaking a review of certain documentation and information with respect to each purchase of a portfolio of loans with an understanding of the obligations undertaken by the relevant parties with respect to the loan guarantees in an asset-backed securitization. The reviewing party bases the scope and breadth of the review on the characteristics of the particular transaction, terms and timing of the loan and its origination and other information deemed important based on their experience in the industry and knowledge of the risks associated therein.  Once acquired, loans are serviced through the servicer or third-party servicers, in each case under contractual agreements with a Company entity.
The Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor's guarantee agreement require strict adherence to these stated due diligence and collection procedures.
Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 210 days delinquent.
A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee.  In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called "curing the defect."  Interest penalties are commonly incurred on loans that are cured. The servicer's recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.
The servicer's internal procedures support compliance with existing Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers.  It utilizes computerized servicing systems. These systems monitor all student loans serviced by its loan servicing centers. The computerized servicing systems identify loans which require due diligence or other servicing procedures and disseminate the necessary loan information to initiate the servicing or collection process. The computerized servicing systems enable the servicer to service a high volume of loans in a manner consistent with industry requirements. Navient and its subsidiaries, including Navient CFC and the depositor, also require their third-party servicers to maintain operating procedures which comply with applicable Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.

Consolidation/Repayment Programs.  Consolidation and repayment programs made available by the Companies to student loan borrowers and cosigners were made available to borrowers and cosigners with trust student loans.  Navient and its subsidiaries participated in the consolidation loan program for FFELP loans until 2008 and the consolidation loan lending program itself was terminated in 2010 in connection with the elimination of FFELP as an ongoing program.  See "Appendix A—Federal Family Education Loan Program—Consolidation Loan Program" in this remarketing prospectus.  Therefore, the transfer and servicing agreements still permit the sellers to purchase such student loans from the trust to effect consolidations at the request of borrowers.
In addition, many Company affiliates offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under a typical graduated repayment program, some student loans provide for an "interest only" repayment option for a specified period of time, usually the first twenty-four (24) or forty-eight (48) months after the loan enters repayment. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required.  At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term of the loan.  Borrowers can also request an extended repayment term based on the remaining loan balance.
In other cases, Company affiliates offer borrowers a "graduated phased in" amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.
These companies also offer various income-driven repayment plans under which repayments are based on the borrower's income. Under these plans, ultimate repayment may be delayed for a period significantly longer than the originally scheduled repayment term.  In addition, interest rate reduction programs may be offered to borrowers experiencing periods of financial distress.
Incentive Programs.  Navient and its subsidiaries have offered, and intend to continue to offer, various incentive programs to student loan borrowers and cosigners. Some of the programs that may apply to student loans owned by the trusts are:
●
Great Rewards(SM).  Under the Great Rewards(SM) program, which is available for all student loans that were disbursed prior to June 30, 2002 and enter repayment after July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

●
Great Returns(SM).  Under the Great Returns(SM) program, borrowers whose loans were disbursed prior to June 30, 2002 and who make 24 consecutive scheduled payments in a timely fashion get a reduction in principal equal to any amount over $250 that was paid as part of the borrower's origination fee to the extent that the fee does not exceed 3% of the principal amount of the loan.
●
Direct Repay/ ACH Benefit plan.  Under the Direct Repay/ ACH Benefit plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% or 0.50% effective interest rate reduction as long as loan payments continue to be successfully deducted from the borrower's bank account.

●
Cash Back plan.  Under the Cash Back plan, borrowers (i) whose loans are with a Company lender partner, (ii) who enroll in Manage Your Loans(SM), the servicer's on-line account manager, (iii) who agree to receive their account information by e-mail and (iv) who make their first 33 scheduled payments on time, receive a 3.3% check or credit based upon their original loan amount.

●
Federal Student Loan Consolidation Incentive.  Borrowers with an initial consolidation loan balance of at least $10,000 who make their first 36 payments on time receive a 1.0% interest rate reduction during periods of active repayment.

●
On-Time Payment Interest Rate Reduction plan.  Under the On-Time Payment Interest Rate Reduction plan, borrowers who make their first 24 scheduled payments on time, sign-up for on-line loan management within 60 days from the first payment due date and continue to make payments on time, receive a 0.5% effective interest rate reduction.

We cannot predict how many borrowers will participate in these programs.  These incentive programs or other programs may also be made available by the servicer to borrowers with trust student loans.
Application of any of these incentive programs could impact the yield on your notes.  For example, if one or more of the incentive programs which offer a principal balance reduction to borrowers are made available to borrowers with trust student loans and a higher than anticipated number of borrowers qualify, the principal balance of the affected trust student loans may repay faster than anticipated.  Accordingly, your notes may experience faster than anticipated principal payments.
Conversely, the existence of these incentive programs may discourage a borrower from prepaying an affected trust student loan.  If this were to occur, the principal balance of your notes may be reduced over a longer period than would be the case if there were no such incentive program.
Furthermore, incentive programs may reduce the amount of funds available to make payments on your notes by reducing the principal balances and yield on the trust student loans.  In that case, you will bear the risk of any loss not covered by available credit enhancement.

TRANSFER AGREEMENTS
General
The following is a summary of the material terms of the sale agreement under which the trust purchased student loans from the depositor, and the purchase agreements under which the depositor acquired the student loans from the sellers.  We refer to the purchase agreements and the sale agreement, collectively, as the "transfer agreements."  The summary does not cover every detail of these agreements, and it is subject to the provisions of the transfer agreements.
Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers
On the closing date, each seller sold to the depositor (and with respect to legal title, the interim eligible lender trustee for the benefit of the depositor), without recourse, its entire interest in the student loans and all collections received on and after the statistical cutoff date.  A bill of sale in the form shown as an exhibit to the related purchase agreement was delivered in connection with the sale of the trust student loans that described the student loan pool.  The depositor applied net proceeds from the sale of the notes to purchase the student loans from the related seller.
Pursuant to the related transfer agreement, each seller represented and warranted to the depositor and the depositor in turn represented and warranted to the trust, that, as of the closing date or as of the date otherwise noted:
•	each student loan was free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims had been asserted or threatened;
•	the information provided about the student loans was true and correct as of the original cutoff date;
•	each student loan complied in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any guarantee agreement; and
•	each student loan was guaranteed by the applicable guarantor.
Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, the applicable seller will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified student loans for that loan. In addition, the affected seller will be obligated to reimburse the depositor for:
•	the shortfall, if any, between:
o	the purchase amount of the qualified substitute student loans,

and
o	the purchase amount of the trust student loans being replaced; plus
•	any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.
The repurchase or substitution and reimbursement obligations of the sellers constitute the sole remedy available to the depositor for any uncured breach.  The sellers' repurchase or substitution and reimbursement obligations are contractual obligations that the depositor or trust may enforce against the sellers, but the breach of these obligations will not constitute an event of default under the indenture.  In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.
Sale of Student Loans to the Trust; Representations and Warranties of the Depositor
On the closing date, the depositor and the interim eligible lender trustee, on behalf of the depositor, sold to the trust and the eligible lender trustee, on behalf of the trust, without recourse, its entire interest in the student loans acquired by the depositor and the interim eligible lender trustee, on behalf of the depositor, from the sellers. Each student loan was listed in an exhibit to the sale agreement.  The notes were issued by the trust concurrently with that sale.  The trust purchased the student loans from the depositor in exchange for the proceeds from the issuance of the notes and the issuance of the excess distribution certificate to the depositor.
During the supplemental purchase period, the trust purchased additional trust student loans from the depositor which the depositor purchased from one or more of the sellers.
In the sale agreement, the depositor made representations and warranties concerning the student loans to the trust for the benefit of noteholders, including representations and warranties that were substantially the same as those made by the sellers to the depositor.  See, "—Purchase of the Student Loans by the Depositor; Representations and Warranties of the Sellers" above.
Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of the sellers under the purchase agreements.
The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the noteholders for any uncured breach. The depositor's repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against the depositor, but the breach of these obligations will not constitute an event of default under the indenture.  In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Custodian of Promissory Notes
To assure uniform quality in servicing and to reduce administrative costs, the servicer acts as custodian of the promissory notes, in physical or electronic form, representing the trust student loans and any other related documents.  In acting as custodian, the servicer may use its own facilities or those of sub-custodians.  The depositor's and the servicer's records reflect the sale by the sellers of the trust student loans to the depositor and their subsequent sale by the depositor to the trust.
Payment of Notes
Upon the payment in full of all outstanding notes, the eligible lender trustee will succeed to all the rights of the indenture trustee on behalf of the holder of the excess distribution certificate.
Termination
The obligations of the servicer, the depositor, the administrator, the eligible lender trustee and the indenture trustee under the transfer and servicing agreements will terminate upon:
•	the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and
•	the payment to the noteholders of all amounts required to be paid to them.
The servicer, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding Pool Balance is 10% or less of the Initial Pool Balance plus accrued interest to be capitalized as of the applicable cutoff dates.  The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period.  It will not be less than the minimum purchase amount specified.  These amounts will be used to retire the related notes. Upon termination of the trust, any remaining assets of the trust, after giving effect to final distributions to the noteholders, will be transferred to the reserve account and paid as provided in this remarketing prospectus.
If the servicer or another entity fails to exercise their optional purchase right as described above, the indenture trustee may, or at the written direction of the administrator or the holders of a majority of the outstanding amount of the notes, shall, try to auction any trust student loans remaining in the trust at the end of the collection period preceding the trust auction date specified in this remarketing prospectus.  Navient CFC, its affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, Navient CFC or its affiliates may offer bids only if the Pool Balance at that date is 10% or less of the Initial Pool Balance together with the aggregate initial principal balances of all trust student loans acquired during the supplemental purchase period plus accrued interest to be capitalized as of the applicable cutoff dates.

SERVICING AND ADMINISTRATION
General
The following is a summary of the important terms of the servicing agreement under which the servicer services the trust student loans and the administration agreement under which the administrator undertakes administrative duties for the trust and the trust student loans.  This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreement and the administration agreement.  We also refer to the transfer agreements, the servicing agreement and the administration agreement, collectively, as the "transfer and servicing agreements."
Accounts
 The administrator has established and maintains, in the name of the indenture trustee, the collection account, the reserve account, the capitalized interest account, the add-on consolidation loan account, the supplemental purchase account, and each required investment premium purchase account, accumulation account, related supplemental interest account and any related investment reserve account on behalf of the noteholders.  The administrator has also established and maintains, in the name of the indenture trustee, the remarketing fee account for the benefit of the remarketing agents and the class A noteholders and the Euro account, in the name of indenture trustee, for the benefit of the applicable reset rate noteholders during any reset period when any class of reset rate notes is denominated in Euros (as is the case for the initial reset period with respect to the class A-7A notes).
 Funds in the collection account, the supplemental purchase account, the add-on consolidation loan account, the reserve account, any accumulation account, any investment premium purchase account, any investment reserve account, any supplemental interest account, the remarketing fee account and the capitalized interest account will be invested as provided in the indenture in eligible investments.  Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of the notes.  Subject to some conditions, eligible investments may include debt instruments or other obligations (including asset-backed securities) issued by the depositor or its affiliates, other trusts originated by the depositor or its affiliates or third parties and repurchase obligations of those persons with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof.  Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next applicable distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee; provided, however, that with respect to funds on deposit in any accumulation account, related eligible investments may mature no later than the business day immediately preceding the next reset date for the applicable class of reset rate notes.
 The administrator will direct the related Swap Counterparties to pay all amounts denominated in a currency other than U.S. Dollars payable under any currency swap agreement into the applicable currency account.

Servicing Procedures
Under the servicing agreement, the servicer agreed to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices.  It must use the same standard of care as it uses to service similar student loans owned by Navient and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including the Higher Education Act.
The duties of the servicer include the following:
•	collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;
•	responding to inquiries from borrowers;
•	attempting to collect delinquent payments; and
•	sending out statements and payment coupons to borrowers.
In addition, the servicer will keep ongoing records on the loans and its collection activities utilizing the same standards it uses for similar student loans owned by Navient and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including the Higher Education Act.  It will also furnish periodic statements to the indenture trustee, the eligible lender trustee and the noteholders as specifically required in the servicing agreement.  See "—Statements to Indenture Trustee and Trust" below.
Modification of Trust Student Loans
Except in connection with the offering of incentive programs (the potential impact of which on the notes is described under "The Companies' Student Loan Financing Business—Servicing—Incentive Programs" in this remarketing prospectus) or as required by pursuant to the provisions of the FFELP (including repayment provision changes that are mandatory based on changes in a borrower status, e.g., in-school, grace, deferment and forbearance), the terms of the trust student loans will generally not be modified.  Any borrower incentive programs in effect on the date of the sale of the trust student loans to the trust will continue to be offered to the related borrowers and will remain in effect for so long as the related borrower remains eligible to receive such benefits.  None of the sellers, the depositor, the servicer or the administrator will reimburse the trust for any loss of yield on a trust student loan incurred as a result of such borrower incentive programs.
Payments on Trust Student Loans
The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period into the related collection account within two Business Days of receipt. The eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the trust student loans that it receives for each collection period into the collection account within two Business Days of receipt.

A Business Day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York, or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.
The servicer may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds.  The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by the sellers or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the Business Day preceding each distribution date.
The servicing agreement will not require the servicer to make advances to any trust and no such advances have been made by the servicer with respect to any trust student loans prior to their sale to the trust.
Servicer Covenants
The servicer generally, among other things, agreed in the servicing agreement that:
•
it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interests of the trust;

•
it will not permit any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50;

•	it will do nothing to impair the rights of the noteholders in the trust student loans; and
•
it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferment or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the loans.

Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the trust, the servicer will purchase the trust student loan unless the breach is cured in the same manner as that applicable to the related seller as described under "The Trust Student Loan Pool—Cure Period for Trust Student Loans" and "Transfer Agreements—Purchase of the Student Loans by the Depositor; Representations and Warranties of the Sellers" in this remarketing prospectus.  However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor's obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect.  In addition, a finding by the Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest.  The purchase price will also be calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The trust's interest in that purchased trust student loan will be assigned to the servicer or its designee.  Alternatively, rather than purchase trust student loans, the servicer may, in its sole discretion, substitute qualified, equivalent (in the aggregate as of the date of substitution) student loans for the trust student loans being substituted.
In addition, the servicer will be obligated to reimburse the trust for:
•	the shortfall, if any, between:
o	the purchase amount of the qualified substitute trust student loans;
and
o	the purchase amount of the trust student loans being replaced; and
•	any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.
The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer's purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.
Servicing Compensation
The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust.  The primary servicing fee is payable on each monthly servicing payment date out of Available Funds and amounts on deposit in the reserve account on that date.  The carryover servicing fee is payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (k) under "—Distributions—Distributions from the Collection Account"  below.  The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.
Evidence as to Compliance
The administration agreement provides that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the servicer's compliance with the terms of the administration agreement and the servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.
The administration agreement requires the servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to such officer's knowledge, the servicer has fulfilled its obligations under the administration agreement and the servicing agreement in all material respects.  If there has been a material default, the officer's certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and the eligible lender trustee notice of servicer defaults under the servicing agreement.
You may obtain copies of these reports and certificates by a request in writing to the indenture trustee.
Matters Regarding the Servicer
The servicing agreement provides that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trust.
The servicing agreement provides that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:
•	the successor to the servicer's operations assumes in writing all of the obligations of the servicer;
•	the sale or transfer and the assumption comply with the requirements of the servicing agreement; and
•	the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.
All expenses related to the resignation or removal for cause of any servicer will be paid solely by the servicer being replaced.
The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to noteholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:
•
its obligation to purchase trust student loans from the trust as required by the servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer's actions; or

•
any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties or because of reckless disregard of its obligations and duties.

In addition, the servicing agreement provides that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.
Under the circumstances specified in the servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.
Servicer Default
A servicer default under the servicing agreement will consist of:
•
any failure by the servicer to deposit in the Trust Accounts any required payment that continues for five Business Days after the servicer receives written notice of such failure from the indenture trustee or the eligible lender trustee;

•
any failure by the servicer to observe or perform in any material respect any other term, covenant or agreement in the servicing agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of such failure is given (1) to the servicer by the indenture trustee, the eligible lender trustee or the administrator or (2) to the servicer, the indenture trustee and the eligible lender trustee by holders of 50% or more of the notes;

•	the occurrence of an insolvency event involving the servicer;
•	any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a FFELP loan servicer; or
•
any failure by the servicer to deliver any particular information, report, certification or accountants' letter when and as required by specified sections of the servicing agreement, which continues unremedied for fifteen (15) calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered.

An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.
A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the trust the amount of any program payments lost as a result of the servicer's actions.

Notwithstanding the foregoing, the servicer shall not be deemed to have breached its obligations to service the applicable student loans, nor will a servicer default be deemed to have occurred under the servicing agreement, if the servicer is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties to the servicing agreement (including, without limitation, acts of God, acts of war or terrorism, fires, earthquakes, hurricanes, floods and other material natural or man-made disasters).  The servicer will be required to diligently resume the performance of its duties under the servicing agreement as soon as practicable following the termination of such business interruption or, if necessary and appropriate in its reasonable judgment to enable the proper servicing of the trust student loans, to transfer servicing, either temporarily or permanently, to another servicer.
Rights Upon Servicer Default
As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 50% of the notes may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders will have the ability to remove the servicer if a default occurs while the notes are outstanding.  Following a termination, a successor servicer appointed by the trust or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under the servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the ratings then applicable to the notes.  If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans.  If, however, the servicer becomes a debtor in bankruptcy either voluntarily or involuntarily, and no servicer default other than that insolvency event has occurred, the indenture trustee or the noteholders will not be able to effect the transfer without the approval of the bankruptcy trustee (or the servicer as debtor in possession) or the bankruptcy court.
Waiver of Past Defaults
The holders of a majority of the outstanding notes in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders, on behalf of all noteholders, may waive any default by the servicer, except a default in making any required deposits to or payments from any of the Trust Accounts. Therefore, the noteholders have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the holder of the excess distribution certificate. No waiver will impair the noteholders' rights as to subsequent defaults.
Administration Agreement
Navient Solutions, as administrator, entered into an administration agreement with the trust, the depositor, the servicer, the eligible lender trustee and the indenture trustee. Under the administration agreement, the administrator agreed to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:
●	directing the indenture trustee to make the required distributions from the Trust Accounts on each monthly servicing payment date and each distribution date;
●
preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the eligible lender trustee and the indenture trustee and any related U.S. federal income tax reporting information; and

●	providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.
As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses, the administrator is entitled to an administration fee in an amount equal to $25,000 per collection period payable in arrears on each distribution date.
In addition, to the extent that the trust does not have sufficient Available Funds therefor on the related reset date, the administrator will advance the amount of certain unpaid expenses (other than remarketing fees) associated with a remarketing, including, without limitation, the fees of the rating agencies in connection with any required satisfaction of the Rating Agency Condition.  On subsequent distribution dates, the administrator is entitled to reimbursement for those remarketing related expenses, from Available Funds on a subordinated basis, as set forth under "Distributions—Distributions From the Collection Account" above.
The administration agreement provides that Navient Solutions may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.
Administrator Default
An administrator default under the administration agreement consists of:
●
any failure by the administrator to deliver to the indenture trustee for deposit any required payment by the Business Day preceding any monthly servicing payment date or distribution date, if the failure continues for five Business Days after notice or discovery;

●
any failure by the administrator to direct the indenture trustee to make any required distributions from any of the Trust Accounts on any monthly servicing payment date or any distribution date, if the failure continues for five Business Days after notice or discovery;

●	any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in the administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given:
o	to the administrator by the indenture trustee or eligible lender trustee, or
o	to the administrator, the indenture trustee or the eligible lender trustee by holders of 50% or more of the notes; or
●	the occurrence of an insolvency event involving the administrator.
Rights Upon Administrator Default
As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes may terminate all the rights and obligations of the administrator.  Only the indenture trustee or the noteholders, and not the eligible lender trustee or certificateholders, may remove the administrator if an administrator default occurs while the notes are outstanding.  Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement.  If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that insolvency event has occurred, the indenture trustee will not be able to effect the transfer without the approval of the bankruptcy trustee (or the administrator as debtor in possession) or the bankruptcy court.  If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading or withdrawal of the ratings then applicable to the notes.
Statements to Indenture Trustee and Trust
Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee and the eligible lender trustee as of the end of the preceding collection period.  The statement will include:
•	the amount of principal distributions for each class of notes;
•	the amount of interest distributions for each class of notes and the applicable interest rates;
•	the Pool Balance at the beginning and at the end of the preceding collection period;
•	the outstanding principal balance and the note pool factor for each class of notes for that distribution date;
•	the servicing and the administration fees for that collection period;

•	the interest rates, if available, for the next period for each class of notes;
•	the amount of any aggregate Realized Losses on the trust student loans for that collection period;
•	the amount of any note interest shortfall and note principal shortfall, if applicable, for each class of notes, and any changes in these amounts from the preceding statement;
•	the amount of any carryover servicing fee for that collection period;
•	the amount of any note interest carryover, if applicable, for each class of notes, and any changes in these amounts from the preceding statement;
•	the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer or the sellers from the trust in that collection period;
•	the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period; and
•	the balance of any reserve account after giving effect to changes in the balance on that distribution date.
Evidence as to Compliance
The administration agreement provides that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the administrator's compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.
The administration agreement requires the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to such officer's knowledge, the administrator has fulfilled its obligations under that administration agreement.  If there has been a material default the officer's certificate will describe the default. The administrator has agreed to give the indenture trustee and eligible lender trustee notice of administrator defaults under the administration agreement.
You may obtain copies of these reports and certificates by a request in writing to the indenture trustee.
Amendments to Transfer and Servicing Agreements
The parties to the transfer and servicing agreements may amend them without the consent of the noteholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee, the amendment will not materially and adversely affect the interests of the noteholders.  The parties may also amend the transfer and servicing agreements with the consent of a majority in interest of noteholders. However, such an amendment may not reduce the percentage of the notes required to consent to an amendment, without the consent of the holders of all of the outstanding notes.

TRADING INFORMATION
The weighted average lives of the reset rate notes generally will depend on the rate at which the principal balances of the related student loans are paid.  Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:
● borrower default, death, disability or bankruptcy;
● the closing of the borrower's school;
● the school's false certification of borrower eligibility;
● liquidation of the student loan or collection of the related guarantee payments; and
● purchase of a student loan by the depositor or the servicer.
All of the student loans are prepayable at any time without penalty.
A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay.  In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.
On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferment and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the reset rate notes.  The rate of default may also affect the ability of the guarantors to make guarantee payments.
Some of the terms of payment that the sellers offer to borrowers may extend principal payments on the reset rate notes.  The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated, phased-in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan's life than if amortization were on a level payment basis.  The sellers also offer income-driven repayment plans, under which repayments are based on the borrower's income.  Under these plans, ultimate repayment may be delayed for a period significantly longer than the original scheduled repayment term.  If trust student loans have these payment terms, principal payments on the reset rate notes could be affected.

In addition, the servicing agreement provides that the servicer may offer new incentive programs or repayment programs that currently are or in the future will be made available by the servicer, the sellers or the administrator.  If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. See "The Companies' Student Loan Financing Business—Servicing—Incentive Programs" in this remarketing prospectus.
In light of the above considerations, we cannot guarantee that principal payments will be made on the reset rate notes on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period.  As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.
Pool Factors
The pool factor for the reset rate notes is a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the reset rate notes, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of the reset rate notes.  Each pool factor is initially 1.0000000.  Thereafter, it will decline to reflect reductions in the outstanding balance of the reset rate notes. Your portion of the aggregate outstanding balance of the reset rate notes will be the product of:
● the original denomination of your note; and
● the applicable pool factor.
Noteholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the trust student loans, the Pool Balance, the applicable pool factor and various other items of information.  See "Reports to Noteholders" in this remarketing prospectus.

DESCRIPTION OF THE NOTES
General
The notes were issued under an indenture dated as of November 1, 2005. The following summary describes the important terms of the notes and the indenture.  It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture and the initial class A-7A currency swap agreement.
The reset rate notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company ("DTC") or, if provided in this remarketing prospectus, a nominee selected by the common depository for Clearstream Banking, société anonyme (known as Clearstream, Luxembourg), formerly known as Cedel Bank, société anonyme, and the Euroclear System in Europe.  The reset rate notes will be available for purchase in book-entry form only or as otherwise provided in this remarketing prospectus.  We have been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in this remarketing prospectus.  Accordingly, that nominee is expected to be the holder of record of the U.S. Dollar denominated notes of the reset rate notes.  Unless and until definitive notes are issued under the limited circumstances described in this remarketing prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note.  All references in this remarketing prospectus to actions by holders of notes in book-entry form refer to actions taken by DTC, Clearstream, Luxembourg or Euroclear, as the case may be, upon instructions from its respective participating organizations acting at the direction of the beneficial owners of the notes and all references in this remarketing prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC, Clearstream, Luxembourg or Euroclear or its nominee, as the registered holder of the notes.
Form and Denomination of the Notes
Book-Entry Registration
Investors in notes in book-entry form may, directly or indirectly, hold their notes through DTC in the United States or, if so provided in this remarketing prospectus, through Clearstream, Luxembourg or Euroclear.
Cede & Co., as nominee for DTC, will hold one or more global notes.  Unless this remarketing prospectus provides otherwise, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories, which in turn will hold these positions in the depositories' names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.
Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see "Appendix B—Global Clearance, Settlement and Tax Documentation Procedures" in this remarketing prospectus.
DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream, Luxembourg.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Noteholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Noteholders will receive all distributions of principal and interest from the indenture trustee or the trustee or eligible lender trustee, as applicable, through participants and indirect participants. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC's nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or noteholders. Noteholders will not be recognized by the trustee as noteholders under the indenture or trust agreement, as applicable, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.
Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which noteholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers.  Accordingly, although noteholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.
Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a noteholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since noteholders will not possess physical certificates for their securities.

DTC has advised us that it will take any action that a noteholder is permitted to take under the indenture or trust agreement, only at the direction of one or more participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.
Except as required by law, neither the administrator nor the trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
Clearstream, Luxembourg is organized under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream, Luxembourg in numerous currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries.  As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.
The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./N.V.
All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.  All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences" in this prospectus. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.
Definitive Notes
The reset rate notes will be issued as definitive notes, rather than in book-entry form to DTC or its nominee, only if one of the following events occurs:
•
the administrator advises the indenture trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the reset rate notes and the administrator is unable to locate a successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or
•
after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal balance of the reset rate notes, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these reset rate notes.

Upon the occurrence of any event described in the bullets above, the indenture trustee will be required to notify all applicable noteholders, through DTC participants, of the availability of definitive notes.  When DTC surrenders the definitive notes, the trustee will reissue to the noteholders the corresponding notes as definitive notes upon receipt of instructions for re-registration.  From then on, payments of principal and interest on the definitive notes will be made by the trustee, in accordance with the procedures set forth in the indenture or trust agreement, directly to the holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified in this prospectus.  Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the trustee.
However, the final payment on any definitive note will be made only upon presentation and surrender of that definitive note at the office or agency specified in the notice of final distribution.
Definitive notes will be transferable and exchangeable at the offices of the trustee or of a registrar named in a notice delivered to holders of definitive notes.  No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.
Reset Rate Securities
Form and Denomination.  Interests in the reset rate notes will be represented by one or more of the following types of global notes:
•	for reset rate securities denominated in U.S. Dollars, a global note certificate held through DTC (each, a ''U.S. global note certificate''); or
•	for reset rate securities denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a ''non-U.S. global note certificate'').
On or about the closing date for the issuance of any class of reset rate securities, the administrator on behalf of the trust will deposit:
•	a U.S. global note certificate for each class of reset rate securities with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and
•
one or more corresponding non-U.S. global note certificates with respect to each class of reset rate securities with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, Luxembourg, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream, Luxembourg.

On each reset date, the aggregate outstanding principal balance of that class of reset rate securities will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate securities, depending on whether that class of reset rate securities is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of reset rate securities. At all times, with respect to each class of reset rate securities, there will be only one U.S. and one non-U.S. global note certificate for such reset rate securities.
Investors may hold their interests in a class of reset rate notes represented by a U.S. global note certificate only (1) directly through DTC participants, or (2) indirectly through organizations which are participants in the European clearing systems which themselves hold positions in such U.S. global note certificate through DTC. DTC will record electronically the outstanding principal balance of each class of reset rate securities represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers' securities accounts in DTC's name on the books of its depositary.
Investors may hold their interests in a class of reset rate securities represented by a non-U.S. global note certificate only (1) directly through the European clearing systems, or (2) indirectly through organizations which themselves are participants in the European clearing systems. The European clearing systems will record electronically the outstanding principal balance of each class of reset rate securities represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers' securities accounts in the European clearing systems' respective names on the books of their respective depositaries.
Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream, Luxembourg as applicable, and their respective direct and indirect participants.
Because of time zone differences, payments to reset rate noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for securities denominated in a currency other than U.S. Dollars, on the special reset payment date as described in this prospectus, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to reset rate noteholders holding U.S. Dollar denominated reset rate securities clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders' interests are held indirectly through participants in European clearing systems.
The reset rate securities will be issued in minimum denominations and additional increments set forth above, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their securities. With respect to reset rate securities denominated in a non-U.S. Dollar currency, the administrator will notify the Luxembourg Stock Exchange of the applicable exchange rate and denominations for each class of reset rate securities and a notice containing that information will also be published in a leading newspaper having general circulation in Luxembourg, which is expected to be d'Wort.

On each related reset date, a schedule setting forth the required terms of the reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non- U.S. global note certificate.
Identification Numbers. The trust will apply to DTC for acceptance in its book-entry settlement systems of the reset rate notes denominated in U.S. Dollars and/ or will apply to Euroclear and Clearstream, Luxembourg for acceptance in their respective book-entry settlement systems of the reset rate notes denominated in a currency other than U.S. Dollars. The reset rate notes will have the CUSIP number, ISIN and European Common Code, as applicable, set forth in this remarketing prospectus.
On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such noteholders delivered hold notices), on which either a successful remarketing has occurred or the related call option has been exercised (and not previously exercised on the immediately preceding related reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for the reset rate notes.
Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system's nominee as the registered holder of such global note certificate.
Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate securities is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a related reset date for which there has been a successful remarketing (or exercise of the related call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate securities (together with all amounts due from the trust as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from the related swap counterparties). Purchasers of such reset rate securities will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.
Except with respect to a related reset date, the trust expects that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system's participants' accounts with payments in amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The trust also expects that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers.  Such payments will be the responsibility of such clearing system participants and none of the trust, the administrator, any registrar, the indenture trustee, the remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays.  None of the trust, the administrator, any registrar, the indenture trustee, the remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.
The Notes
The Class A Notes
Distributions of Interest.  Interest accrues on the outstanding principal balances of the class A notes at their respective interest rates.  Interest accrues during each accrual period and is generally payable quarterly to the class A noteholders on each distribution date; provided, however, that with respect to the reset rate notes and any reset period when such notes are denominated in a currency other than U.S. Dollars (as has been the case during the initial reset period with respect to the class A-7A notes), payments of interest will be made as described under "—The Reset Rate Notes—Interest" in this remarketing prospectus.  Interest accrued as of any distribution date but not paid on that distribution date is due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary.  Interest payments on the class A notes for any distribution date are generally funded from (1) Available Funds and (2) amounts on deposit in the reserve account remaining after the distribution of the primary servicing fee and administration fee, and required deposits into the remarketing fee account for that distribution date.  See "—Distributions" and " —Credit Enhancement" below.  If these sources are insufficient to pay the Class A Noteholders' Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes from Available Funds.
The class A-6 notes were successfully reset on the April 25, 2013 reset date from the Failed Remarketing Rate to a floating rate and currently bear interest at an annual rate equal to three-month LIBOR plus 0.55%, calculated on the basis of the actual number of days elapsed in the applicable accrual period and a 360-day year (which rate will remain in effect until their maturity date).
The interest rate for the class A-7B notes for each accrual period, is equal to the sum of an annual rate of three‑month LIBOR plus 0.16%.
The interest rate for the class A-7A notes for the accrual period prior to the current reset date has been equal to an annual interest rate equal to three-month EURIBOR plus 0.55% calculated based on the actual number of days elapsed in the related accrual period and a 360-day year.  Assuming a successful remarketing of the class A-7A notes on the January 25, 2018 reset date, there will be no further reset dates for such class of notes.

If the sum of EURIBOR and the applicable spread for a class of floating rate notes is less than 0.00% for any interest accrual period, then the interest rate for the applicable class of floating rate notes for such interest accrual period will be deemed to be 0.00%.
"EURIBOR", for any accrual period, will be the rate for deposits in Euros having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Screen 248 Page or on such comparable service as is customarily used to quote EURIBOR as of 11:00 a.m., Brussels time, on the related EURIBOR Determination Date.  If this rate does not appear on Reuters Screen 248 Page or on such comparable service as is customarily used to quote EURIBOR, the rate for that EURIBOR Determination Date will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity, are offered by Reference Banks at approximately 11:00 a.m., Brussels time, on that EURIBOR Determination Date, to prime banks in the Euro-zone interbank market.  The calculation agent will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate.  If at least two quotations are provided, the rate for that EURIBOR Determination Date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the rate for that EURIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the calculation agent, at approximately 11:00 a.m. Brussels time, on that EURIBOR Determination Date for loans in Euros to leading European banks having the applicable maturity.  If the banks selected as described above are not providing quotations, EURIBOR in effect for the applicable accrual period will be EURIBOR in effect for the previous accrual period.
For all EURIBOR-based securities, interest due for any accrual period will be determined on an Actual/360 basis.
For this purpose:
• "EURIBOR Determination Date" means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.
• "Reference Banks" means four major banks in the Euro-zone interbank market selected by the administrator.
• "Reuters Screen 248 Page" means the display page so designated on the Reuters Monitor Money Rates Service, or such other page that may replace that page on that service, or such other service as may be nominated as the information vendor for the purposes of displaying comparable rates or prices.
• "Settlement Day" means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.
Absent a Failed Remarketing or an exercise of the related call option with respect to the January 25, 2018 reset date and until their final maturity date, the interest rate for the class A-7A notes will be equal to the sum of an annual rate of three-month LIBOR (as determined on the second business day before the beginning of that accrual period as described in this remarketing prospectus under  "Description of the Notes—The Notes—The Class A Notes—Distributions of

Interest") plus           % based on the actual number of days elapsed in that accrual period and a 360-day year.
LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on Money line Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date.  If an applicable rate does not appear on Money line Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks.  The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations.  If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000.  If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.
For this purpose:
• ''LIBOR Determination Date'' means, for each accrual period, the second business day before the beginning of that accrual period.
• ''Money line Telerate Page 3750'' means the display page so designated on the Money line Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.
• ''Reference Banks'' means four major banks in the London interbank market selected by the administrator.
For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR-based securities, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.
Distributions of Principal.  Principal payments are made or allocated to the class A noteholders and any applicable Swap Counterparty on each distribution date in an amount generally equal to the Principal Distribution Amount times the Class A Percentage for that distribution date, until the principal balance of each class of class A notes is reduced to zero (taking into account, if applicable, funds on deposit (exclusive of investment earnings) in any related accumulation account that, if distributed, would reduce the outstanding principal amount of the reset rate notes to zero).

Principal payments on the class A notes and to any applicable Swap Counterparty are generally funded from Available Funds and the other sources of funds available for payment described in this remarketing prospectus (subject to all prior required distributions).  See "—The Class B Notes—Subordination of the Class B Notes," "—Distributions" and "—Credit Enhancement" in this remarketing prospectus.  If these sources are insufficient to pay the Class A Noteholders' Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the class A noteholders and any applicable Swap Counterparty with respect to principal on subsequent distribution dates. Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.
Principal payments generally are applied on each distribution date in the priorities set forth under "—Distributions" below.
Absent an event of default, no principal will be paid to the class A-7A notes until the outstanding principal balance of the class A-6 notes has been reduced to zero.
The class A-1, class A-2, class A-3, class A-4 and class A-5 notes have been paid in full and will receive no further distributions from the trust.
As of the October 2017 distribution date, there were no sums on deposit in any accumulation account relating to the reset rate notes.  There will be no payment of principal of the class A-7A notes from the trust on the current reset date.
However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes and to each applicable Swap Counterparty will be made pro rata, without preference or priority, except that amounts on deposit in an accumulation account will be applied only to the payment of principal of the related class of reset rate notes.
The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date.  The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in "Risk Factors" in this remarketing prospectus.
For a discussion on the ramifications of the termination of a currency swap agreement on principal payments, see "–Distributions–Distributions with respect to the Reset Rate Notes in Foreign Exchange Mode" in this remarketing prospectus.
The Class B Notes
Distributions of Interest.  Interest accrues on the principal balance of the class B notes at the class B interest rate.  Interest accrues during each accrual period and will be payable quarterly to the class B noteholders on each distribution date.  Interest accrued as of any distribution date but not paid on that distribution date is due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate.  Interest payments on the class B notes for any distribution date are generally funded from

Available Funds and other sources of funds available for payment described in this remarketing prospectus (subject to all prior required distributions).  See "—The Class B Notes—Subordination of the Class B Notes," "—Distributions" and "—Credit Enhancement—Reserve Account" in this remarketing prospectus.
The annual interest rate for the class B notes with respect to each accrual period will be equal to three‑month LIBOR plus 0.30%.  The administrator determines three-month LIBOR for the class B notes for all accrual periods in the same manner as for the class A notes described above under "—The Class A Notes—Distributions of Interest."
Distributions of Principal.  Principal payments will be made to the class B noteholders on each distribution date on and after the Stepdown Date, provided that a Trigger Event has not occurred and is not continuing, in an amount generally equal to the Class B Noteholders' Principal Distribution Amount for that distribution date.  Principal payments on the class B notes for any distribution date will generally be funded from the portion of Available Funds and the other sources of funds available for payment as described in this remarketing prospectus (subject to all prior required distributions).  Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust.  See "—Distributions" and "—Credit Enhancement—Reserve Account" below.
The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date to the extent of Available Funds. The actual date on which the final distribution on the class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors as described in "Risk Factors" in this remarketing prospectus.
Subordination of the Class B Notes.  On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and amounts, if any, due to a Swap Counterparty for trust swap payments, and payment of the Class B Noteholders' Principal Distribution Amount will be subordinated to the payment of both interest and the applicable Class A Noteholders' Principal Distribution Amount, and amounts, if any, due to a Swap Counterparty for trust swap payments and any required deposits into any supplemental interest account and any investment reserve account.  Consequently, on any distribution date, Available Funds and amounts on deposit in the reserve account remaining after payment of the primary servicing fee, the administration fee and any required deposits to the remarketing fee account will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on such distribution date until the class A notes have received the applicable Class A Noteholders' Principal Distribution Amount.  In addition, even after the class A notes have been paid in full (or sufficient amounts are on deposit in any accumulation account to pay the outstanding principal amount in full of the reset rate notes), the Class B Noteholders' Principal Distribution Amount will be subordinated to the payment of any required deposits into any supplemental interest account and any investment reserve account.

Notwithstanding the foregoing, if
(1) on any distribution date following distributions under clauses (a) through (f) under "—Distributions—Distributions from the Collection Account" to be made on that distribution date, the outstanding principal balance of the class A notes, less amounts, other than investment earnings, on deposit in any accumulation account, would be in excess of:
•	the outstanding principal balance of the trust student loans plus
•	any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus
•
the balance of the capitalized interest account on the distribution date following those distributions made with respect to clauses (d)(1), (d)(2) and (e) under "—Distributions—Distributions from the Collection Account" below plus

•	the balance of the add-on consolidation loan account on such distribution date plus
•
the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (f) under "—Distributions—Distributions from the Collection Account" below minus

•	the Specified Reserve Account Balance and the Supplemental Interest Account Deposit Amount for that distribution date, or
(2) an event of default under the indenture affecting the class A notes has occurred and is continuing, then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders' Distribution Amount and any Supplemental Interest Account Deposit Amount before any amounts are applied to the payment of the Class B Noteholders' Distribution Amount.
The Reset Rate Notes
General.  The applicable currency and interest rate for the reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below.  Currently, the class A-7A notes have been denominated in Euros and have borne interest at a floating rate as described above.
Interest.
Interest on a class of reset rate notes, during any reset period when such class bears interest at a fixed rate, will accrue daily and will be computed based on:

•	if such class is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or
•
if such class is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method or another day-count convention as set forth on the related Remarketing Terms Determination Date.

Interest on a class of reset rate notes, during any reset period when such class is denominated in U.S. Dollars and bears interest at a floating rate based on LIBOR, will be calculated using a rate of LIBOR that is determined for all accrual periods in the same manner as for the LIBOR-based class A notes as described above under "Description of the Notes—The Notes—The Class A Notes."  Interest will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.  Interest on a class of reset rate notes, during any reset period when such class bears interest at a floating rate based on EURIBOR, GBP-LIBOR or another index (as has been the case with respect to the class A-7A notes during their initial reset period), will be computed as described above under "Description of the Notes—The Notes—The Class A Notes."
An accrual period during any reset period when a class of reset rate notes bears interest at a floating rate, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on a distribution date and end on the day before the next distribution date.  An accrual period during any reset period when a class of reset rate notes bears a fixed rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date.  The accrual periods and the distribution dates for payments of interest for such class may be monthly, quarterly, semi-annual or annual, as specified on the related Remarketing Terms Determination Date as described under "—Reset Periods" below.  Interest and principal will be payable or allocated, as applicable, on each applicable distribution date.
However, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars (including, with respect to the class A-7A notes, their initial reset period), if a distribution date for that class coincides with a reset date, payments of interest will be made to the related reset rate noteholders on the second business day following that distribution date (which we sometimes refer to as the "special reset payment date" in this remarketing prospectus), together with additional interest on the applicable principal balance at the related interest rate.  Notwithstanding the foregoing, for any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars, following a reset date upon which a Failed Remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for the related class of reset rate notes (as will be the case in the event the class A-7A notes are successfully remarketed on the January 25, 2018 reset date), payments of interest and principal to the related class of reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.  If the class A-7A notes are successfully remarketed to maturity on the January 25, 2018 reset date, this provision will no longer be applicable to such class of notes.
Principal.  In general, payments of principal will be made or allocated to a class of reset rate notes on each distribution date as described above.  If, on any distribution date, principal would be payable to a class of reset rate notes during any reset period when they are then structured not to receive a payment of principal until the end of the related reset period (as will be the case, generally, but not exclusively, whenever such notes bear a fixed rate of interest), principal generally will be allocated to the applicable class of reset rate notes and deposited into the accumulation account until the next related reset date, when such amounts will be distributed to the related reset rate noteholders or to the related Swap Counterparty, as applicable, on or about that reset date. See "Description of the Notes—The Reset Rate Notes—Principal" in this remarketing prospectus.
Reset Periods.  The current reset date for the class A-7A notes is January 25, 2018 and, assuming a successful remarketing on that date, there will be no subsequent reset dates with respect to the class A-7A notes.  We refer to these dates, together with each date thereafter on which the class A-7A notes may be reset with respect to the currency and/or interest rate mode, as a "reset date" and each period between the reset dates for such class as a "reset period."  All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date.  However, no reset period may end after the day before the maturity date for the related class of reset rate notes.  Depending on the rate and timing of prepayments on the trust student loans, the related reset rate notes may be repaid earlier than the next related reset date.
The applicable currency, interest rate and the frequency of principal payments on a class of reset rate notes will be reset as of each related reset date as determined by:
•
the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the applicable currency (U.S. Dollars, Euros, Pounds Sterling or another currency), whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period, whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period, and the related All Hold Rate (if applicable); and

•	the remarketing agents with respect to the determination of the applicable fixed rate of interest or Spread to the chosen interest rate index, as applicable.
In the event that a class of reset rate notes is reset to pay (or continues to pay) the related noteholders in a currency other than U.S. Dollars (as has been the case with respect to the class A-7A notes during their initial reset period), such class is said to be in foreign exchange mode.  In that case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swap agreements to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the applicable noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties.  See "—Foreign Exchange Mode" below.
In the event that a class of reset rate notes is reset to bear (or continues to bear) a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on such class and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties.  See "—Fixed Rate Mode" below.  In the event that a class of reset rate notes is reset to bear (or continues to bear) a floating rate of interest, the Spread will be determined in the manner described below for each reset period.  See also "—Spread Determination Date" below.
Each reset period will be no less than three months and will always end on the day before a distribution date.  Each distribution date when the reset rate noteholders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable Remarketing Terms Determination Date in connection with the establishment of each reset period.
Absent a Failed Remarketing, reset rate noteholders that wish to be repaid on a related reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process; provided, that tender is deemed mandatory when such reset rate notes are denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period (as has been the case during the initial reset period with respect to the class A-7A notes), as more fully discussed below.  If there is a Failed Remarketing of a class of reset rate notes, however, the related reset rate noteholders will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date.
Interest on each class of reset rate notes during each reset period after the related initial reset period will accrue and be payable either:
•	at a floating interest rate, in which case such reset rate notes are said to be in floating rate mode; or
•	at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode, in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.
Remarketing Terms Determination Date.    On the Remarketing Terms Determination Date, unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the applicable reset rate noteholders whether tender is deemed mandatory or optional for their class of reset rate notes.  Additionally, in consultation with the administrator, the remarketing agents will establish the following terms for the related class of reset rate notes by the Remarketing Terms Determination Date, which terms will be applicable during the upcoming reset period:
•	the weighted average life of such class of reset rate notes under several assumed prepayment scenarios;
•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;
•	the applicable minimum denomination and additional increments;
•	the interest rate mode (i.e., fixed rate or floating rate);
•	the applicable currency;
•	if in foreign exchange mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;
•	if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid to the reset rate noteholders, if other than quarterly;
•
whether such class of reset rate notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case, generally, but not exclusively, whenever the class A-7A notes bear a fixed rate of interest);

•	if in floating rate mode, the applicable interest rate index;
•	if in floating rate mode, the interval between interest rate change dates;
•	if in floating rate mode, the applicable interest rate determination date;
•	if in fixed rate mode, the applicable fixed rate pricing benchmark;
•	if in fixed rate mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;
•	if in floating rate mode, whether there will be a swap agreement and if so the identities of the Eligible Swap Counterparties from which bids will be solicited;
•	the applicable interest rate day-count basis; and
•	the related All Hold Rate, if applicable.
Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require that the Rating Agency Condition be satisfied.
The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the applicable reset rate noteholders, the indenture trustee and the rating agencies on the related Remarketing Terms Determination Date.
If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on each related Remarketing Terms Determination Date, the remarketing agents, in consultation with the administrator, will establish the related All Hold Rate.  In this event, on or before the Notice Date, the related reset rate noteholders will have the option to deliver a Hold Notice, in the absence of which their reset rate notes will be deemed to have been tendered.  See "—Tender of Reset Rate Notes; Remarketing Procedures" below.  If a class of reset rate notes either is in foreign exchange mode during the then-current reset period (as has been the case during the initial reset period with respect to the class A-7A notes) or will be reset into foreign exchange mode on the immediately following reset date, the related reset rate noteholders will be deemed to have tendered their class of reset rate notes on the related reset date, regardless of any desire by those noteholders to retain their ownership of any of their related class of reset rate notes, and no All Hold Rate will be applicable.
If applicable, the All Hold Rate will be the minimum rate of interest that will be effective for the upcoming reset period.  In the event that the remarketing agents do not receive Hold Notices with respect to all of the reset rate notes for the next applicable reset period, and the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All Hold Rate, all reset rate notes for which a Hold Notice was delivered will be entitled to the higher rate of interest on those reset rate notes for the upcoming reset period.  If 100% of the reset rate noteholders elect to hold all of their reset rate notes for the next applicable reset period, the rate of interest during the upcoming reset period will be the All Hold Rate.
If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable Remarketing Terms Determination Date, then, unless the holder of the call option chooses to exercise its call option, a Failed Remarketing will be declared on the related Spread Determination Date, all noteholders will retain their notes, the Failed Remarketing Rate will apply, and a reset period of three months will be established.
In addition, unless notice of the exercise of the call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under "—Tender of Reset Rate Notes; Remarketing Procedures" below.
If a failed remarketing has been declared, all reset rate notes will be deemed to have been held by the holders on the related reset date at the failed remarketing rate regardless of any desire to tender their notes or any mandatory tender of their notes. With respect to any failed remarketing, the next reset period will be established as a three-month period.
Call Option.  Each class of reset rate notes will be subject, as of each reset date, to a call option, held by Navient Corporation or one of its wholly-owned subsidiaries, for 100% of that class exercisable at a price equal to 100% of the principal balance of such class, less all amounts distributed to the related reset rate noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust on the applicable reset date.  The call option may be exercised by Navient Corporation or one of its wholly-owned subsidiaries at any time prior to the determination of the related Spread or fixed rate or the declaration of a Failed Remarketing on the related Spread Determination Date.  Once notice is given, the holder of the call option may not rescind its exercise of that call option.  If the call option is exercised with respect to a class of reset rate notes, the interest rate on such class of reset rate notes will be the Call Rate and the applicable currency will be U.S. Dollars.  In that event, a reset period of three months will be established for such class of reset rate notes, at the end of which the holder of the call option may either remarket that class of reset rate notes pursuant to the remarketing procedures set forth below or retain those notes for one or more successive three-month reset periods at the existing Call Rate.
The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the class A-7A notes.
Spread Determination Date.  On each Spread Determination Date, the remarketing agents will set the applicable Spread above or below the applicable index (if such class of reset rate notes will be in floating rate mode during the next reset period) or the applicable fixed rate of interest (if such class of reset rate notes will be in fixed rate mode during the next reset period), in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all tendering noteholders to receive a payment equal to 100% of the outstanding principal balance of their reset rate notes.  Also, if applicable, the administrator and the remarketing agents will select from the bids received from the Eligible Swap Counterparty or Counterparties, with which the trust will enter into one or more swap agreements to hedge basis and/or currency risks for the next related reset period.  Furthermore, if the reset rate notes are to be reset to foreign exchange mode, the currency exchange rate, the Extension Rate due to the related currency Swap Counterparty and the Failed Remarketing Rate for the applicable reset period will be determined pursuant to the terms of the related currency swap agreement.  If required for the immediately following reset period, on or before the related Spread Determination Date the administrator will arrange for new or additional securities identification codes to be obtained.
In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, Luxembourg, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream, Luxembourg's respective procedures, the indenture trustee, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, any applicable currency exchange rate, and, if applicable, the identity of any swap counterparty or counterparties, including the floating rate (or rates) of interest to be due to each selected swap counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

Timeline.    The following chart shows a timeline of the remarketing process:

Timing	Event
Thirty to Fifteen Calendar Days Prior to Remarketing Terms Determination Date	(Administrator to provide notices to clearing agencies specifying the identity of the remarketing agents and whether tender of the related notes is voluntary or mandatory)
At Least Eight Business Days Prior to Reset Date	REMARKETING TERMS DETERMINATION DATE (Notices sent to reset rate noteholders stating the new terms of the reset rate notes, including the related all hold rate, if applicable)
Six Business Days Prior to Reset Date	NOTICE DATE (Hold notices due from reset rate noteholders, if applicable, or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
Three to Six Business Days Prior to Reset Date	SPREAD DETERMINATION DATE (Based on market conditions, the spread or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared; identity of any swap counterparty (or counterparties) is determined; last date that the call option may be exercised; and, if in foreign exchange mode, the outstanding principal balance of the related class of reset rate notes in the related non-U.S. Dollar currency, the applicable currency exchange rate, the related extension rate and the related failed remarketing rate for the next reset period will be determined)
Reset Date	RESET DATE (New terms of the remarketed reset rate notes become effective; any swap agreement for previous reset period terminates; any new swap agreement for next reset period becomes effective; payments to tendering noteholders of U.S. Dollar denominated securities; any interest rate swap agreement for the previous reset period terminates)
Two Business Days After Reset Date	SPECIAL RESET PAYMENT DATE (Payments to tendering reset rate noteholders of non-U.S. Dollar denominated securities; any currency swap agreement for the previous reset period terminates)

Failed Remarketing.  There will be a failed remarketing with respect to a class of reset rate notes on a related reset date if:
•
the remarketing agents, in consultation with the administrator, cannot determine the applicable required reset terms for such class of notes on or before the related remarketing terms determination date;

•	the remarketing agents cannot establish the required spread or fixed rate on the spread determination date;
•
the remarketing agents are unable to remarket some or all of the tendered reset rate notes at the spread or fixed rate set by the remarketing agents (and the remarketing agents do not choose to purchase such reset rate notes themselves);

•	if applicable, one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained;
•	any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required; or
•	certain other conditions specified in the remarketing agreement are not satisfied with respect to such class of notes.
In the event of a failed remarketing with respect to a class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars (as has been the case during the initial reset period with respect to the class A-7A notes):
•	all holders will retain their notes (including in all deemed mandatory tender situations, as is the case for the current reset date with respect to the class A-7A notes);
•	such notes will remain denominated in the then-current currency (which, with respect to the class A-7A notes and the current reset period, is Euros);
•	each currency swap counterparty will be entitled to receive quarterly payments from the trust at an increased LIBOR-based rate (referred to in this remarketing prospectus as the "extension rate");
•	the trust will be entitled to receive from the currency swap counterparty, for payment to the related noteholders, quarterly floating rate payments at the specified failed remarketing rate; and
•	the related reset period will be three months.
With respect to the initial class A-7A currency swap agreement, the extension rate payable by the trust to the initial currency swap counterparty will be an annual rate of three‑month LIBOR plus 0.75% and the failed remarketing rate payable by the initial currency swap counterparty to the trust, for payment to the class A-7A noteholders, will be an annual rate of three-month EURIBOR plus 0.55%, which terms will continue to apply to the class A-7A notes in the event of a failed remarketing on the January 25, 2018 reset date.  See "Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures" in this remarketing prospectus.
In the event of a failed remarketing with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:
•	all holders will retain their notes;
•	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus 0.75%; and
•	the related reset period will be three months.
If there is a failed remarketing on the January 25, 2018 reset date, the class A-7A notes will continue to have an outstanding principal balance of €500,000,000.
Foreign Exchange Mode.    If a class of reset rate notes is to be reset in foreign exchange mode on the related reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with Eligible Swap Counterparties:
•	to facilitate the trust's ability to pay principal and interest in the applicable currency;
•
to pay additional interest at the applicable interest rate and in the applicable currency on the related class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange of all secondary market trade proceeds from a successful remarketing (or proceeds from the exercise of the call option) on the applicable reset date to the applicable currency.

Under any currency swap agreement between the trust and one or more swap counterparties, each related swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:
•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the class A-7A notes using the exchange rate established on the effective date of such currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the class A-7A notes multiplied by the outstanding principal balance of the class A-7A notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the class A-7A notes, including, on the maturity date for the class A-7A notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the class A-7A notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;
•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the class A-7A notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the class A-7A notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, each related swap counterparty will receive from the trust:
•	on the effective date of such currency swap agreement for the related reset date, all secondary market trade proceeds received from purchasers of the class A-7A notes in the applicable currency;
•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterpart's pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the class A-7A notes, and (2) that swap counterpart's pro rata share of all payments of principal in U.S. Dollars that are allocated to the class A-7A notes; provided that, all principal payments allocated to such notes on any distribution date will be deposited into the related accumulation account and paid to each related swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the class A-7A notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the class A-7A notes, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the related currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

All such currency swap agreements will terminate, generally, on the earliest to occur of:
•	the next succeeding related reset date resulting in a successful remarketing;
•	the purchase of all outstanding notes on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the class A-7A notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or
•	the maturity date of the class A-7A notes.
Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the servicer or an auction of the trust student loans by the indenture trustee.  No currency swap agreement will terminate solely due to the declaration of a Failed Remarketing.
The remarketing agents, in consultation with the administrator, in determining the counterparty or counterparties to the required currency swap agreements, will solicit bids regarding the LIBOR-based interest rate, extension rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the currency swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the class A-7A notes, the remarketing agents, in consultation with the administrator, may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one currency swap agreement to fully hedge the then outstanding principal balance of the class A-7A notes. On or before the spread determination date, the remarketing agents, in consultation with the administrator, will select the swap counterparty or counterparties.
Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the servicer or an auction of the trust student loans by the indenture trustee.  No currency swap agreement will terminate solely due to the declaration of a Failed Remarketing.
The remarketing agents, in consultation with the administrator, in determining the counterparty or counterparties to the required currency swap agreements, will solicit bids regarding the LIBOR-based interest rate, extension rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the currency swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the class A-7A notes, the remarketing agents, in consultation with the administrator, may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one currency swap agreement to fully hedge the then outstanding principal balance of the class A-7A notes. On or before the spread determination date, the remarketing agents, in consultation with the administrator, will select the swap counterparty or counterparties.
The terms of all currency swap agreements must satisfy the Rating Agency Condition.  The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the Rating Agency Condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a Failed Remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the Remarketing

Terms Determination Date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the applicable class of reset rate notes must be reset to U.S. Dollars on the related reset date.  No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.
If a class of reset rate notes is either currently in foreign exchange mode or to be reset into foreign exchange mode, that class of reset rate notes will be subject to a mandatory tender by the holders thereof on the related reset date.  Affected reset rate noteholders desiring to retain some or all of their class of reset rate notes will be required to repurchase their class of reset rate notes through the remarketing agents.  However, the applicable reset rate noteholders may not be allocated their desired amount of reset rate notes as part of the remarketing process for such class.  Holders of a class of reset rate notes denominated in a currency other than U.S. Dollars will receive all principal and interest payments due from the trust and payment of any outstanding principal payable through the remarketing process on or about the second business day following the reset date as a result of the required delay in payment through Euroclear and Clearstream, Luxembourg.
If a distribution date for a class of reset rate notes when such notes are denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, Luxembourg, all principal payments and any remaining interest payments due from the trust will be made to the related noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the related noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the related reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the trust will not pay to the related noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for a class of reset rate notes as described below, payments of interest and principal to the related noteholders will be made on the special reset payment date without the payment of any additional interest.
In such event, the trust, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.
In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the trust will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on a class of reset rate notes in that currency.

In addition, the indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers are strongly encouraged to consult with their tax advisors as to the tax consequences to them of purchasing, owning or disposing of the a class of reset rate notes.
Floating Rate Mode.  If a class of reset rate notes is to be denominated in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, the reset rate notes will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable Spread, as determined on the relevant Spread Determination Date.
In addition, if the remarketing agents, in consultation with the administrator, determines that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to satisfy the Rating Agency Condition, the trust will enter into one or more swap agreements with Eligible Swap Counterparties for the next reset period to hedge some or all of the basis risk.  In exchange for providing payments to the trust at the applicable interest rate index plus the related Spread, each Swap Counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the Rating Agency Condition.  In the selection of the Swap Counterparties and the establishment of the applicable spread to three-month LIBOR, the remarketing agents, in consultation with the administrator, generally will use the procedures set forth under "—Foreign Exchange Mode" above.
Fixed Rate Mode.  If a class of reset rate notes is to be denominated in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the Spread Determination Date by adding:
•	the applicable spread as determined by the remarketing agents on the Spread Determination Date; and
•
the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish that fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance.  However, that fixed rate of interest will in no event be lower than the related All Hold Rate, if applicable.

Interest on a class of reset rate notes during any reset period when such notes bear a fixed rate of interest and are denominated in U.S. Dollars generally will be computed on the basis of a 360-day year of twelve 30-day months. Interest on a class of reset rate notes during any reset period when such notes bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method, or another day-count convention as may be established on the related Remarketing Terms Determination Date.  Such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the Spread Determination Date, during the relevant reset period.
In addition, if a class of reset rate notes is to be remarketed to bear a fixed rate of interest, the trust will enter into one or more interest rate swap agreements with one or more Eligible Swap Counterparties on the related reset date to facilitate the trust's ability to pay interest at the fixed rate (and such interest rate swap agreements will be made as part of any required currency swap agreement as described in "Description of the Notes—Distributions—Distributions with Respect to the Reset Rate Notes in Foreign Exchange Mode" in this remarketing prospectus).  Each such interest rate swap agreement will terminate, generally, on the earliest to occur of:
•
the next succeeding reset date, if the related class of reset rate notes is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if the related class of reset rate notes is then in foreign exchange mode;

•	the related reset date for which the call option is exercised;
•
the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero (including as the result of the optional purchase of the remaining trust student loans by the servicer or an auction of the trust student loans by the indenture trustee); or

•	the maturity date of the related class of reset rate notes.
No interest rate swap agreement with respect to a class of reset rate notes, if such notes are then in foreign exchange mode, will terminate solely due to the declaration of a failed remarketing. Each interest rate swap agreement must satisfy the rating agency condition. No new interest rate swap agreement will be entered into by the trust for any reset period where the call option has been exercised. The remarketing agents, in consultation with the administrator, generally will use procedures similar to those set forth above under "—Foreign Exchange Mode" in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.
In exchange for providing a payment equal to interest at the fixed rate due to the class of reset rate notes, the related swap counterparty will be entitled to receive on each distribution date a payment from the trust, as a trust swap payment, in an amount based on three-month LIBOR, plus or minus a spread, as determined from the bidding process described above.
Allocation of Principal to Accumulation Account.    If, on any distribution date, principal would be payable to a class of reset rate notes during any reset period when such notes are then structured not to receive a payment of principal until the end of the related reset period (as will be the case, generally, but not exclusively, whenever a class of reset rate notes bear a fixed rate of interest), principal generally will be allocated to such class of reset rate notes and deposited into the related accumulation account.  Such principal amounts will remain in the related accumulation account until the next reset date for that class of reset rate notes, unless there occurs, prior to that reset date, an optional termination of the trust, an optional purchase of the remaining trust student loans by the servicer or a successful auction of the remaining trust student loans by the indenture trustee or payment of principal of the notes is accelerated following an event of default.  On that reset date, all amounts (exclusive of investment earnings) then on deposit in the related accumulation account, including any allocation of principal made on that distribution date, will be distributed to the related reset rate noteholders, as of the related record date, in reduction of principal of that class of reset rate notes (or if in foreign exchange mode, on or about that reset date to the related Swap Counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related reset rate noteholders on or about that reset date).
However, in the event that on any distribution date the amount (exclusive of investment earnings) on deposit in the related accumulation account would equal the outstanding principal balance (or if in foreign exchange mode, the U.S. Dollar equivalent thereof) of the applicable class of reset rate notes, then no additional amounts will be deposited into the related accumulation account, and all amounts therein, exclusive of investment earnings, will be distributed on the next reset date to the related reset rate noteholders (or if in foreign exchange mode, on or about that reset date to the related currency Swap Counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related reset rate noteholders on or about that reset date).  On that reset date the outstanding principal balance of the applicable class of reset rate notes will be reduced to zero.  Amounts (exclusive of investment earnings) on deposit in the accumulation account may be used only to pay principal on the related class of reset rate notes (or to make payments to the related currency Swap Counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the currency swap agreement) and for no other purpose. All investment earnings on deposit in the accumulation account will be withdrawn on each distribution date and deposited into the collection account.
Whenever amounts are deposited into or are on deposit in the accumulation account, the indenture trustee, subject to sufficient Available Funds therefor, will deposit into the supplemental interest account the Supplemental Interest Account Deposit Amount as described under "—Distributions" below.
Tender of Reset Rate Notes; Remarketing Procedures.  On the closing date, the trust, the administrator and the remarketing agents entered into a remarketing agreement for the remarketing of each class of reset rate notes by the remarketing agents.  Pursuant to the remarketing agreement, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. each initially agreed to act as a remarketing agent.  The administrator, in its sole discretion, may change or remove the remarketing agents or, if at any time, there is more than one remarketing agent, designate a lead remarketing agent for any class of reset rate notes and any reset period at any time on or before the related Remarketing Terms Determination Date.  In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars.  Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to the next Remarketing Terms Determination Date.

On each Remarketing Terms Determination Date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing for the related class of reset rate notes, and on the related Spread Determination Date (unless a Failed Remarketing is declared, Hold Notices relating to 100% of any class of reset rate notes have been timely delivered, or the call option has been exercised with respect to the related reset date), that remarketing agency agreement will be supplemented to include all other required terms of the related remarketing for such class of reset rate notes.
On the reset date that commences each reset period, if a class of reset rate notes is not subject to mandatory tender, each related reset rate note will be automatically tendered, or deemed tendered, to the remarketing agents for remarketing by such remarketing agents on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate note. If the a class of reset rate notes is held in book-entry form, 100% of the outstanding principal balance of such class of reset rate notes will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream, Luxembourg which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agents, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the related remarketing agent.
If applicable, the hold notice must be received by the remarketing agents during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the class of reset rate notes pursuant to any exercise of the call option. If a hold notice is not timely received for any reason by the remarketing agents on the notice date, the beneficial owner of the reset rate notes will be deemed to have elected to tender such note for remarketing by the remarketing agents. All of the reset rate notes of a class, whether or not tendered, will bear interest upon the same terms.
The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the related reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, including conditions that all of the reset rate notes of a class in fact were not called, none of the reset rate notes of a class have been downgraded or put under review by the rating agencies, no events of default with respect to the reset rate notes of a class have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the call option is not timely exercised and the remarketing agents are unable to remarket some or all of the tendered reset rate notes of a class and, in their sole discretion, elect not to purchase those reset rate notes, then the remarketing agents will declare a failed remarketing, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the related failed remarketing rate.
No noteholder or beneficial owner of any reset rate note will have any rights or claims against the remarketing agents as a result of the remarketing agents' not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.
Each remarketing agent, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate notes. Each remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Each remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the servicer or the administrator as freely as if it did not act in any capacity under the remarketing agency agreement.
The remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date.  The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient Available Funds on the related distribution date, for certain expenses associated with each remarketing.  The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account.  On each distribution date that is one year or less prior to a reset date, Available Funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the Quarterly Funding Amount.  If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees therefrom, exceeds the Reset Period Target Amount, such excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in Available Funds for that distribution date.  In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in Available Funds for that distribution date.  Also, if on any distribution date a Class A Note Interest Shortfall would exist, or if on the maturity date for any class of class A notes, Available Funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such Class A Note Interest Shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest on or principal of the class A notes.
The remarketing fee account is held by the indenture trustee for the benefit of the remarketing agents and the class A noteholders.  As of the October 2017 distribution date, there was $2,091,250.00 on deposit in the remarketing fee account.  In connection with a successful remarketing of the class A-7A notes on the January 25, 2018 reset date, the remarketing agents will be paid a remarketing fee by the trust in an amount not to exceed $2,091,250.
Distributions
Deposits into the Collection Account.    On or before the business day before each distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased from the trust by the sellers, the depositor or the servicer.
Except as provided in the next paragraph, the servicer will deposit all payments on trust student loans and all proceeds of the trust student loans collected by it during each collection period into the collection account within two business days of receipt.  Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the trust student loans received by it for each collection period into the collection account within two business days of receipt.
However, for so long as no administrator default has occurred and is continuing, the servicer and the eligible lender trustee will remit the amounts referred to above that would otherwise be deposited into the collection account to the administrator within two business days of receipt, and the administrator will remit those amounts to the collection account on or before the business day preceding each monthly servicing payment date, together with interest calculated from the first day of the month following receipt by the administrator to but excluding the day on which the administrator remits such amounts to the collection account at a rate no less than the federal funds rate for each day during that period less 0.20%.  See "Servicing and Administration—Payments on Trust Student Loans" in this remarketing prospectus.
Distributions from the Collection Account.  On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.
On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under "Description of the Notes—The Notes—The Class A Notes—Distributions of Principal" and "—The Notes—The Class B Notes—Subordination of the Class B Notes" herein, to the extent of Available Funds for that distribution date and amounts transferred from the reserve account with respect to that distribution date:
(a) to the servicer, the primary servicing fee due on that distribution date;

(b) to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;
(c) to the remarketing fee account, any Quarterly Funding Amount for that distribution date;
(d) pro rata, based on amounts due and owing:
(1) to the class A noteholders (other than the reset rate noteholders if a swap agreement with respect to interest payments to be made to those noteholders is then in effect), the Class A Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders' Interest Distribution Amount;
(2) if a swap agreement is then in effect for the reset rate notes with respect to interest payments to be made to those noteholders, to each applicable Swap Counterparty, the amount of interest at the related floating rate of interest due to each applicable Swap Counterparty under the related swap agreement; and
(3) if applicable, to each Swap Counterparty, the amount of any swap termination payment due to that Swap Counterparty under the related swap agreement due solely to a swap termination event resulting from a payment default by the trust or the insolvency of the trust;
(e) to the class B noteholders, the Class B Noteholders' Interest Distribution Amount;
(f) (1) first, to the class A-6 noteholders, until the principal balance of the class A-6 notes is paid in full, the Class A Noteholders' Principal Distribution Amount; provided, however, that:
(A) if the class A-6 notes are then denominated in U.S. Dollars and are then structured not to receive a payment of principal until the end of the related reset period, principal payments due to the reset rate noteholders instead will be allocated to the accumulation account until amounts on deposit therein are sufficient to reduce the principal balance of that class to zero,
(B) if the class A-6 notes are then denominated in a currency other than U.S. Dollars, principal payments due to the reset rate noteholders instead either will be made to the related currency Swap Counterparty or will be allocated to the accumulation account (if that class is then structured not to receive a payment of principal until the end of the related reset period) until the U.S. Dollar equivalent of the principal balance of such class has been distributed to the related currency Swap Counterparty or allocated to the accumulation account, and

(C) for purposes of this clause (f)(2), the outstanding principal balance of the class A-6 notes or its U.S. Dollar equivalent, as applicable, will be deemed to have been reduced by any amounts (exclusive of investment earnings) on deposit in any accumulation account,
(3) second, any remaining Class A Noteholders' Principal Distribution Amount, pro rata, to the class A-7A and class A-7B noteholders, until the principal balance of each such class is paid in full; provided, however, that:
(A) if the class A-7A notes are then denominated in U.S. Dollars and are then structured not to receive a payment of principal until the end of the related reset period, principal payments will be allocated to the related accumulation account until amounts on deposit therein are sufficient to reduce the principal balance of that class to zero,
(B) if the class A-7A notes are then denominated in a currency other than U.S. Dollars (as is the case during their initial reset period), principal payments either will be made to the related currency swap counterparty or counterparties or will be allocated to the related accumulation account (if that class is then structured not to receive a payment of principal until the end of the related reset period) until the U.S. Dollar equivalent of the principal balance of such class of reset rate notes has been distributed to the related currency swap counterparty or counterparties or allocated to the related accumulation account, and
(C) for purposes of this clause (f) (3), the outstanding principal balance of the class A-7A notes or its U.S. Dollar equivalent, as applicable, will be deemed to have been reduced by any amounts (less any investment earnings) on deposit in any related accumulation account;
(g) to any supplemental interest account, the Supplemental Interest Account Deposit Amount, if any, for that distribution date;
(h) to any investment reserve account, the amount, if any, required to fund that account to the applicable Investment Reserve Account Required Amount;
(i) on each distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such distribution date, to the class B noteholders until paid in full, the Class B Noteholders' Principal Distribution Amount;
(j) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;
(k) to any investment premium purchase account, the Investment Premium Purchase Account Deposit Amount, if any, together with any carryover shortfalls not deposited on previous distribution dates;

(l) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;
(m) if applicable, to any Swap Counterparty or Swap Counterparties, pro rata, the amount of any swap termination payments due to the Swap Counterparty or Swap Counterparties, as the case may be, not payable in clause (d)(3) above;
(n) if applicable, to the remarketing agents, any remarketing fees due and owing by the trust to the extent not paid from amounts on deposit in the remarketing fee account;
(o) if applicable, sequentially, first to the remarketing agents for certain expenses incurred in connection with the remarketing of the reset rate notes on that distribution date, and second to the administrator for advances made on behalf of the trust for the payment of remarketing expenses on that or prior distribution dates; and
(p) sequentially, in this order, to (1) any potential future cap counterparty under a potential future interest rate cap agreement, the amount of any payment under such potential future interest rate cap agreement (including, without limitation, any upfront fees, termination payments or any other amounts due to such potential future cap counterparty), as applicable, and (2) the excess distribution certificateholder, any remaining amounts after application of the preceding clauses.
Amounts that would be paid to each Swap Counterparty pursuant to clauses (d), (f) or (m) above with respect to the reset rate notes may be paid by the trust to the related Swap Counterparty on or prior to the applicable distribution date.
In the event that a swap termination payment is owed by the trust to any Swap Counterparty and a replacement swap agreement is procured by the trust under which the replacement Swap Counterparty makes a payment to the trust, the trust will pay that amount directly to the original Swap Counterparty to the extent that a payment is owed by the trust to that Swap Counterparty.  If after making that payment, the original Swap Counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (m) above.
Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal of the notes all amounts that otherwise would be paid to the excess distribution certificateholder.
For a discussion of the ramifications of a termination of a swap agreement meant to hedge currency risk, see "—Distributions with Respect to the Reset Rate Notes in Foreign Exchange Mode" below.
Distributions with Respect to the Reset Rate Notes in Foreign Exchange Mode.  On each applicable distribution date, a paying agent, acting at the direction of the administrator, will distribute all amounts on deposit in the applicable currency account to the holders of the reset rate notes if the notes are then in foreign exchange mode (as has been the case during the initial reset period with respect to the class A-7A notes).  If a currency swap agreement terminates, amounts that would have otherwise been paid to the related Swap Counterparty under that currency swap agreement will be used to make payments to the related class of reset rate notes, in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related Swap Counterparty would have made.  If this occurs, the trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency in order to make distributions to the related class of reset rate notes.  If the then-current exchange rate of U.S. Dollars for the applicable non-U.S. Dollar currency is less favorable than under the related currency swap agreement or if the then-current spread to LIBOR for another applicable index or a fixed rate is less favorable than under the applicable currency swap agreement, the trust will use more U.S. Dollars to pay the related class of reset rate notes than it would have paid to the related Swap Counterparty.  As a result, amounts paid pursuant to clauses (d)(1) and (f) above, as applicable, under "—Distributions from the Collection Account" above could be higher if a currency swap agreement terminates.
Distributions Following an Event of Default and Acceleration of the Maturity of the Notes
After the occurrence of any of the following:
•
an event of default under the indenture relating to the payment of principal of any class of notes at its maturity date or to the payment of interest on any class of notes which has resulted in an acceleration of the maturity of the notes,

•	an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the maturity of the notes, or
•	a liquidation of the trust assets following any event of default under the indenture, the priority of the payment of the notes changes.  In particular, payments on the notes on each distribution date following the acceleration of the maturity of the notes as provided above will be made in the following order of priority:
FIRST:
A:
to the noteholders of the reset rate notes then denominated in U.S. Dollars and then structured not to receive a payment of principal until the end of its related reset period, the amount, if any, on deposit in the related accumulation account for the reset rate notes (exclusive of investment earnings) in reduction of the outstanding principal balance of such reset rate notes until they are paid in full; and/or

B:
to the related currency Swap Counterparty if the reset rate notes are then in foreign exchange mode and are then structured not to receive a payment of principal until the end of their reset period, the amount, if any, on deposit in the related accumulation account for the reset rate notes (exclusive of investment earnings) in reduction of the outstanding amount of the reset rate notes until they are paid in full;

SECOND:  to the indenture trustee, for annual fees and any other amounts due and owing under the indenture;
THIRD:  to the servicer, the primary servicing fee due on that distribution date and all prior unpaid primary servicing fees;
FOURTH:  to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;
FIFTH:  pro rata, based on amounts due and owing:
A:
to the class A noteholders (other than the noteholders of the reset rate notes if a swap agreement with respect to interest payments to be made to such noteholders is then in effect), the Class A Noteholders' Interest Distribution Amount, ratably, without preference or priority of any kind, based on the amounts due and payable as the Class A Noteholders' Interest Distribution Amount;

B:
if a swap agreement is then in effect for the reset rate noteholders with respect to interest payments to be made to such noteholders, to each Swap Counterparty, the amount of any swap interest payments due and payable by the trust (other than as paid to that Swap Counterparty under clause FIRST); and

C:
if any swap agreement with respect to the reset rate notes has been terminated, to the related Swap Counterparty, the amount of any swap termination payments due to such Swap Counterparty under the related swap agreement due to a swap termination event relating to a payment default by the trust, acceleration of the notes or the insolvency of the trust;

SIXTH:
A:
if the reset rate notes are in foreign exchange mode, pro rata (1) to the class A noteholders (other than the holders of any reset rate notes then in foreign exchange mode), ratably, an amount sufficient to reduce the respective principal balances of those class A notes to zero, and (2) to the applicable currency Swap Counterparties an amount sufficient to reduce the U.S. Dollar equivalent principal balance of the reset rate notes then in foreign exchange mode to zero; or

B:
if the reset rate notes are then denominated in U.S. Dollars, pro rata to the class A noteholders, ratably, an amount sufficient to reduce the respective principal balances of those class A notes to zero;

SEVENTH:  to the class B noteholders, the Class B Noteholders' Interest Distribution Amount;

EIGHTH:  to the class B noteholders, an amount sufficient to reduce the principal balance of the class B notes to zero;
NINTH:  to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;
TENTH:  to any Swap Counterparties, pro rata, the amount of any swap termination payments due to such Swap Counterparties from the trust and not payable under clause FIFTH (C);
ELEVENTH:  to the remarketing agents, any due and unpaid remarketing fees payable by the trust to the extent not previously paid from amounts on deposit in the remarketing fee account;
TWELFTH:  if applicable, sequentially, first to the remarketing agents for certain expenses incurred in connection with the remarketing of the reset rate notes on such distribution date, and second to the administrator for advances made on behalf of the trust for the payment of remarketing expenses on that or prior distribution dates; and
THIRTEENTH: sequentially, in this order, to (a) any potential future cap counterparty under a potential future interest rate cap agreement, the amount of any payment under such potential future interest rate cap agreement (including, without limitation, any upfront fees, termination payments or any other amounts due to such potential future cap counterparty), as applicable, and (b) the excess distribution certificateholder, any remaining amounts after application of the preceding clauses.
If the trust has entered into a currency swap agreement and such currency swap agreement terminates, amounts that would have otherwise been paid to the related currency Swap Counterparty (other than amounts payable as a termination payment thereunder) will be used to make payments to the related class of reset rate notes in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related currency Swap Counterparty would have made.  If this occurs, the trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency in order to make distributions to the related class of reset rate notes.
Voting Rights and Remedies
The notes will all vote and exercise remedies together as if they were a single class other than with respect to exercising the right to liquidate collateral, in which case the class A notes and the class B notes have different rights.  See "The Indenture—Events of Default; Rights Upon Events of Default" in this remarketing prospectus.
Credit Enhancement
Excess Interest.  On any distribution date, excess interest is equal to the amount of interest received on the trust student loans that exceeds the amount of interest due and payable on the notes.

Reserve Account.  The reserve account was created with an initial deposit by the trust on the closing date and, as of the October 2017 distribution date, it had a balance of $4,531,704.00.  The reserve account will be replenished on each distribution date, by deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (i) under "—Distributions—Distributions from the Collection Account" above.
If the market value of securities and cash in the reserve account together with amounts on deposit in any supplemental interest account on any distribution date is sufficient to pay the remaining principal amount of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.
If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, subject to certain limitations, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution on that distribution date.
Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust.  Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (c), (d)(1), (d)(2) and (e) under "—Distributions—Distributions from the Collection Account" above.  These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (f) and (i) and, in the case of the final distribution upon termination of the trust, clauses (l) through (o) under "—Distributions—Distributions from the Collection Account" above.  These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (a) through (c), (d)(1), (d)(2) and (e), clauses (f) and (i), and clauses (l) through (o), as applicable.
The reserve account is primarily intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses.  In some circumstances, however, the reserve account could be reduced to zero.  Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fees.  Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee and carryover amounts on the final distribution upon termination of the trust.
Subordination of the Class B Notes.    On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and distributions of principal of the class B notes will be subordinated to the payment of both interest on and principal of all of the class A notes.  See "Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes" in this remarketing prospectus.
Capitalized Interest Account.  All funds on deposit in the capitalized interest account that was created and funded on the closing date were released to the excess distribution certificateholder on the distribution date that occurred in January 2007.  No additional sums have been or will be deposited into this account.
Initial Currency Swap Agreements
Initial Currency Swap Agreements.  On the closing date, the trust entered into a currency swap agreement for the class A-6 notes with Credit Suisse First Boston International, as the initial class A-6 currency swap counterparty.  This agreement was terminated on April 25, 2013 when the class A-6 notes were reset to U.S. Dollars and is not otherwise discussed in this preliminary remarketing prospectus.
Also on the closing date, the trust entered into a currency swap agreement for the class A-7A notes with Deutsche Bank AG, New York Branch, as the initial class A-7A currency swap counterparty. Each such currency swap agreement was documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. We refer to such agreement as the "initial class A-7A currency swap agreement."
Because the purchase price for the class A‑7A notes was paid by investors in Euros, but the trust purchased the trust student loans in U.S. Dollars, on the closing date, the initial class A-7A currency Swap Counterparty converted all Euros received by the trust from the sale of the class A‑7A notes to U.S. Dollars, which were delivered to the trust as proceeds from the sale of the class A‑7A notes.
Interest. Prior to the occurrence of a Failed Remarketing, on or before the third business day immediately preceding each distribution date through the initial reset date for the A-7A notes the trust is obligated to pay to the initial currency swap counterparty under the initial class A-7A currency swap agreement, from Available Funds, and if necessary, the capitalized interest account and the reserve account, pari passu with interest payments to the class A noteholders, an amount in U.S. Dollars equal to the product of:
•	three-month LIBOR plus 0.11600%;
•	the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes immediately preceding that distribution date; and
•	a fraction, the numerator of which is the actual number of days elapsed in the related quarterly accrual period, and the denominator of which is 360.
In exchange for the interest payments made by the trust to the initial class A-7A currency Swap Counterparty under the initial class A-7A currency swap agreement, the initial class A-7A currency Swap Counterparty is obligated to pay to a paying agent, on behalf of the trust, on or about the third business day preceding each distribution date for the class A-7A notes through their initial reset date, an amount of Euros equal to the product of:
•	EURIBOR (determined as of the same time and in the same manner as for the class A-7A notes for the related accrual period) plus the interest rate margin applicable to the class A-7A notes;
•	the outstanding principal balance of the class A-7A notes denominated in Euros, immediately preceding that distribution date; and
•	a day count fraction using the Actual/360 accrual method as described under "—The Notes—The Class A Notes" below.
For a description of interest payments due on the class A-7A rate notes following the occurrence of a Failed Remarketing, see "—Failed Remarketing" below.
Principal. Prior to the occurrence of a Failed Remarketing, under the terms of the initial class A-7A currency swap agreement, on or about the third business day prior to each distribution date for such notes, the applicable initial currency swap counterparty will be paid, from the collection account, an amount equal to the payment of principal in U.S. Dollars by the trust that would have been made to the related class of reset rate noteholders on the related distribution date if not for the existence of that currency swap agreement. In return, the applicable initial currency Swap Counterparty will be obligated to pay to a paying agent, on behalf of the trust, on or about the third business day preceding the related distribution date for the related class of reset rate notes, the equivalent amount in Euros, using the initial Euro exchange rate of $1.1950 = €1.00 (the "initial Euro exchange rate"), for distribution to the related class of reset rate noteholders as a payment of principal.
For a description of principal payments due on the applicable class of reset rate notes following the occurrence of a Failed Remarketing, see "—Failed Remarketing" below.
Failed Remarketing. In the event that a Failed Remarketing occurs on the initial reset date for the class A-7A notes, and continues for each three-month reset period thereafter until the initial class A-7A currency swap agreement terminates in accordance with its terms, the interest payable by the trust to the initial class A-7A currency Swap Counterparty under the initial class A-7A currency swap agreement on or about the third business day prior to each distribution date will equal the product of:
•	the applicable Extension Rate;
•	the U.S. Dollar equivalent of the outstanding principal balance of the class A-7A notes immediately following the preceding distribution date; and
•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period, and the denominator of which is 360;

and the interest payable by the initial class A-7A currency Swap Counterparty under the initial class A-7A currency swap agreement will be payable to the paying agent on or about the third business day immediately preceding each distribution date in an amount equal to the product of:
•	the Failed Remarketing Rate;
•	the outstanding principal balance of the class A-7A notes, denominated in Euros, immediately following the preceding distribution date; and
•	a day count fraction using the Actual/360 accrual method as described under "—The Notes—The Class A Notes" above.
Furthermore, in the event that the initial class A-7A currency swap agreement remains in effect due to one or more consecutive Failed Remarketings, on or about the third business day prior to each distribution date after the related reset date, the trust will deliver to the initial class A-7A currency Swap Counterparty all principal otherwise allocated to the class A-7A notes in reduction of their outstanding principal balance.  In return, the initial class A-7A currency Swap Counterparty will deliver to the paying agent, for distribution to the class A-7A noteholders, the equivalent amount of Euros, using the initial Euro exchange rate, in reduction of the outstanding principal balance of the class A-7A notes.
For the initial reset date for the class A-7A notes, payments of interest and principal to the class A-7A noteholders will be made on the second business day following the initial reset date together with additional interest on the principal balance at the interest rate and in Euros for the class A-7A notes from and including the related reset date to, but excluding, the second business day following such reset date. In addition, for any reset period following a reset date upon which a Failed Remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the related call option, payments of interest and principal to the class A-7A noteholders will be made on the second business day following the related reset date without the payment of any additional interest.
In addition, on or about the third business day immediately preceding the final maturity date for the class A-7A notes, if the initial class A-7A currency swap agreement is still in effect, the trust is obligated to deliver to the initial class A-7A currency Swap Counterparty the amount of the remaining outstanding principal balance of the class A-7A notes in U.S. Dollars, and in return the initial class A-7A currency Swap Counterparty will deliver to the paying agent, for distribution to the class A-7A noteholders, the equivalent amount of Euros as payment in full of the outstanding principal balance of the class A-7A notes.
Termination Dates. The initial class A-7A currency swap agreement will terminate, in accordance with its terms, on the earliest to occur of:
•	the first reset date for which there is a successful remarketing of the related class of reset rate notes (which for the class A-7A notes is expected to occur on the January 25, 2018 reset date);
•	the reset date for which the related call option is exercised;

•	the distribution date on which the outstanding principal balance of the class A-7A notes is reduced to zero; or
•	January 25, 2041, which is the maturity date of the class A-7A notes.
The initial class A-7A currency swap agreement will not terminate solely as a result of a Failed Remarketing.  In addition, the initial class A-7A currency Swap Counterparty will have a security interest in the trust's assets subordinate to that of the noteholders.
Modifications and Amendments. The trust agreement and the indenture contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into or consent to any amendments to the initial class A-7A currency swap agreement to cure any ambiguity in, or correct or supplement any provision of, the initial class A-7A currency swap agreement, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that any such amendment will not adversely affect the interest of the noteholders and the Rating Agency Condition is satisfied.
Default Under the Initial Class A-7A Currency Swap Agreement. Events of default under the initial class A-7A currency swap agreement are limited to:
•
the failure of the trust or the initial class A-7A currency Swap Counterparty to pay any amount when due under the initial class A-7A currency swap agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment,

•	the occurrence of a bankruptcy of the trust,
•	an event of insolvency or bankruptcy of the initial class A-7A currency Swap Counterparty;
•
an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable;

•
an acceleration of the principal of the notes following an event of default for a breach of any covenant or a violation of any representation or warranty, which acceleration has become non-rescindable and non-waivable and pursuant to which the indenture trustee has liquidated the trust student loans; and

•
the following other standard events of default under the 1992 ISDA Master Agreement: "Breach of Agreement" (not applicable to the trust), "Credit Support Default" (not applicable to the trust), "Misrepresentation" (not applicable to the trust), "Default Under Specified Transaction" (not applicable to the trust), "Cross-Default" (not applicable to the trust, except as set forth in the two immediately preceding bullets) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.
Termination Events. The initial class A-7A currency swap agreement contains usual and customary termination events and also includes an additional termination event relating to the initial class A-7A currency Swap Counterparty's credit rating.  This additional termination event will occur if the initial class A-7A currency Swap Counterparty has not procured a replacement transaction or a letter of credit transaction (at no cost to the trust).
The ratings events that may cause this additional termination event are:
•	the long-term debt rating of the initial currency Swap Counterparty is withdrawn or downgraded below "BBB- by S&P;
•
at a time when the initial currency Swap Counterparty has only a long-term rating from Moody's, the long-term senior unsecured debt rating of the initial currency Swap Counterparty is withdrawn or downgraded by such agency to or below "Baa1," or at a time when the initial currency Swap Counterparty has both long-term and short-term ratings from such agency, either such rating is withdrawn or downgraded to or below "Baa1" or "P-3", respectively; or

•	the short-term debt rating of the initial currency Swap Counterparty is withdrawn or downgraded below "F2" by Fitch.
Early Termination of the Initial Class A-7A Currency Swap Agreement. Upon the occurrence of any swap default or termination event under the initial class A-7A currency swap agreement, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date without the consent of the administrator.
Upon any early termination of the initial class A-7A currency swap agreement, either the trust or the initial class A-7A currency Swap Counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination.  The amount of that termination payment will be based on the value of the swap transaction computed in accordance with the procedures in the initial class A-7A currency swap agreement. In the event that the trust is required to make a termination payment following a swap default under the initial class A-7A currency swap agreement resulting from a payment default by the trust or an insolvency event with respect to the trust, such payments will be payable pari passu with the Class A Noteholders' Interest Distribution Amount.  However, in the event that a termination payment is owed to the initial class A-7A currency Swap Counterparty following any other swap default of the trust, any swap default resulting from a default of the initial class A-7A currency Swap Counterparty or a termination event under the initial class A-7A currency swap agreement, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that distribution date, to the replenishment of the reserve account to the Specified Reserve Account Balance, to the payment of any Investment Premium Purchase Account Deposit Amount and to the payment of any carryover servicing fees.

Initial Currency Swap Counterparty
The initial class A‑7A currency Swap Counterparty is Deutsche Bank AG, New York Branch.
Potential Future Interest Rate Cap Agreement
At any time, at the direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the "potential future interest rate cap agreement") with one or more Eligible Swap Counterparties (collectively, the "potential future cap counterparty") to hedge some or all of the interest rate risk of the notes.  Any potential future interest rate cap agreement would contain customary and usual terms for such derivative agreements.  Any payment due by the trust to a potential future cap counterparty would be payable only out of funds payable under clause (p)(1) of "—Distributions—Distributions from the Collection Account" in this remarketing prospectus.  Any payments received from a potential future cap counterparty would be included in Available Funds.  The trust will enter into a potential future interest rate cap agreement only upon receipt of a written confirmation from each rating agency then rating the notes that such potential future interest rate cap agreement will not result in the downgrading of its then current rating of any class of notes.  It is not anticipated that the trust would be required to make any payments to any potential future cap counterparty under any potential future interest rate cap agreement other than an upfront payment and, in some circumstances, a termination payment.  As of the January 25, 2018 reset date, the trust will not be a party to any interest rate cap agreement.
Notice of Interest Rates
Information concerning past and current three-month LIBOR, any other applicable index, and the interest rates applicable to the reset rate notes, will be available on the administrator's website at https://www.navient.com/about/investors/debtasset/slmsltrusts/issuedetails/2005-9.aspx or by telephoning the administrator at (800) 321-7179 between the hours of 9:00 a.m. and 4:00 p.m. Eastern time on any business day and will also be available through Reuters Screen LIBOR01 Page or Bloomberg L.P.  If any class of notes is listed on the Luxembourg Stock Exchange, the administrator will also notify the Luxembourg paying agent, if any, and will cause the Luxembourg Stock Exchange to be notified, of the current interest rate for each class of notes then listed on the exchange prior to the first day of each accrual period.
Optional Purchase
The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the Pool Balance is 10% or less of the Initial Pool Balance.
The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in any accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:
•	pay to noteholders the interest payable on the related distribution date; and
•	reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero, taking into account all amounts then on deposit in any accumulation account.
See "The Transfer Agreements—Termination" in this remarketing prospectus.
For these purposes, if the reset rate notes:
•
are then structured not to receive a payment of principal until the end of the related reset period, the outstanding principal balance of the reset rate notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the related accumulation account; and/or

•
are then denominated in a non-U.S. Dollar currency, the U.S. Dollar equivalent of the then-outstanding principal balance of the reset rate notes will be determined based upon the exchange rate provided for in the related currency swap agreement or agreements.

Auction of Trust Assets
The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the Pool Balance is 10% or less of the Initial Pool Balance.
The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional right to purchase all of the remaining trust student loans.  The servicer will waive its option to purchase all of the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans.  The depositor and its affiliates, including Navient CFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans.  The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.
If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:
•	the minimum purchase amount described under "—Optional Purchase" above (plus any amounts owed to the servicer as carryover servicing fees); or
•	the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale.  The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including any of the original underwriters of the notes, or the administrator, to determine if the fair market value of the trust student loans has been offered.  See "The Transfer Agreements— Termination" in this remarketing prospectus.
The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.
If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer's waiver of its option to purchase all of the remaining trust student loans.  The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.
If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal.
See "The Transfer Agreements— Termination" in this remarketing prospectus.
INDENTURE
The class A-7A notes were issued under and secured by an indenture entered into by the trust, the indenture trustee and the eligible lender trustee.
Modification of Indenture
With the consent of the holders of a majority of the affected notes, the indenture trustee and the eligible lender trustee  may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of such noteholders.
However, without the consent of the holder of each affected note, no supplemental indenture will:
•	change the due date of any installment of principal of or interest on any note, or reduce its principal amount, the interest rate or redemption price;
•	change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal of or interest on the notes;
•	change the place of payment or the payment currency for any note;

•	impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;
•	reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture;
•	modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;
•
reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

•
modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

•
modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

•
permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

The trust and the indenture trustee may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.
Events of Default; Rights Upon Event of Default
An "event of default" under the indenture will consist of the following:
•	a default for five Business Days or more in the payment of any interest on any note after it is due and payable;
•	a default in the payment of the principal of any note at maturity;
•
a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes; or
•	the occurrence of an insolvency event involving the trust.
The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on the class A-7A notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for the class A-7A notes.
If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes, may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes.
If the notes have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion,
•	exercise remedies as a secured party against the trust student loans and other assets of the trust that are subject to the lien of the indenture;
•	sell those properties; or
•	elect to have eligible lender trustee maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.
However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:
•	the holders of all the outstanding notes consent to the sale;
•	the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes, at the date of the sale; or
•
the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding notes.

Such a sale also requires the consent of the holders of a majority of the outstanding certificates, unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the certificates, if applicable.
Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request.  Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.
No holder of notes will have the right to institute any proceeding with respect to the indenture, unless:
•	the holder previously has given to the indenture trustee written notice of a continuing event of default;

•	the holders of not less than 25% of the outstanding notes, have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee;
•	the holder or holders have offered the indenture trustee reasonable indemnity;
•	the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding; and
•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes.
In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
The indenture trustee, the sellers, the depositor, the administrator, the servicer, the eligible lender trustee, in its individual capacity, the noteholders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.
Certain Covenants
The indenture provides that the trust may not consolidate with or merge into any other entity, unless:
•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•
the surviving entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

•	no default will occur and be continuing immediately after the merger or consolidation;
•	the trust has been advised that the ratings then applicable to the notes would not be reduced or withdrawn as a result of the merger or consolidation; and
•
the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse U.S. federal or Delaware state tax consequences to the trust or to any holder of the notes.

The trust will not:
•	except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust;
•
claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

•	except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part;
•
permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture; or

•	permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.
The trust may not engage in any activity other than as specified under "The Trust—General" in this remarketing prospectus.  In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes and the indenture, except as permitted by the indenture and the related documents.
Indenture Trustee's Annual Report
The indenture trustee is required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.
Satisfaction and Discharge of Indenture
The indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.
List Of Noteholders
Holders of the notes evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating directly with other noteholders regarding any of their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders.  Three or more noteholders or one or more holders of notes evidencing at least 25% of the notes balance may, by written request to the eligible lender trustee obtain access to the list of all noteholders for the purpose of communicating with other noteholders regarding any of their rights under the trust agreement or under the notes.
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS
Transfer of Student Loans
The sellers intended that the transfer of the student loans by them to the depositor would constitute valid sales and assignments of those loans, which sales were perfected automatically without the filing of any financing statements under the Uniform Commercial Code.  We intended that the transfer of the student loans by the depositor to the eligible lender trustee on behalf of the trust would also constitute a valid sale and assignment of those loans, which sale was perfected automatically without the filing of any financing statements.  Nevertheless, if the transfer of the student loans by the sellers to the depositor, or the transfer of those loans by us to the eligible lender trustee is deemed to be an assignment of collateral as security for a debt, then a security interest in the student loans to secure repayment of the debt may be perfected by the filing of a notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts.
Accordingly:
•
A financing statement or statements covering the student loans naming each related seller, as seller/debtor, was filed under the UCC to protect the interest of the depositor in the event that the transfer by such seller is deemed to be an assignment of collateral as security; and

•
A financing statement or statements covering the trust student loans naming the depositor, as seller/debtor, was also filed under the UCC to protect the interest of the eligible lender trustee in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the eligible lender trustee's interest.  A tax or other government lien on property of a seller or us arising before the time a student loan comes into existence may also have priority over the interest of the depositor or the eligible lender trustee in the student loan. Under the purchase agreements and sale agreement, however, each seller or the depositor, as applicable, warranted that it has transferred the student loans to the depositor or the eligible lender trustee free and clear of the lien of any third-party.  In addition, each seller and the depositor covenanted that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the eligible lender trustee.  The administrator is required to maintain the perfected security interest status by filing all requisite continuation statements.
Under the servicing agreement, the servicer, as custodian, has custody of the promissory notes evidencing the student loans.  Although the records of the sellers, the depositor and the servicer are marked to indicate the sale and although, the sellers and the depositor caused UCC financing statements to be filed with the appropriate authorities, the student loans are not physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the eligible lender trustee.
Consumer Protection Laws
Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance.  Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or the trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from the sellers or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of the trust's rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see "Transfer Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor" and "Servicing and Administration—Servicer Covenants" in this remarketing prospectus.
Loan Origination And Servicing Procedures Applicable To Student Loans
The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower's responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender.  After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made on the loan.  If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.
The servicer performs collection and servicing procedures on behalf of the trust.  In performing these functions, the servicer is required to service and collect loans in the same manner as substantially similar loans owned by the sellers and their affiliates.  Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences.  Any failure could result in the Department of Education's refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.
Student Loans Generally Not Subject To Discharge In Bankruptcy
FFELP loans made for qualified education expenses are generally not dischargeable by a borrower in bankruptcy under the United States Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.
Dodd-Frank Act—Potential Applicability and Orderly Liquidation Authority Provisions
General. The Dodd-Frank Act which gives the Federal Deposit Insurance Company (the "FDIC") authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries (other than an insured depository institution) in specific situations under its Orderly Liquidation Authority (the "OLA") provisions.  The proceedings, standards, powers of the receiver and many other substantive provisions of the OLA differ from those of the United States Bankruptcy Code in several respects.  To the extent those differences may affect Navient, the sponsor and their affiliates, they are discussed in this section below.  In addition, because the OLA provisions of the Dodd-Frank Act remain subject to clarification through FDIC regulations and have yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Navient, the sponsor, the depositor, the sellers, any issuing entity, the servicer, the administrator, or any of their respective creditors.
Potential Applicability to Navient, the Sponsor and their Affiliates.  The Dodd-Frank Act creates uncertainty as to whether certain companies may be subject to liquidation in a receivership under the OLA in addition to bankruptcy proceedings under the United States Bankruptcy Code.  For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default (that is, such company is or is likely to be in bankruptcy, has incurred losses that will deplete all or substantially all of its capital, is insolvent, or is unable to pay its obligations when due,) that the company's failure and its resolution under the United States Bankruptcy Code "would have serious adverse effects on financial stability in the United States," that an OLA proceeding would mitigate these adverse effects, and that no viable private sector alternative is available to prevent the default of the company.
If the OLA is determined to apply to Navient or the sponsor as a covered financial company, the issuing entity, the depositor, Navient CFC, the servicer or the administrator as a "covered subsidiary" of Navient or the sponsor could also be determined to be a "covered financial company."  For an issuing entity, the depositor, Navient CFC, the servicer or the administrator to be subject to receivership under the OLA as a "covered financial company" (1) the FDIC would have to be appointed as receiver for Navient or the sponsor, as applicable, under the OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such covered subsidiary is in default or in danger of default (that is, such company is likely to be in bankruptcy, has incurred losses that will deplete all or substantially all of its capital, is insolvent, or is unable to pay its obligations when due), (b) appointment of the FDIC as receiver of such covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States, and (c) such appointment would facilitate the orderly liquidation of Navient or the sponsor, as applicable.  To mitigate the likelihood that an issuing entity, the depositor, Navient CFC, the servicer or the administrator would be subject to the OLA, no issuing entity intends to issue non-investment grade debt and the depositor, Navient CFC, the servicer and the administrator will not issue any debt.  Moreover, each issuing entity will own a relatively small amount of the student loans originated by Navient CFC and serviced by the servicer, and each issuing entity, the depositor, Navient CFC, the servicer or the administrator either is or will be structured as a separate legal entity from the sponsor and the other issuing entities sponsored by the sponsor.  Notwithstanding the foregoing, because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty surrounding how the Secretary of the Treasury's determination will be made and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to Navient, the sponsor or their covered subsidiaries or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the United States Bankruptcy Code.
FDIC's Repudiation Power Under the OLA.  Under the OLA, if the FDIC were appointed receiver of Navient, the sponsor or a covered subsidiary, including the applicable issuing entity or the depositor, the FDIC would have various powers, including the power to repudiate any contract to which Navient, the sponsor or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of Navient's, the sponsor's or such covered subsidiary's affairs, as applicable.
In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion (the "January 2011 Opinion") confirming, among other things, its intended application of the FDIC's repudiation power under OLA.  In the January 2011 Opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company (as defined in the Dodd-Frank

Act), which could include Navient, the sponsor or their covered subsidiaries (including the applicable issuing entity or the depositor), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law.  In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, which relates to contracts that are entered into prior to the appointment of a receiver, if the FDIC were to become receiver for a covered financial company, which could include Navient, the sponsor or their covered subsidiaries (including the applicable issuing entity or the depositor), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code.  Although the January 2011 Opinion does not bind the FDIC or its Board of Directors, or any court or any other governmental entity, and could be modified or withdrawn in the future, it also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporate a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts.  To date, the FDIC has not proposed or adopted any regulations addressing these issues.
The January 2011 Opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act.  To the extent any future regulations or subsequent FDIC actions or court rulings in an OLA proceeding involving Navient, the sponsor or their covered subsidiaries (including the applicable issuing entity or the depositor), are contrary to the January 2011 Opinion, payment or distributions of principal of and interest on the notes issued by the applicable issuing entity could be delayed and/or reduced.  We have structured the transfers of student loans under the purchase agreements and sale agreements with the intent that they would be characterized as legal true sales under applicable state law and that the student loans would not be included in the related transferor's bankruptcy estate under the United States Bankruptcy Code.  If the transfers are so characterized in a FDIC OLA receivership, based on the January 2011 Opinion and other applicable law, the FDIC would not be able to recover the transferred student loans using its repudiation power.  However, if the FDIC were to successfully assert that the transfers of student loans were not legal true sales and should instead be characterized as a grant of a security interest to secure a loan, and if the FDIC repudiated those loans, the purchasers of the student loans or the noteholders, as applicable, would have a claim for their "actual direct compensatory damages," which claim would be no less than the initial principal balance of the loan plus interest accrued to the date the FDIC was appointed receiver.
In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance.  In addition, noteholders could suffer delays in payments on their notes even if the FDIC was unsuccessful in challenging that the transfers were not legal true sales or if it ultimately did not repudiate a legal true sale.

Also assuming that the FDIC were appointed receiver of Navient, the sponsor or a covered subsidiary, including the applicable issuing entity or the depositor, under the OLA, the FDIC's repudiation power would extend to continuing obligations of the applicable entity or entities under receivership, as applicable, including any obligation to repurchase student loans for a breach of representation or warranty as well as, with respect to the servicer, its obligation to service the student loans.  If the FDIC were to exercise this repudiation power, noteholders would not be able to compel the sponsor or any applicable covered subsidiary to repurchase student loans for a breach of representation and warranty and instead would have a claim for damages in the sponsor's, or that covered subsidiary's, receivership, as applicable, and thus would suffer delays and may suffer losses of payments on their notes.  Noteholders would also be prevented from replacing the servicer during the stay.  In addition, if the FDIC were to repudiate the sponsor's obligations as servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and noteholders may suffer delays or losses of payments on their notes.  In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the notes issued by the related issuing entity would be delayed and may be reduced.
In addition, under the OLA, none of the parties to the purchase agreements, sale agreement, servicing agreement, administration agreement or the indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect the sponsor's or a covered subsidiary's rights under those contracts without the FDIC's consent for 90 days after the receiver is appointed.  For at least the same period, and possibly longer, the FDIC's consent would also be needed for any attempt to obtain possession of or exercise control over any property of Navient, the sponsor or of a covered subsidiary.  The requirement to obtain the FDIC's consent before taking these actions relating to a covered financial company's or covered subsidiary's contracts or property is comparable to the "automatic stay" under the United States Bankruptcy Code.
If an issuing entity were to become subject to the OLA, the FDIC may repudiate the debt of such issuing entity.  In such an event, the noteholders would have a secured claim in the receivership of such issuing entity for "actual direct compensatory damages" as described above, but delays in payments on such series of notes would occur and possible reductions in the amount of those payments could occur.  In addition, for a period of at least 90 days after a receiver was appointed, noteholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

STATIC POOLS
Information concerning the static pool data of previous similar student loan securitizations of the sponsor will be filed with the SEC as a report on Form 8-K on January 10, 2018 and may be found under CIK 0000949114.  The Form 8-K presents the static pool data of the sponsor's previous securitizations involving similar student loan assets in the form of published charts.  We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other trusts.

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE CLASS A-7A NOTES
The rate of payment of principal of the class A-7A notes and the yield on the class A-7A notes will be affected by prepayments of the trust student loans that may occur as described below.  Therefore, payments on the class A-7A notes could occur significantly earlier than expected.  Consequently, the actual maturity of the class A-7A notes could be significantly earlier, the weighted average life of the class A-7A notes could be significantly shorter, and periodic balances could be significantly lower, than expected.  Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect thereto.  The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below.  In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans.  Prepayments could increase as a result of certain borrower benefit programs, among other factors.  In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to such trust student loan, in each case where such breach materially and adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period.  See "Transfer Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties the Sellers" and "Servicing and Administration—Servicer Covenants" in this remarketing prospectus.  See also "Summary of Note Terms—Termination of the Trust" in this remarketing prospectus regarding (i) the servicer's option to purchase the outstanding notes when the aggregate outstanding principal balance of the notes, prior to taking into account any distributions to be made on such distribution date, is 10% or less of the initial aggregate principal balance of the notes and (ii) the indenture trustee's option to auction the trust student loans when the Pool Balance is less than 10% of the initial Pool Balance.
On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans.  These may be lengthened as a result of, among other things, grace periods, deferment periods, forbearance periods, income-driven repayment plans or repayment term or monthly payment amount modifications agreed to by the servicer.  Therefore, payments on the class A-7A notes could occur significantly later than expected.  Consequently, the actual maturity and the weighted average life of the class A-7A notes could be significantly longer than expected and periodic balances could be significantly higher than expected.  The rate of payment of principal of the class A-7A notes and the yield on the class A-7A notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make timely guarantee payments with respect thereto.  In addition, the maturity of certain of the trust student loans could extend beyond the legal maturity date for the class A-7A notes.

The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment on trust student loans will be borne entirely by the noteholders.  Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been if such prepayments had not been made or had such prepayments been made at a different time.
The projected weighted average remaining life to maturity for the class A-7A notes under various usual and customary prepayment scenarios may be found under "Prepayments, Extensions, Weighted Average Remaining Life and Expected Maturity of the Class A-7A Notes," attached as Exhibit I to this remarketing prospectus.
U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes certain U.S. federal income tax consequences to a U.S. holder, whose functional currency is the U.S. Dollar, pertaining to certain aspects of the reset rate notes.  For a summary of additional tax consequences, holders of the reset rate notes should refer to "Appendix B—Global Clearance, Settlement and Tax Documentation Procedures—U.S. Federal Income Tax Documentation Requirements" in this remarketing prospectus.
This discussion is general in nature and does not address all aspects of U.S. federal income taxation. Nor does it address issues that may be relevant to a particular U.S. holder subject to special treatment under U.S. federal income tax laws (such as tax-exempt organizations, partnerships or pass-through entities, persons holding the reset rate notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, persons that are members of an "expanded group" or a "modified expanded group" within the meaning of Treasury Regulations Section 1.385-1 of which the issuer is also treated as a member, financial institutions, brokers, dealers in securities or currencies and traders that elect to mark-to-market their securities). In addition, this discussion does not consider the effect of any alternative minimum taxes, the Medicare tax on net investment income or foreign, state, local or other tax laws, or any U.S. tax considerations other than U.S. federal income tax considerations (e.g., estate or gift tax) that may be applicable to particular U.S. holders. Furthermore, this summary assumes that U.S. holders hold the reset rate notes as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary also assumes that, with respect to the reset rate notes reflected on the books of a qualified business unit of a U.S. holder, such qualified business unit is a U.S. resident.
This summary is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. The terms of the reset rate notes are unusual and there are no rulings or cases that address the treatment of instruments similar to the reset rate notes. Moreover, the administrator does not intend to request rulings as to the U.S. federal income tax treatment of the reset rate notes. Thus, there can be no assurance that the U.S. federal income tax consequences of the reset rate notes described below will be sustained if the relevant transactions are examined by the Internal Revenue Service (the "IRS") or by a court if the IRS proposes to disallow such treatment.

Unless otherwise indicated herein, it is assumed that any holder is a U.S. person, and, except as set forth below, this discussion does not address the tax consequences of holding a reset rate note to any holder who is not a U.S. person. As used herein, "U.S. holder" means a beneficial owner of a reset rate note that is for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;
•	a corporation (including an entity treated as such) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or
•	a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.
To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.
The U.S. federal income tax treatment of a partner in a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds a note will depend, among other things, upon whether or not the partner is a U.S. person.  Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
For purposes of this discussion, references to the trust, the notes and related terms, parties and documents refer, unless described differently in this remarketing prospectus, to the trust and the notes and related terms, parties and documents applicable to the trust. References to a holder of a note generally are deemed to refer to the beneficial owner of the note.
EACH HOLDER OF A RESET RATE NOTE IS URGED TO CONSULT SUCH HOLDER'S TAX ADVISOR REGARDING THE POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (AND ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES) OF HOLDING AND DISPOSING OF THE RESET RATE NOTES IN LIGHT OF THE HOLDER'S PARTICULAR CIRCUMSTANCES.
Tax Characterization of the Trust
Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.
Tax Consequences to Holders of Notes in General

Treatment of the Notes as Indebtedness.  Except as otherwise described in this remarketing prospectus, federal tax counsel will deliver an opinion that the class A notes will qualify as debt for U.S. federal income tax purposes. The depositor will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as debt for U.S. federal income tax purposes.  The consequences of the notes being treated as debt for U.S. federal income tax purposes are described below.  Treatment of the notes as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses. Noteholders are strongly encouraged to consult with their own tax advisors regarding the possibility that the notes could be treated as equity interests.
Stated Interest.  Stated interest on the notes will be taxable as ordinary income for U.S. federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the notes.
Original Issue Discount.  Stated interest other than qualified stated interest must be accrued under the rules applicable to original issue discount ("OID"). Qualified stated interest must be unconditionally payable at least annually.  Unless otherwise stated herein, the discussion below assumes that all payments on the notes are denominated in U.S. Dollars, and that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations relating to OID, except as described below.
A note is treated as issued with OID if the excess of the note's "stated redemption price at maturity" over its issue price equals or exceeds a de minimis amount equal to one-fourth of 1 percent of the note's stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the notes, calculated using the "prepayment assumption," if any, used in pricing the notes and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a note should be the first price at which a substantial amount of the notes is sold to persons other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a note of a series is generally equal to all payments on a note other than payments of "qualified stated interest." Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the note.  Any de minimis OID must be included as income as principal payments are received on the notes in the proportion that such payment bears to the original principal balance of the note.  The treatment of the resulting gain is subject to the general rules discussed under "—Sale or Other Taxable Disposition" below.
If the notes are treated as issued with OID, a holder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a note for each day during the taxable year or portion of the taxable year in which the holder holds the note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the notes issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate.
Holders of the notes are strongly encouraged to consult with their own tax advisors regarding the impact of the OID rules in the event that notes are issued with OID. In the event a holder purchases a note issued with OID at an acquisition premium—that is, at a price in excess of its "adjusted issue price" but less than its stated redemption price—the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than "qualified stated interest" payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.
The recently enacted Tax Cuts and Jobs Act amended Section 451 of the Code. As a result, for taxable years beginning after December 31, 2018, accrual method holders that prepare “an applicable financial statement” (as defined in Section 451 of the Code) may be required to include OID no later than at the time such amounts are reflected on such a financial statement. Holders should consult their tax advisors regarding the treatment of OID and the impact of the Tax Cuts and Jobs Act on their investment.
Market Discount.  The notes, whether or not issued with OID, may be subject to the "market discount rules" of Section 1276 of the Code.  In general, these rules apply if the holder purchases the note at a market discount—that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, adjusted issue price—that exceeds a de minimis amount specified in the Code. If the holder acquires the note at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.
Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a note issued with OID, in the ratio of OID accrued for the relevant period to the sum of OID accrued for that period plus the remaining OID as of the end of such period.  A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any. The treatment of the resulting gain is subject to the general rules discussed under "—Sale or Other Taxable Disposition" below.
The recently enacted Tax Cuts and Jobs Act amended Section 451 of the Code. As a result, for taxable years beginning after December 31, 2017, accrual method holders that prepare “an applicable financial statement” (as defined in Section 451 of the Code) may be required to include market discount no later than at the time such amounts are reflected on such a financial statement. Holders should consult their tax advisors regarding the treatment of market discount and the impact of the Tax Cuts and Jobs Act on their investment.
Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount.  A holder may elect to include market discount in gross income as it accrues.  If it makes this election, the holder will not be required to defer deductions.  Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.
Amortizable Bond Premium.  In general, if a holder purchases a note at a premium—that is, an amount in excess of the amount payable at maturity—the holder will be considered to have purchased the note with "amortizable bond premium" equal to the amount of such excess.  A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under "—Market Discount" over the remaining term of the note, using the prepayment assumption, if any.  A holder's tax basis in the note will be reduced by the amount of the amortized bond premium.  Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.
Election to Treat all Interest as OID.  A holder may elect to include in gross income all interest with respect to the notes, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under "—Original Issue Discount." This election will generally apply only to the specific note for which it was made.  It may not be revoked without the consent of the IRS. Holders are strongly encouraged to consult with their own tax advisors before making this election.
Sale or Other Taxable Disposition.  If a holder of a note sells the note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis will equal the holder's cost for the note, increased by any market discount, OID and gain previously included by the holder in income with respect to the note, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note.  Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the note was held for more than one year. Capital losses generally may be used only to offset capital gains.

Waivers and Amendments.  The indenture may permit noteholders to waive an event of default or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of the holders.  Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for U.S. federal income tax purposes as a constructive exchange by a holder of the notes for new notes, upon which gain or loss might be recognized.
Tax Consequences to Foreign Investors.  The following information describes the material U.S. federal income tax treatment of investors in the notes that are foreign persons. The term "foreign person" means any person other than a U.S. person, as defined above, or partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes). The IRS has issued regulations which set forth procedures to be followed by a foreign person in establishing foreign status for certain purposes. Prospective investors are strongly encouraged to consult with their tax advisors concerning the requirements imposed by the regulations and their effect on the holding of the notes.
Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered "portfolio interest" and generally will not be subject to U.S. federal income tax and withholding tax, as long as the foreign person:
•
is not actually or constructively a "10 percent shareholder" of Navient, Navient Credit Finance Corporation, the depositor or the trust, or a "controlled foreign corporation" with respect to which Navient, Navient Credit Finance Corporation, the depositor or the trust is a "related person" within the meaning of the Code, and

•
provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a foreign person and providing that foreign person's name and address. For beneficial owners that are individuals or entities treated as corporations, this certification may be made on Form W-8BEN or Form W-8BEN-E.  If the information provided in this statement changes, the foreign person must report that change within 30 days of such change. The statement generally must be provided in the year a payment occurs or in any of the three preceding years.

If this interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a current rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty. For a description of certain documentation requirements pertaining to such withholding tax, see "Appendix B—Global Clearance, Settlement and Tax Documentation Procedures—U.S. Federal Income Tax Documentation Requirements" in this remarketing prospectus.
Any capital gain realized on the sale or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

•	in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.
If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder—although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished—generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates.  In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.
Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder, the amount of interest (including OID, if any, which will be provided to the indenture trustee by the administrator) paid on, or the proceeds from the sale or other taxable disposition of, the notes and the amount withheld for U.S. federal income taxes, if any, for each calendar year, except as to exempt recipients—generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each noteholder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct federal taxpayer identification number, which includes a U.S. social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification or should the IRS notify the indenture trustee or the issuing entity that the holder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuing entity will be required to withhold at a prescribed rate from the interest otherwise payable to the noteholder, or the proceeds from the sale or other taxable disposition of the notes, and remit the withheld amounts to the IRS as a credit against the holder's U.S. federal income tax liability.
Foreign Account Tax Compliance Act. Under the Foreign Account Tax Compliance Act of 2010 ("FATCA"), a 30% withholding tax will be imposed on certain payments (which include interest in respect of notes and gross proceeds from the sale, exchange or other disposition of such notes) made to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. FATCA generally requires that (i) in the case of a foreign financial institution (defined broadly to include a hedge fund, a private equity fund, a mutual fund, a securitization vehicle or other investment vehicle), the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial U.S. owners of such entity.
FATCA generally will apply to the notes offered hereby, although the IRS has released guidance indicating that FATCA withholding tax on gross proceeds will not be imposed with respect to payments made prior to January 1, 2019. Furthermore, under the terms of the notes, holders are required to provide the indenture trustee with FATCA-related information, including appropriate IRS forms, and the indenture trustee has the right to withhold interest payable on the notes if any holder fails to provide the required documentation or to the extent any FATCA or other withholding tax is otherwise applicable.  Investors in the notes that are foreign persons are strongly encouraged to consult with their own tax advisors regarding the application and impact of FATCA.
Special Tax Consequences to Holders of Reset Rate Securities
The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate notes.
In General.  As a general matter, notes that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset.  Unlike more typical reset rate notes, reset rate notes that are denominated in a currency other than U.S. dollars ("foreign exchange reset rate notes") are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate notes pursuant to the reset procedures will constitute a retirement and reissuance of such notes under applicable Treasury regulations. In contrast, reset rate notes denominated in U.S. dollars ("U.S. dollar reset rate notes") will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion under "—Possible Alternative Treatment of the Reset Rate Notes" below, a non-tendering holder of a U.S. dollar reset rate note will not realize gain or loss if the note continues to be denominated in U.S. dollars, and such note will be deemed to remain outstanding until the note is reset into a currency other than U.S. dollars or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate note is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the note will be treated as retired and reissued upon such reset.
Regardless of whether they constitute U.S. dollar reset rate notes or foreign exchange reset rate notes, under applicable Treasury regulations, solely for purposes of determining OID thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.
If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate notes will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate notes, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate notes, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero).
If the call option is exercised, the reset rate notes will be considered retired for U.S. federal income tax purposes. As a result, the subsequent resale of the reset rate notes to holders unrelated to the issuer will be considered a new issuance of the reset rate notes. The issue price,

OID, if any, holding period and other tax-related characteristics of the reset rate notes will accordingly be redetermined on the premise that the reset rate notes will be newly issued on the date on which the reset rate notes are resold.
Tax Accounting for Holders of the Reset Rate Notes.  For a discussion of the U.S. federal income tax accounting treatment of the U.S. dollar reset rate notes, holders of such notes should refer to "—Tax Consequences to Holders of Notes in General" above. The tax accounting treatment described in those sections assumes that the conclusions in the discussion under "—Special Tax Consequences to Holders of Reset Rate Notes—In General" above are correct but is subject to the discussion under the heading "—Possible Alternative Treatment of the Reset Rate Notes" below.
Possible Alternative Treatment of the Reset Rate Notes.  There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate notes discussed under the heading "—Special Tax Consequences to Holders of Reset Rate Notes—In General" above, it might be contended that a remarketing of U.S. dollar reset rate notes that continue to be denominated in U.S. dollars pursuant to such remarketing will result in the material modification of such notes and will give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate notes that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis. Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate notes, such notes could be treated as bearing contingent interest under applicable Treasury regulations.  Under such regulations, the amount treated as taxable interest to a holder of a reset rate note in each accrual period would be a hypothetical amount based upon the issuer's current borrowing costs for comparable, noncontingent debt instruments (the "noncontingent bond method"), and a holder of a reset rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods.  In addition, if the reset rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the holder's prior ordinary income inclusions with respect to the reset rate notes, and the balance would be treated as a capital loss.
It might also be contended that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate notes were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating OID. Such regulations probably would apply to the reset rate notes, although a different result cannot be precluded given the unusual features of the reset rate notes. In the event that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed were not treated as maturing on the reset date (e.g., such reset rate notes were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate notes should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes.  Treasury regulations governing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency may apply to the reset rate notes under this alternative characterization.  The rules set forth in these regulations are complex and their potential application to the reset rate notes is not clear.  Holders are strongly encouraged to consult with their own tax advisors regarding the tax treatment of the reset rate notes if the reset rate notes were recharacterized in the manner described in this paragraph.
STATE TAX CONSEQUENCES
The above discussion does not address the tax treatment of the notes, or the holders of the notes of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer's operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the notes. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes.
* * *
The tax discussions described above may not be applicable depending upon each holder's particular tax situation. Prospective purchasers are strongly encouraged to consult with their own tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.
ERISA CONSIDERATIONS
The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on:
• employee benefit plans as defined in Section 3(3) of ERISA;
• certain other retirement plans and arrangements described in Section 4975 of the Code, including:
1. individual retirement accounts and annuities ("IRAs"), and
2. Keogh plans;
• collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code;
• any other entity whose assets are deemed to be "plan assets" as a result of any of the above plans, arrangements, funds or accounts investing in such entity; and

• persons who are fiduciaries with respect to plans in connection with the investment of plan assets.
The term "Plans" includes the plans, arrangements and entities listed in the first four bullet points above.
Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, and certain church plans described in Section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.  However, these plans may be subject to the provisions of any other applicable federal or state law, materially similar to the provisions of ERISA and Section 4975 of the Code described in this remarketing prospectus.  Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules in Section 503 of the Code will apply.
ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan.  In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.  The trust, the depositor, the remarketing agent, the trustee, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support, a swap provider, a cap provider, the auction agent or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans.  Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.  In addition, because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.
Under regulations issued by the Department of Labor called the "Plan Asset Regulations," if a Plan makes an "equity" investment in an entity, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply.  The Plan Asset Regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.  If the class A-7A notes are treated as debt for purposes of the Plan Asset Regulations, the student loans and the other assets of the trust should not be deemed to be assets of an investing Plan.  If, however, the class A-7A notes were treated as "equity" for purposes of the Plan Asset Regulations, a Plan purchasing the class A-7A notes could be treated as holding the student loans and the other assets of the trust.
Although there is little guidance on this, the notes denominated as debt should be treated as debt and not as equity interests for purposes of the Plan Asset Regulations.  However, without regard to this characterization of the class A-7A notes, prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the trust, the depositor, the remarketing agent, the eligible lender trustee, the indenture trustee or certain of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions.
Included among the administrative exemptions are the following exemptions:
• Prohibited Transaction Class Exemption ("PTCE") 96‑23, which exempts certain transactions effected on behalf of a Plan by an "in‑house asset manager";
• PTCE 90‑1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;
• PTCE 91‑38, which exempts certain transactions between bank collective investment funds and Parties in Interest;
• PTCE 95‑60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or
• PTCE 84‑14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."
There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a Party in Interest that is a service provider to a Plan investing in the class A-7A notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan's assets used to acquire the class A-7A notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Adequate consideration means fair market value as determined in good faith by the Plan Fiduciary (as defined below) pursuant to regulations to be promulgated by the Department of Labor.
These administrative and statutory exemptions may not apply with respect to any particular Plan's investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment.  Accordingly, before making an investment in the notes, investing Plans should determine whether the trust, the depositor, the remarketing agent, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support, a swap provider, a cap provider or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is eligible for one or more statutory, regulatory or administrative exemptions.
Each purchaser that is acquiring its interest in the class A-7A notes by, for or with the assets of a benefit plan, shall be deemed to represent that: (1) in the case of a Plan, such acquisition or holding of the class A-7A notes will not constitute or otherwise result in a non‑exempt prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code which is not covered by a class or other applicable exemption; and (2) in the case of a benefit plan subject to a federal, state, local or foreign law substantially similar to Section 406 of ERISA and/or Section 4975 of the Code, the acquisition or holding of the note will not result or otherwise result in a non‑exempt violation of such substantially similar law.   Any transfer found

to have been made in violation of such deemed representations shall be null and void and of no effect.
In addition, each purchaser of the class A-7A notes that is a Plan, including any fiduciary purchasing notes on behalf of a Plan ("Plan Fiduciary") will be deemed to have represented by its purchase of the class A-7A notes that:
(1) none of the trust, the depositor, the remarketing agent, the servicer, the administrator, any provider of credit support, a swap provider, a cap provider, or any of their respective affiliated entities (the "Transaction Parties"), has provided or will provide advice with respect to the acquisition of the class A-7A notes by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either:
(a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the "Advisers Act"), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency;
(b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan;
(c) is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business;
(d) is a broker‑dealer registered under the Securities Exchange Act of 1934, as amended; or
(e) has, and at all times that the Plan is invested in the notes will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing IRA or (ii) a participant or beneficiary of the Plan investing in the class A-7A notes in such capacity);
(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of the class A-7A notes;
(3) the Plan Fiduciary is a "fiduciary" with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan's acquisition of the class A-7A notes;
(4) none of the Transaction Parties has exercised any authority to cause the Plan to invest in the notes or to negotiate the terms of the Plan's investment in the class A-7A notes; and
(5) the Plan Fiduciary has been informed by the Transaction Parties:

(a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan's acquisition of the class A-7A notes; and
(b) of the existence and nature of the Transaction Parties' financial interests in the Plan's acquisition of the class A-7A notes.
The above representations in this paragraph are intended to comply with the DOL's Reg. Sections 29 C.F.R. 2510.3‑21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997).  If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.
None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of the class A-7A notes by any Plan.
*   *   *
A Plan Fiduciary considering the purchase of the class A-7A notes is strongly encouraged to consult with its tax and/or legal advisors regarding whether the assets of the trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.  Each Plan Fiduciary also should determine whether, under the fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, also considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.
ACCOUNTING CONSIDERATIONS
Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of asset-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Before making an investment in the notes, potential investors are strongly encouraged to consult their own accountants for advice as to the appropriate accounting treatment for their class of notes.
REPORTS TO NOTEHOLDERS
Quarterly and annual reports concerning the trust will be delivered to noteholders. These periodic unaudited reports will contain information concerning the trust student loans. They will be sent only to Cede & Co., as nominee of DTC.  The administrator will not send reports directly to the beneficial holders of the notes.  However, these reports may be viewed at sponsor's website:  https://www.navient.com/about/investors/debtasset/navientsltrusts. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  These reports will be available at the office of the Luxembourg paying agent, if any, or Luxembourg listing agent.  The next such quarterly distribution report is expected to be available on or about January 25, 2018.

So long as it is required to do so, the trust will cause the administrator to file with the SEC all periodic reports required under the Exchange Act. The reports concerning the trust are required to be delivered to the holders of the notes.  These reports include (but are not limited to):
•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date; and

•
Reports on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

The trust has a Central Index Key assigned by the SEC to the trust.  Reports filed with respect to the trust with the SEC will be available under the trust's Central Index Key, which is a serial company number assigned to the file number of the depositor.
On each distribution date, the administrator will provide to noteholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under ''Servicing and Administration—Statements to the Indenture Trustee and the Trust'' in this remarketing prospectus. These statements and reports will be included with filings to be made with the SEC under the Securities Exchange Act of 1934 and the rules promulgated thereunder. The statements provided to noteholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.
Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a noteholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. See ''U.S. Federal Income Tax Consequences'' in this remarketing prospectus.
REMARKETING
The remarketing for the class A-7A notes by the remarketing agents is being done in accordance with the terms of the remarketing agreement, dated as of November 15, 2005, among the trust, the administrator, Credit Suisse First Boston LLC and Deutsche Bank Securities Inc., and the related remarketing agency agreement, dated as of January 10, 2018 and the supplemental remarketing agency agreement, to be dated as of the Spread Determination Date, each among the trust, the administrator and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as the remarketing agents.  The remarketing agents are offering the class A-7A notes on a best efforts basis and, while a remarketing agent may choose to purchase any or all of the class A-7A notes that have been tendered by the holders thereof, no remarketing agent is under any obligation to purchase any of the class A-7A notes.  The administrator, in its sole discretion, may change or remove either or both of the remarketing agents or, at any time there is more than one remarketing agent, designate a lead remarketing agent for the reset rate notes for any reset period at any time on or before the related Remarketing Terms Determination Date.  Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a Remarketing Terms Determination Date. Unless all tendered class A-7A notes are sold pursuant to the remarketing (or the call option is exercised), a Failed Remarketing will be declared and all existing class A-7A noteholders will retain their notes.
NOTICES TO INVESTORS
Each remarketing agent will represent and agree that:
(a)
in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the class A-7A notes which are the subject of the offering contemplated by this remarketing prospectus to the public in that Relevant Member State other than:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the trust; or

(iii)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided that no such offer of the class A-7A notes shall require the trust or any remarketing agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any class A-7A notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the class A-7A notes to be offered so as to enable an investor to decide to purchase or subscribe the class A-7A notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State;
(b)
it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any class A-7A notes to any retail investor in the European Economic Area.  For the purposes of this provision:

(i)
the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (B) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in the Prospectus Directive; and

(ii)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the class A-7A notes to be offered so as to enable an investor to decide to purchase or subscribe the class A-7A notes;

(c)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the class A-7A notes in circumstances in which Section 21(1) of the FSMA does not apply to the trust; and

(d)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the class A-7A notes in, from or otherwise involving the United Kingdom.
No action has been or will be taken by the depositor or the remarketing agents that would permit a public offering of the class A-7A notes in any country or jurisdiction, where action for that purpose is required.  Accordingly, the class A-7A notes may not be offered or sold, directly or indirectly, and neither, this remarketing prospectus nor any term sheet, circular, prospectus (including any remarketing prospectus or supplement thereto), form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands all or any part of such documents (including any remarketing prospectus or supplement thereto) come are required by the depositor and the remarketing agents to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver class A-7A notes or have in their possession or distribute such documents, in all cases at their own expense.
LISTING INFORMATION
The class A-7A notes are currently listed on the Luxembourg Stock Exchange.  You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the class A-7A notes at 2 Boulevard Konrad Adenauer, L 1115 Luxembourg, phone number (352) 421.22.639 for additional information regarding their status.  In connection with the listing application, the certificate of formation and limited liability company operating agreement of the depositor, as well as a legal notice relating to the issuance of the notes together with copies of the indenture, the trust agreement, the form of the class A-7A notes, the administration agreement, the servicing agreement, and the other basic documents were deposited with the Trade and Companies Register (Régistre de Commerce et des Sociétés) in

Luxembourg where copies of those documents may be obtained upon request.  Copies of the indenture, the trust agreement, the form of the class A-7A notes, the administration agreement, the servicing agreement, and the other basic documents are available at the offices of the Luxembourg paying agent, if any, or the Luxembourg listing agent.  Trading of the class A-7A notes may be effected on the Luxembourg Stock Exchange.  So long as any class of notes is listed on the Luxembourg Stock Exchange's Euro MTF Market, and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange's website at http://www.bourse.lu.  The Luxembourg Stock Exchange will also be advised if the class A-7A notes are delisted.
The class A-7A notes are currently able to be cleared and settled through Clearstream, Luxembourg and Euroclear.
The class A-7A notes are listed on the Luxembourg Stock Exchange and definitive notes have been issued. We will appoint a Luxembourg paying and transfer agent if required to do so by the Luxembourg Stock Exchange.
As long as the class A-7A notes are listed on the Luxembourg Stock Exchange, quarterly distribution reports and annual servicing and administration reports concerning the trust and its activities will be available at the office of the Luxembourg paying agent, if any, or the Luxembourg listing agent.  The next such quarterly distribution report is expected to be available on or about January 25, 2018.
The depositor confirms that there has been no material adverse change in the assets of the trust since December 31, 2017, which is the statistical disclosure date and the date of the information with respect to the assets of the trust set forth in this remarketing prospectus.
DEPOSITOR AFFIRMATIONS
The notes, the indenture and the administration agreement are governed by the laws of the State of New York.  The trust agreement is governed by the laws of the State of Delaware.
As of the date of this remarketing prospectus, none of the trust, the eligible lender trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the notes.  The depositor is not aware of any proceedings relating to the notes, whether pending or threatened.
The depositor has taken all reasonable care to confirm that the information contained in this remarketing prospectus is true and accurate in all material respects.  In relation to the depositor, the trust, Navient Solutions, LLC or the class A-7A notes, the depositor accepts full responsibility for the accuracy of the information contained in this remarketing prospectus.  Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this remarketing prospectus.

The depositor confirms that there has been no material adverse change in the assets of the trust since December 31, 2017, which is the statistical disclosure date and the date of the information with respect to the assets of the trust set forth in this remarketing prospectus.
CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS
The issuing entity will be relying on an exclusion or exemption from the definition of "investment company" under the Investment Company Act contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity, as structured, does not constitute a "covered fund" for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the "Volcker Rule").  The Volcker Rule generally prohibits "banking entities" (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a "covered fund" and (iii) entering into certain relationships with such funds.  The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014.  Conformance with the Volcker Rule and its implementing regulations was required by July 21, 2015, although certain covered funds in existence prior to December 31, 2013 were granted an extended conformance date of July 21, 2017.  Under the Volcker Rule, "covered fund" includes any issuer that would be an "investment company" but for the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.  Therefore, unless jointly determined otherwise by specified federal regulators, an issuer that may rely on an exclusion or exemption from the definition of "investment company" under the Investment Company Act other than Section 3(c)(1) or Section 3(c)(7) generally will not be a covered fund.  The general effects of the Volcker Rule remain uncertain.  Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
RATINGS

The class A-7A notes are currently rated by three rating agencies.  A rating addresses only the likelihood of the timely payment of stated interest and the payment of principal at final maturity, and does not address the timing or likelihood of principal distributions prior to final maturity.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL PROCEEDINGS
Deutsche Bank National Trust Company ("DBNTC") and Deutsche Bank Trust Company Americas ("DBTCA") have been sued by investors in civil litigation concerning their role as trustees of certain residential mortgage-backed securities ("RMBS") trusts.

On June 18, 2014, a group of investors, including funds managed by Blackrock Advisors, LLC, PIMCO-Advisors, L.P., and others, filed a derivative action against DBNTC and DBTCA in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the U.S. Trust Indenture Act of 1939 ("TIA"), breach of contract, breach of fiduciary duty and negligence based on DBNTC and DBTCA's alleged failure to perform their duties as trustees for the trusts. Plaintiffs subsequently dismissed their state court complaint and filed a derivative and class action complaint in the U.S. District Court for the Southern District of New York on behalf of and for the benefit of 564 private-label RMBS trusts, which substantially overlapped with the trusts at issue in the state court action. The complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S. $89.4 billion, but the complaint does not include a demand for money damages in a sum certain. DBNTC and DBTCA filed a motion to dismiss, and on January 19, 2016, the court partially granted the motion on procedural grounds: as to the 500 trusts that are governed by pooling and servicing agreements, the court declined to exercise jurisdiction. The court did not rule on substantive defenses asserted in the motion to dismiss.  On March 22, 2016, plaintiffs filed an amended complaint in federal court.  In the amended complaint, in connection with 62 trusts governed by indenture agreements, plaintiffs assert claims for breach of contract, violation of the TIA, breach of fiduciary duty, and breach of duty to avoid conflicts of interest.   The amended complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S. $9.8 billion, but the complaint does not include a demand for money damages in a sum certain.  On July 15, 2016, DBNTC and DBTCA filed a motion to dismiss the amended complaint.  On January 23, 2017, the court granted in part and denied in part DBNTC and DBTCA's motion to dismiss.  The court granted the motion to dismiss with respect to plaintiffs' conflict-of-interest claim, thereby dismissing it, and denied the motion to dismiss with respect to plaintiffs' breach of contract claim (except as noted below) and claim for violation of the TIA, thereby allowing those claims to proceed.  On January 26, 2017, the parties filed a joint stipulation and proposed order dismissing plaintiffs' claim for breach of fiduciary duty.  On January 27, 2017, the court entered the parties' joint stipulation and ordered that plaintiffs' claim for breach of fiduciary duty be dismissed.  On February 3, 2017, following a hearing concerning DBNTC and DBTCA's motion to dismiss on February 2, 2017, the court issued a short form order dismissing (i) plaintiffs' representation and warranty claims as to 21 trusts whose originators and/or sponsors had entered bankruptcy and the deadline for asserting claims against such originators and/or sponsors had passed as of 2009 and (ii) plaintiffs' claims to the extent they were premised upon any alleged pre-event of default duty to terminate servicers.  On March 27, 2017, DBNTC and DBTCA filed an answer to the amended complaint.  Discovery is ongoing.
On March 25, 2016, the BlackRock plaintiffs filed a state court action against DBTCA in the Superior Court of California, Orange County with respect to 513 trusts.  On May 18, 2016, plaintiffs filed an amended complaint with respect to 465 trusts, and included DBNTC as an additional defendant.  The amended complaint asserts three causes of action:  breach of contract; breach of fiduciary duty; and breach of the duty to avoid conflicts of interest.  Plaintiffs purport to bring the action on behalf of themselves and all other current owners of certificates in the 465 trusts.  The amended complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S. $75.7 billion, but does not include a demand for money damages in a sum certain.  On August 22, 2016, DBNTC and DBTCA filed a demurrer as to plaintiffs' breach of fiduciary duty cause of action and breach of the duty to avoid conflicts of interest cause of action and motion to strike as to plaintiffs' breach of contract cause of action.  On October 18, 2016, the court granted DBNTC and DBTCA's demurrer, providing plaintiffs with thirty days' leave to amend, and denied DBNTC and DBTCA's motion to strike.  Plaintiffs did not further amend their complaint and, on December 19, 2016, DBNTC and DBTCA filed an answer to the amended complaint.  Discovery is ongoing.
On June 18, 2014, Royal Park Investments SA/NV (“Royal Park”) filed a class and derivative action complaint on behalf of investors in ten RMBS trusts against DBNTC in the U.S. District Court for the Southern District of New York asserting claims for alleged violations of the TIA, breach of contract and breach of trust based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Royal Park’s complaint alleges that the total realized losses of the ten trusts amount to over U.S. $3.1 billion, but does not allege damages in a sum certain. On February 3, 2016, the court granted in part and dismissed in part plaintiffs’ claims: the court dismissed plaintiff’s TIA claim and its derivative theory and denied DBNTC’s motion to dismiss the breach of contract and breach of trust claims. On March 18, 2016 DBNTC filed an answer to the complaint. On May 26, 2016, Royal Park filed a motion for class certification. On March 21, 2017, the court denied Royal Park’s motion for class certification, but granted Royal Park leave to renew its motion to propose a redefined class.  On May 1, 2017, Royal Park filed a renewed motion for class certification.  As of May 30, 2017, Royal Park’s renewed motion for class certification has been briefed and is awaiting decision by the court.  Discovery is ongoing.  On August 4, 2017, Royal Park filed a separate, additional class action complaint against DBNTC in the U.S. District Court for the Southern District of New York asserting claims for breach of contract, unjust enrichment, conversion, breach of trust, equitable accounting and declaratory and injunctive relief arising out of the payment from trust funds of DBNTC’s legal fees and expenses in the other, ongoing Royal Park litigation.  On October 10, 2017, DBNTC filed a motion to dismiss Royal Park’s separate, additional complaint.  As of November 30, 2017, DBNTC’s motion to dismiss has been briefed and is awaiting decision by the court.
On November 7, 2014, the National Credit Union Administration Board (“NCUA”), as an investor in 121 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of those trusts, alleging violations of the TIA and the New York Streit Act for DBNTC’s alleged failure to perform certain purported statutory and contractual duties. On March 5, 2015, NCUA amended its complaint to assert claims as an investor in 97 of the 121 RMBS trusts that were the subject of its first complaint. The amended complaint alleges violations of the TIA and Streit Act, as well as breach of contract, breach of fiduciary duty, negligence, gross negligence, negligent misrepresentation, and breach of the covenant of good faith. NCUA’s complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S. $17.2 billion, but the complaint does not include a demand for money damages in a sum certain. On May 1, 2015, DBNTC filed a motion to dismiss the amended complaint.  As of August 7, 2015, DBNTC’s motion to dismiss has been briefed and is awaiting decision by the court.  Discovery is stayed.
On December 23, 2014, certain special purpose entities including Phoenix Light SF Limited that held RMBS certificates issued by 21 RMBS trusts filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violation of the TIA and the Streit Act, breach of contract, breach of fiduciary duty, negligence, gross negligence, and negligent misrepresentation, based on

DBNTC’s alleged failure to perform its duties as trustee for the trusts. On April 10, 2015, the plaintiffs filed an amended complaint relating to an additional 34 trusts (for a total of 55 trusts) and amended their complaint for a second time on July 15, 2015 to include additional allegations and drop their claim for negligent misrepresentation.  In that complaint, plaintiffs allege damages of over U.S. $527 million. On February 2, 2016, the court entered a stipulation signed by the parties to dismiss with prejudice claims relating to four of the 55 trusts, leaving 51 trusts at issue. DBNTC filed a motion to dismiss. On March 29, 2016, the court granted in part and denied in part DBNTC’s motion to dismiss.  The court allowed the majority of plaintiffs’ breach of contract claims to proceed.  The court denied DBNTC’s motion to dismiss breach of fiduciary duty claims.  The court granted the motion to dismiss to the extent that negligence claims were duplicative of breach of contract claims but denied the motion to dismiss to the extent plaintiffs alleged DBNTC violated extra-contractual duties.  In addition, the court dismissed breach of the implied covenant of good faith and fair dealing claims.  The court also denied the motion to dismiss claims for alleged violations of Sections 315(b) and 315(c) of the TIA, but dismissed claims under 316(b).  Finally, the court dismissed the plaintiffs’ Streit Act claim.  Following the court’s decision on the motion to dismiss, 46 trusts remained at issue. On May 13, 2016, DBNTC filed an answer to the amended complaint.  On December 20, 2016, the court ordered the parties’ stipulation dismissing plaintiffs’ claims relating to three trusts, leaving 43 trusts at issue. On September 27, 2017, plaintiffs filed a third amended complaint that names DBTCA as a defendant in addition to DBNTC.  DBTCA serves as trustee for one of the 43 trusts at issue.  DBNTC serves as trustee for the other 42 trusts at issue.  Plaintiffs’ third amended complaint brings claims for violation of the TIA; breach of contract; breach of fiduciary duty; negligence and gross negligence; violation of the Streit Act; and breach of the covenant of good faith.  However, in the third amended complaint, plaintiffs acknowledge that the court previously dismissed plaintiffs’ TIA Act claims, negligence and gross negligence claims, Streit Act claims, claims for breach of the covenant of good faith, and certain theories of plaintiffs’ breach of contract claims, and plaintiffs only include these claims to preserve any rights on appeal.  Plaintiffs allege damages of “hundreds of millions of dollars.”  On November 13, 2017, DBNTC and DBTCA filed an answer to the third amended complaint.Discovery is ongoing.
On March 24, 2015, the Western and Southern Life Insurance Company and five related entities (collectively “Western & Southern”), as investors in 18 RMBS trusts, filed a complaint in the Court of Common Pleas, Hamilton County, Ohio, against DBNTC as trustee for 12 of those trusts, asserting claims for violation of the TIA and the Streit Act, breach of contract, breach of fiduciary duty, negligence, gross negligence, negligent misrepresentation, and breach of the covenant of good faith and fair dealing, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. DBNTC filed a motion to dismiss based upon lack of personal jurisdiction and forum non conveniens; a motion to stay the case pending the resolution of similar actions in New York against DBNTC; and a motion to sever the claims against DBNTC from those against its co-defendant.  On November 5, 2015, the court denied DBNTC’s motion to dismiss and motion to stay the case but granted DBNTC’s motion to sever.  After DBNTC’s first motion to dismiss was decided, DBNTC filed another motion to dismiss, this time for failure to state a claim.  On June 24, 2016, the court granted in part and denied in part DBNTC’s motion to dismiss.  The court allowed the majority of plaintiffs’ breach of contract claims to proceed.  The court granted the motion to dismiss most negligence claims as duplicative breach of contract claims, but denied the motion to dismiss negligence/breach of fiduciary duty claims insofar as those claims relate to alleged conflicts of interest.   In addition, the court dismissed claims

alleging: (a) breach of the implied covenant of good faith and fair dealing, (b) negligent misrepresentation, (c) breach of the TIA, (d) any breach of alleged duties relating to the misconduct of IndyMac Bank fsb, the sponsor of 9 of the 12 trusts at issue, (e) any breaches relating to one resecuritization trust at issue, as to which the court found plaintiffs had alleged no breaches by DBNTC, and (f) breach of the Streit Act.  On July 25, 2016, DBNTC filed an answer to the complaint.  On October 14, 2016, Western & Southern filed an amended complaint, asserting claims for violation of the TIA and the Streit Act, breach of contract, breach of fiduciary duty, negligence, gross negligence, negligent misrepresentation, and breach of the covenant of good faith and fair dealing.  In the amended complaint, Western & Southern alleges that it purchased certificates of the trusts with a face value of more than U.S. $168 million and that the trusts at issue have suffered total realized collateral losses of U.S. $1 billion, but the amended complaint does not include a demand for money damages in a sum certain. On November 18, 2016, DBNTC filed an answer to the amended complaint.  On September 28, 2017, Western & Southern voluntarily dismissed its case without prejudice.
On December 23, 2015, Commerzbank AG (“Commerzbank”), as an investor in 50 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violations of the TIA and New York’s Streit Act, breach of contract, breach of fiduciary duty, negligence, and breach of the covenant of good faith, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Commerzbank alleges that DBNTC caused it to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain.  On April 29, 2016, Commerzbank filed an amended complaint.  The amended complaint asserts the same claims as did the original complaint, and, like the original complaint, alleges that DBNTC caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but does not include a demand for money damages in a sum certain.  On May 27, 2016, DBNTC filed a motion to dismiss the amended complaint.  On February 10, 2017, the court granted in part and denied in part DBNTC’s motion to dismiss.  The court granted the motion to dismiss with respect to Commerzbank’s claim for breach of the covenant of good faith and claim under the Streit Act, dismissing those claims with prejudice.  The court also granted the motion to dismiss with respect to Commerzbank’s claim under the TIA as to the 46 trusts at issue governed by pooling and servicing agreements, dismissing that claim with prejudice as to those 46 trusts.  The court also granted the motion to dismiss, without prejudice, with respect to Commerzbank’s breach of contract claim as to ten trusts whose governing agreements limit the right to file suit under the governing agreements to certain specified parties, including the registered holder of a certificate issued by the trust.  The court held that, although Commerzbank has not received authorization from the registered holder of the certificates at issue to file suit, it may still obtain that authorization from the registered holder.  The court denied the remainder of the motion to dismiss.  Therefore, with the exception of the claims relating to the ten trusts for which Commerzbank has not received authorization to file suit, Commerzbank’s claims for breach of contract, breach of fiduciary duty, and negligence will proceed.  Commerzbank’s claim under the TIA as to the four trusts governed by agreements other than pooling and servicing agreements will also proceed.  On May 1, 2017, DBNTC filed an answer to the amended complaint.  On November 30, 2017, Commerzbank filed a second amended complaint that names DBTCA as a defendant in addition to DBNTC.  DBTCA serves as trustee for 1 of the 50 trusts at issue.  DBNTC serves as trustee for the other 49 trusts at issue.  Commerzbank’s second amended complaint brings claims for violation of the TIA; breach of contract; breach of fiduciary duty;

negligence; violation of the Streit Act; and breach of the covenant of good faith.  However, in the second amended complaint, Commerzbank acknowledges that the court previously dismissed its TIA claims for the trusts governed by pooling and servicing agreements, as well as its Streit Act claims and claims for breach of the covenant of good faith, and Commerzbank only includes these claims to preserve any rights on appeal.  The second amended complaint alleges that DBNTC and DBTCA caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain.  Discovery is ongoing.
On December 30, 2015, IKB International, S.A. in Liquidation and IKB Deutsche Industriebank A.G. (collectively, “IKB”), as an investor in 37 RMBS trusts, filed a summons with notice in the Supreme Court of the State of New York, New York County, against DBNTC and DBTCA as trustees of the trusts.  On May 27, 2016, IKB served its complaint asserting claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, violation of New York’s Streit Act, violation of the Trust Indenture Act, violation of Regulation AB, and violation of Section 9 of the Uniform Commercial Code.  IKB alleges that DBNTC and DBTCA are liable for over U.S. $268 million in damages.  On October 5, 2016, DBNTC and DBTCA, together with several other trustees defending lawsuits by IKB, filed a joint motion to dismiss.  On January 6, 2017, IKB filed a notice of discontinuance, voluntarily dismissing with prejudice all claims as to three trusts.  As of January 17, 2017, DBNTC and DBTCA’s motion to dismiss has been briefed and is awaiting decision by the court.  On June 20, 2017, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to four additional trusts.  Certain limited discovery is permitted to go forward while the motion to dismiss is pending.
It is each of DBTCA’s and DBNTC’s belief, respectively, that it has no pending legal proceedings (including, based on DBTCA’s or DBNTC’s current evaluation, respectively, the litigation disclosed in the foregoing paragraphs) that would materially affect its ability to perform its respective duties as eligible lender trustee or indenture trustee on behalf of the holders.
LEGAL MATTERS
On the closing date, a Vice President and Deputy General Counsel of Navient Solutions, LLC, acting as counsel to Navient CFC, VG Funding, the servicer, the administrator and the depositor, and McKee Nelson LLP, New York, New York, as special counsel to Navient CFC, VG Funding, the trust, the servicer, the administrator and the depositor, gave opinions on specified legal matters for Navient CFC, VG Funding, the trust, the depositor, the servicer and the administrator.  Shearman & Sterling LLP gave opinions on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, gave opinions on specified legal matters for the trust, including specified Delaware state income tax matters.
If there is a successful remarketing of the class A-7A notes on the January 25, 2018 reset date, the General Counsel of Navient Corporation, or any Deputy General Counsel or Associate General Counsel of Navient Solutions, LLC, acting as counsel to the sellers, the servicer, the administrator and the depositor, and Cadwalader, Wickersham & Taft LLP, Washington, DC, as

special counsel to the sellers, the trust, the servicer, the administrator, the sponsor and the depositor, will give opinions on additional specified legal matters regarding the remarketing.  Shearman & Sterling LLP will give opinions on specified federal income tax matters for the trust.  Cadwalader, Wickersham & Taft LLP, Washington, DC, and Shearman & Sterling LLPare advising the remarketing agents on legal matters regarding the remarketing and Richards, Layton & Finger, P.A. is acting as Delaware counsel for the trust.

GLOSSARY
"Act" means the Securities Act of 1933, as amended.
"Adjusted Pool Balance" means, for any distribution date,
•
if the Pool Balance as of the last day of the related collection period is greater than 40% of the Initial Pool Balance, then the Adjusted Pool Balance shall be the sum of that Pool Balance and the Specified Reserve Account Balance for that distribution date, or

•	if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the Initial Pool Balance, then the Adjusted Pool Balance shall be that Pool Balance.
"All Hold Rate" means, if for a class of reset rate notes that is denominated in U.S. Dollars during the then-current reset period and the immediately following reset period, the applicable index plus or minus the related Spread (if that class is in floating rate mode) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (if that class is in fixed rate mode), that the remarketing agents, in consultation with the administrator, determine will be effective, unless the call option is exercised, in the event that 100% of the holders of that class of reset rate notes choose to hold their notes for the upcoming reset period. The All-Hold Rate shall be a rate that the remarketing agents, in consultation with the administrator, and in their good faith determination, believe would result in the remarketing of the entire applicable class of reset rate notes at a price equal to 100% of the outstanding principal balance thereof.
"Available Funds" means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:
•	all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:
(1)	any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and
(2)
amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period, including consolidation loan rebate fees;

•	any interest subsidy payments and special allowance payments received by the servicer or the eligible lender trustee with respect to the trust student loans during that collection period;

•
all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer's customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

•
the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

•	the aggregate purchase amounts received during that collection period for those trust student loans purchased by the sellers;
•
the aggregate amounts, if any, received from the sellers, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

•	amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;
•	any interest remitted by the administrator to the collection account prior to that distribution date or monthly servicing date;
•	investment earnings for that distribution date earned on amounts on deposit in each Trust Account (other than any accumulation account and any currency account);
•	investment earnings actually received by the trust for that distribution date earned on amounts on deposit in any accumulation account;
•	amounts transferred from the remarketing fee account in excess of the Reset Period Target Amount for that distribution date;
•	amounts transferred from any investment premium purchase account in excess of the amount required to be on deposit therein pursuant to the formula set forth in the administration agreement;
•	all amounts on deposit in any investment reserve account not transferred to the accumulation account to offset realized losses on eligible investments as of that distribution date;
•	all amounts on deposit in any supplemental interest account;
•	amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date;

•
all amounts received by the trust from any potential future cap counterparty, or otherwise under any potential future interest rate cap agreement, for deposit into the collection account for that distribution date; and

•
all amounts received by the trust from any Swap Counterparty, or otherwise under any swap agreement, for deposit into the collection account, but only to the extent paid in U.S. Dollars, for that distribution date;

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the reserve account, to pay any of the items specified in clauses (a) through (e) under "Description of the Notes—Distributions—Distributions from the Collection Account" in this remarketing prospectus (but excluding clause (e), and including clauses (f) and (g), in the event that a condition exists as described in either (1) or (2) under "Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes" in this remarketing prospectus), then Available Funds for that distribution date will include, in addition to Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay those items, and Available Funds for the succeeding distribution date will be adjusted accordingly.
"Business Day" means:
•	with respect to calculating LIBOR of a specified maturity, any day on which banks in New York, New York and London, England are open for the transaction of international business; and
•
for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in Minneapolis, Minnesota, New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

 "Call Rate" means, if the call option has been exercised with respect to a class of reset rate notes, the rate of interest that is either:
•
if that class did not have at least one related swap agreement in effect during the previous reset period, the floating rate applicable for the most recent reset period during which the Failed Remarketing Rate was not in effect; or

•
if that class had one or more swap agreements in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related Swap Counterparties from the trust during the previous reset period.

The Call Rate will continue to apply for each reset period while the holder of the call option retains the applicable class of reset rate notes.

"Class A Note Interest Shortfall" means, for any distribution date, the excess of:
•	the Class A Noteholders' Interest Distribution Amount on the preceding distribution date, over
•	the amount of interest actually distributed to the class A noteholders on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each related class of notes from that preceding distribution date to the current distribution date.
"Class A Note Principal Shortfall" means, as of the close of any distribution date, the excess of:
•	the Class A Noteholders' Principal Distribution Amount on that distribution date, over
•	the amount of principal actually distributed or allocated to the class A noteholders or deposited into the accumulation account on that distribution date.
"Class A Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class A Noteholders' Interest Distribution Amount and the Class A Noteholders' Principal Distribution Amount for that distribution date.
"Class A Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:
•
the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date, after giving effect to all principal distributions to class A noteholders on that preceding distribution date; and

•	the Class A Note Interest Shortfall for that distribution date.
"Class A Noteholders' Principal Distribution Amount" means, for any distribution date, the Principal Distribution Amount times the Class A Percentage for that distribution date, plus any Class A Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class A Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes, less all amounts, other than investment earnings, on deposit in any related accumulation account.
In addition, on the maturity date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding principal balance of that class to zero.
"Class A Percentage" means 100% minus the Class B Percentage.
"Class B Note Interest Shortfall" means, for any distribution date, the excess of:

•	the Class B Noteholders' Interest Distribution Amount on the preceding distribution date, over
•	the amount of interest actually distributed to the class B noteholders on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.
"Class B Note Principal Shortfall" means, as of the close of any distribution date, the excess of:
•	the Class B Noteholders' Principal Distribution Amount on that distribution date, over
•	the amount of principal actually distributed to the class B noteholders on that distribution date.
"Class B Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class B Noteholders' Interest Distribution Amount and the Class B Noteholders' Principal Distribution Amount for that distribution date.
"Class B Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:
•
the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date, after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

•	the Class B Note Interest Shortfall for that distribution date.
"Class B Noteholders' Principal Distribution Amount" means, for any distribution date, the Principal Distribution Amount times the Class B Percentage for that distribution date, plus any Class B Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class B Noteholders' Principal Distribution Amount will not exceed the principal balance of the class B notes.
In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.
"Class B Percentage" with respect to any distribution date, means:
•	prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and
•	on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding notes, less all amounts (other than investment earnings) on deposit in the accumulation account, immediately prior to that distribution date.
"Clearstream, Luxembourg" means Clearstream Banking, société anonyme (formerly known as Cedelbank, société anonyme), or any successor thereto.
"Code" means The Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
"Department of Education" means the United States Department of Education.
"DTC" means The Depository Trust Company, or any successor thereto.
"Eligible Swap Counterparty" means an entity, which may be an affiliate of a remarketing agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.
"Euroclear" means the Euroclear System in Europe, or any successor thereto.
"European Clearing Systems" means, collectively, Clearstream, Luxembourg and Euroclear.
"Extension Rate" means, for each distribution date following a Failed Remarketing with respect to a class of reset rate notes if such class is then in foreign exchange mode, the rate of interest payable to the related currency Swap Counterparty, generally not to exceed three-month LIBOR plus 0.75%, unless the remarketing agents, in consultation with the administrator, determine that market conditions or some other benefit to the trust requires a higher rate; provided that in each case the Rating Agency Condition is satisfied.  The initial Extension Rate for each class of reset rate notes under each related initial class A-7A currency swap agreement is an annual rate equal to three-month LIBOR plus 0.75%.
"Failed Remarketing" means, with respect to any reset date for the reset rate notes, the situation where:
•	the remarketing agents, in consultation with the administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date,
•	the remarketing agents are unable to establish the related Spread or fixed rate on the Spread Determination Date,
•
the remarketing agents are unable to remarket some or all of the tendered reset rate notes at the Spread or fixed rate established on the Spread Determination Date, or committed purchasers default on their purchase obligations, and the remarketing agents, in their sole discretion, elect not to purchase those class A-7A notes themselves,

•	the remarketing agents, in consultation with the administrator, are unable to obtain one or more swap agreements meeting the required criteria, if applicable,

•	certain conditions specified in the remarketing agreement are not satisfied, or
•	any applicable Rating Agency Condition has not been satisfied.
"Failed Remarketing Rate" means, for any reset period when a class of reset rate notes is then denominated in U.S. Dollars, three-month LIBOR plus 0.75%; and when the reset rate notes are in foreign exchange mode during a reset period, such rate as will be determined on the related Spread Determination Date pursuant to the terms of the related currency swap agreement; provided, that the Failed Remarketing Rate that will be applicable for the class A‑7A notes with respect to their initial reset period is three-month EURIBOR plus 0.55%.
"Fitch" means Fitch Inc., also known as Fitch Ratings, or any successor rating agency.
"Hold Notice" means a written statement (or an oral statement confirmed in writing, which may be by e-mail) from a holder of a class of reset rate notes denominated in U.S. Dollars during the then-current and immediately following reset periods, delivered to a remarketing agent that the holder desires to hold some or all of its class of reset rate notes for the upcoming reset period and affirmatively agrees to receive a rate of interest of not less than the applicable All Hold Rate during that reset period.
"Initial Pool Balance" means the sum of the Pool Balance of the initial trust student loans as of the closing date and all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.
"Investment Premium Purchase Account Deposit Amount" means, with respect to each distribution date when funds are deposited into an accumulation account, an amount generally equal to 1.0% of the amount deposited into such accumulation account.
"Investment Reserve Account Required Amount" means, with respect to each distribution date, immediately following the date when the ratings of any eligible investment in an accumulation account have been downgraded by one or more rating agencies, an amount (to the extent funds are available), to be set by each applicable rating agency in satisfaction of the Rating Agency Condition (that amount not to exceed the amount of the unrealized loss on the related eligible investments).
"Moody's" means Moody's Investors Service, Inc., or any successor rating agency.
"Notice Date" means, for any class of reset rate notes denominated in U.S. Dollars during the then-current reset period, 12:00 p.m. (noon), New York City time, on the sixth business day prior to the applicable reset date for that class.
"Pool Balance" means, for any date, the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, as such balance has been reduced through such date by:
•	all payments received by the trust through that date from borrowers, the guaranty agencies and the Department of Education;

•	all amounts received by the trust through that date from repurchases of the trust student loans by any of the sellers, the depositor or the servicer;
•	all liquidation proceeds and Realized Losses on the trust student loans liquidated through that date;
•	the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through that date; and
•
the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

"Principal Distribution Amount" means:
•	as to the initial distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance for that distribution date, and
•	as to each subsequent distribution date, the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the Adjusted Pool Balance for that distribution date.
"Quarterly Funding Amount" means, with respect to the reset rate notes and for any distribution date that is: (1) more than one year before the next related reset date, zero, and (2) one year or less before the next related reset date, an amount to be deposited in the remarketing fee account so that the amount therein in respect of the reset rate notes equals the Quarterly Required Amount; provided, however, that if on any distribution date that is not a reset date, the amount on deposit in the remarketing fee account in respect of the reset rate notes is greater than the Quarterly Required Amount, the excess will be transferred to the collection account and included in Available Funds for that distribution date.
"Quarterly Required Amount" means, for any class of reset rate notes, (1) on any related reset date, the Reset Period Target Amount or (2) on a distribution date that is one year or less before the next related reset date (x) the Reset Period Target Amount multiplied by (y) 5 minus the number of distribution dates remaining until the next related reset date for the reset rate notes (excluding the current distribution date and including the next related reset date), divided by (z) 5.
"Rating Agency Condition" means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.
"Realized Loss" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

"Remarketing Terms Determination Date" means, for any class of reset rate notes, not later than 3:00 p.m., New York City time, on the eighth business day prior to the applicable reset date.
"Reset Period Target Amount" means for any class of reset rate notes and for any distribution date that is: (1) more than one year before the next related reset date, zero, and (2) one year or less before the next related reset date, the highest remarketing fee payable to the remarketing agents for the applicable class of reset rate notes (not to exceed 0.35% of the maximum principal balance of such class of reset rate notes that could be remarketed) on the next related reset date as determined by the administrator based on the assumed weighted average life of the applicable class of reset rate notes and the maximum remarketing fee set forth on a schedule attached to the remarketing agreement, as that schedule may be amended from time to time.
"S&P" means Standard & Poor's Rating Services, or any successor rating agency.
"SEC" means the United States Securities and Exchange Commission.
"Secretary" means the Secretary of the Department of Education.
"Securities Act" means the United States Securities Act of 1933, as amended.
"Significant Guarantor" means any guaranty agency that guarantees trust student loans comprising at least 10% of the Pool Balance of the trust student loans by outstanding principal balance as of the statistical disclosure date.
"Specified Reserve Account Balance" means, for any distribution date, the greater of:
(a)	0.25% of the Pool Balance as of the close of business on the last day of the related collection period; and
(b)	$4,531,704;
provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes. For these purposes, if the reset rate notes are not then structured to receive a payment of principal until the end of the related reset period, the outstanding principal balance of the reset rate notes (or their U.S. Dollar equivalent, if applicable) will be reduced by any amounts (exclusive of investment earnings) on deposit in the related accumulation account.
"Spread" means the percentage determined by the remarketing agents with respect to a class of reset rate notes if, following a successful remarketing, they are reset to bear a floating rate of interest, in excess of or below the applicable interest rate index that will be applicable to the reset rate notes during the upcoming reset period, so as to result in a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered notes of that class to be remarketed by the remarketing agents at 100% of the principal balance thereof, as described under "Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures" in this remarketing prospectus.

"Spread Determination Date" means, for any class of reset rate notes any time, after the Notice Date if applicable, but no later than 3:00 p.m., New York City time, on the third business day prior to the related reset date.
"Stepdown Date" means the earlier to occur of (1) the October 2011 distribution date or (2) the first date on which no class A notes remain outstanding.  For this purpose, the outstanding principal balance of the reset rate notes will be deemed reduced by any amounts (other than investment earnings) on deposit in any accumulation account.
"Supplemental Interest Account Deposit Amount" means, with respect to any distribution date during a reset period when a class of reset rate notes is then structured not to receive a payment of principal until the end of the related reset period, the lesser of:
•	the product of:
(1)
the difference between (a) the weighted average of the LIBOR-based rates (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to any related Swap Counterparties on the next distribution date, or the LIBOR-based rate (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to the related reset rate noteholders on the next distribution date, as applicable, and (b) an assumed rate of investment earnings that satisfies the Rating Agency Condition,

(2)	the amount on deposit in the accumulation account immediately after that distribution date, and
(3)	the actual number of days from that distribution date to the next reset date for that class, divided by 360; and
•	an amount that satisfies the Rating Agency Condition.
"Swap Counterparty" means each Eligible Swap Counterparty with which the trust has entered, or will later enter, into an interest rate or currency swap agreement to hedge in part basis and/or currency risks associated with the reset rate notes.
"Trigger Event" means, on any distribution date while any of the class A notes are outstanding, that the outstanding principal balance of the notes, less any amounts (exclusive of investment earnings) on deposit in any accumulation account, after giving effect to distributions to be made on that distribution date, would exceed the Adjusted Pool Balance as of the end of the related collection period.
"Trust Accounts" means, collectively, the collection account, the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account, the accumulation account, any supplemental interest account, any investment premium purchase account, any investment reserve account and any currency accounts.

"UCC" means the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

"United States Bankruptcy Code" means the U.S. Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

"U.S. Person" has the meaning assigned to the term "U.S. person" in Rule 902(k) of Regulation S.

ANNEX A

The Trust Student Loan Pool as of December 31, 2017

The trust student loans owned by the trust were originally selected from a portfolio of consolidation student loans owned by Navient CFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the original statistical cutoff date (and with respect to each additional trust student loan as of its related subsequent cutoff date):
•
was a consolidation loan guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;
•	was fully disbursed;
•	was not more than 210 days past due;
•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and
•	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the applicable cutoff date was subject to any prior obligation to sell that loan to a third party.

Unless otherwise specified, all information with respect to the trust student loans is presented as of December 31, 2017, which is the statistical disclosure date.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical disclosure date.  The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $2,079,711 to be capitalized as of the statistical disclosure date.  Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding.  The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans.  For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan.  The following tables reflect those loan segments within the number of loans.  In addition, 14 borrowers have more than one trust student loan.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical disclosure date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans and in rates of principal reduction.  Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical disclosure date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferment and forbearance periods.

The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of trust student loans.
Percentages and dollar amounts in any table may not total 100% of the trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF THE STATISTICAL DISCLOSURE DATE
Aggregate Outstanding Principal Balance	$1,139,826,397
Aggregate Outstanding Principal Balance – Treasury Bill	$6,214,664
Percentage of Aggregate Outstanding Principal Balance – Treasury Bill	0.55%
Aggregate Outstanding Principal Balance – One-Month LIBOR	$1,100,967,917
Percentage of Aggregate Outstanding Principal Balance – One-Month LIBOR	96.59%
Aggregate Outstanding Principal Balance – Treasury Bill Other	$32,643,817
Percentage of Aggregate Outstanding Principal Balance – Treasury Bill Other	2.86%
Number of Borrowers	44,257
Average Outstanding Principal Balance Per Borrower	$25,755
Number of Loans	77,427
Average Outstanding Principal Balance Per Loan – Treasury Bill	$25,680
Average Outstanding Principal Balance Per Loan – One-Month LIBOR	$14,400
Average Outstanding Principal Balance Per Loan – Treasury Bill Other	$44,840
Weighted Average Remaining Term to Scheduled Maturity	197 months
Weighted Average Annual Interest Rate	3.94%

We determined the weighted average remaining term to maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to the remarketing prospectus.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments.  The weighted average spread for special allowance payments to the 91-day Treasury bill rate was 3.11% as of the statistical disclosure date.

The weighted average spread for special allowance payments to the one-month LIBOR rate was 2.64% as of the statistical disclosure date.  See "Special Allowance Payments" in Appendix A to the remarketing prospectus.

The category "Other" in the table above represents the Health Education Assistance Loan Program (which we refer to as "HEAL" and the loans originated under such program as "HEAL Loans") portion of any consolidation loans made under the FFELP which consolidated one or more Stafford Loans, SLS Loans and/or PLUS Loans with one or more student loans originated under the HEAL Program. These consolidation loans are guaranteed as to principal and interest by a guaranty agency and reinsured by the Department of Education. The HEAL portion of any consolidation loan is not eligible to receive special allowance payments or interest subsidy payments. The interest rate on the HEAL Loan segment of any such consolidation loan is variable and is reset each July 1, based upon the average bond-equivalent rate for 91-day Treasury bills auctioned during the three months ending June 30, plus 3.0%. In addition, the applicable interest rate on the HEAL Loan segment of any such consolidation loan is not subject to any cap on the interest rate that may apply to the principal of the HEAL Loan segment.

For these purposes, the 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER INTEREST RATES AS OF THE STATISTICAL DISCLOSURE DATE
Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	25,790	$337,182,096	29.6%
3.01% to 3.50%	19,367	228,845,363	20.1
3.51% to 4.00%	11,286	194,920,335	17.1
4.01% to 4.50%	9,014	148,392,972	13.0
4.51% to 5.00%	3,275	57,133,841	5.0
5.01% to 5.50%	4,187	54,681,149	4.8
5.51% to 6.00%	1,356	30,123,619	2.6
6.01% to 6.50%	1,729	33,692,163	3.0
6.51% to 7.00%	399	10,534,642	0.9
7.01% to 7.50%	270	10,682,163	0.9
7.51% to 8.00%	386	13,608,548	1.2
8.01% to 8.50%	276	17,054,763	1.5
Equal to or greater than 8.51%	92	2,974,742	0.3

Total	77,427	$1,139,826,397	100.0%

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical disclosure date.  Because trust student loans with different interest rates are likely to be repaid at different rates, this information is not likely to remain applicable to the trust student loans after the statistical disclosure date.  See Appendix A to the remarketing prospectus and "The Student Loan Pools – SLM Corporation's Student Loan Financing Business" in the remarketing prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF THE STATISTICAL DISCLOSURE DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	10,420	$28,802,177	2.5%
$5,000.00-$ 9,999.99	7,217	54,447,351	4.8
$10,000.00-$14,999.99	6,568	80,830,955	7.1
$15,000.00-$19,999.99	3,851	66,590,872	5.8
$20,000.00-$24,999.99	2,867	64,263,848	5.6
$25,000.00-$29,999.99	2,275	62,375,497	5.5
$30,000.00-$34,999.99	1,746	56,581,557	5.0
$35,000.00-$39,999.99	1,318	49,234,090	4.3
$40,000.00-$44,999.99	1,125	47,697,219	4.2
$45,000.00-$49,999.99	912	43,275,114	3.8
$50,000.00-$54,999.99	741	38,832,285	3.4
$55,000.00-$59,999.99	626	35,945,249	3.2
$60,000.00-$64,999.99	497	30,994,082	2.7
$65,000.00-$69,999.99	460	31,035,340	2.7
$70,000.00-$74,999.99	377	27,300,317	2.4
$75,000.00-$79,999.99	338	26,194,781	2.3
$80,000.00-$84,999.99	277	22,848,258	2.0
$85,000.00-$89,999.99	250	21,876,663	1.9
$90,000.00-$94,999.99	221	20,454,030	1.8
$95,000.00-$99,999.99	195	19,011,422	1.7
$100,000.00 and above	1,976	311,235,291	27.3

Total	44,257	$1,139,826,397	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS BY DELINQUENCY STATUS AS OF THE STATISTICAL DISCLOSURE DATE
Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days	73,680	$1,065,851,923	93.5%
31-60 days	1,410	26,138,060	2.3
61-90 days	865	15,350,422	1.3
91-120 days	348	7,793,307	0.7
121-150 days	268	6,002,381	0.5
151-180 days	205	4,381,769	0.4
181-210 days	167	3,237,385	0.3
Greater than 210 days	484	11,071,150	1.0

Total	77,427	$1,139,826,397	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL DISCLOSURE DATE
Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	152	$24,886	*
4 to 12	470	255,768	*
13 to 24	625	793,313	0.1%
25 to 36	8,220	14,443,222	1.3
37 to 48	4,047	10,083,335	0.9
49 to 60	3,085	10,355,690	0.9
61 to 72	2,374	10,541,291	0.9
73 to 84	1,793	10,093,181	0.9
85 to 96	9,369	59,587,631	5.2
97 to 108	5,072	36,976,596	3.2
109 to 120	3,707	33,080,598	2.9
121 to 132	5,162	79,905,383	7.0
133 to 144	3,394	61,941,537	5.4
145 to 156	5,633	89,528,407	7.9
157 to 168	3,305	54,278,099	4.8
169 to 180	2,428	38,760,041	3.4
181 to 192	1,633	28,523,238	2.5
193 to 204	1,260	24,956,499	2.2
205 to 216	4,569	122,587,347	10.8
217 to 228	2,407	66,178,361	5.8
229 to 240	1,981	59,927,663	5.3
241 to 252	1,348	50,123,953	4.4
253 to 264	1,104	46,037,107	4.0
265 to 276	982	44,409,983	3.9
277 to 288	854	41,388,569	3.6
289 to 300	830	38,717,763	3.4
301 to 312	483	25,880,825	2.3
313 to 324	257	14,283,988	1.3
325 to 336	205	13,517,441	1.2
337 to 348	138	10,021,403	0.9
349 to 360	360	28,667,373	2.5
361 and above	180	13,955,903	1.2

Total	77,427	$1,139,826,397	100.0%
* Represents a percentage greater than 0% but less than 0.05%.

We have determined the number of months remaining to scheduled maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to the remarketing prospectus and "The Student Loan Pools – SLM Corporation's Student Loan Financing Business" in the remarketing prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE
Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	2,752	$46,809,780	4.1%
Forbearance	3,435	82,437,215	7.2
Repayment
First year in repayment	1,890	62,900,468	5.5
Second year in repayment	1,327	35,669,013	3.1
Third year in repayment	1,641	42,785,823	3.8
More than 3 years in repayment	66,382	869,224,097	76.3

Total	77,427	$1,139,826,397	100.0%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical disclosure date.  The borrower:

•	may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•	may be currently required to repay the loan – repayment.

See Appendix A to the remarketing prospectus and "The Student Loan Pools – SLM Corporation's Student Loan Financing Business" in the remarketing prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 96.3 calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical disclosure date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE
	Scheduled Months in Status Remaining
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	19.7	-	226.4
Forbearance	-	5.2	227.4
Repayment	-	-	191.8

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future.  Of the $46,809,780 aggregate outstanding principal balance of the trust student loans in deferment as of the statistical disclosure date, $35,109,211 or approximately 75.0% of such loans are to borrowers who had not graduated as of that date.  We expect that a significant portion of these loans could qualify for additional deferments or forbearances at the end of their current deferment periods as the related borrowers continue their education beyond their current degree programs.  As a result, the overall duration of any applicable deferment and forbearance periods as well as the likelihood of future deferment and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans.  See Appendix A to the remarketing prospectus.

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS AS OF THE STATISTICAL DISCLOSURE DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	679	$11,229,624	1.0%
Alaska	101	1,512,127	0.1
Arizona	1,490	23,911,717	2.1
Arkansas	398	6,317,653	0.6
California	7,105	124,440,281	10.9
Colorado	1,488	19,544,450	1.7
Connecticut	1,153	14,730,951	1.3
Delaware	213	2,855,972	0.3
District of Columbia	386	6,137,190	0.5
Florida	4,642	81,553,355	7.2
Georgia	2,162	38,408,700	3.4
Hawaii	302	3,999,684	0.4
Idaho	242	3,430,565	0.3
Illinois	4,340	59,178,385	5.2
Indiana	3,276	36,852,305	3.2
Iowa	302	4,100,424	0.4
Kansas	1,485	16,259,865	1.4
Kentucky	711	8,540,437	0.7
Louisiana	2,099	35,159,757	3.1
Maine	207	2,695,574	0.2
Maryland	2,119	33,303,974	2.9
Massachusetts	2,603	29,940,614	2.6
Michigan	1,944	31,208,465	2.7
Minnesota	947	11,343,979	1.0
Mississippi	584	9,422,701	0.8
Missouri	1,515	21,864,594	1.9
Montana	165	1,682,849	0.1
Nebraska	170	1,810,440	0.2
Nevada	445	7,385,813	0.6
New Hampshire	364	5,365,654	0.5
New Jersey	2,526	36,131,225	3.2
New Mexico	228	4,066,056	0.4
New York	5,074	72,249,993	6.3
North Carolina	1,656	24,869,101	2.2
North Dakota	47	659,854	0.1
Ohio	2,610	40,645,252	3.6
Oklahoma	1,117	15,583,688	1.4
Oregon	1,016	14,834,857	1.3
Pennsylvania	3,194	45,239,884	4.0
Rhode Island	198	3,159,078	0.3
South Carolina	793	13,015,652	1.1
South Dakota	75	1,627,214	0.1
Tennessee	1,337	18,587,745	1.6
Texas	6,584	96,740,298	8.5
Utah	256	4,543,922	0.4
Vermont	106	1,342,051	0.1
Virginia	2,687	35,351,429	3.1
Washington	2,585	30,640,107	2.7
West Virginia	369	4,720,566	0.4
Wisconsin	738	11,644,756	1.0
Wyoming	76	876,889	0.1
Other	518	9,108,685	0.8

Total	77,427	$1,139,826,397	100.0%

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer's records as of the statistical disclosure date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments.  Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan.  The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The servicer makes available to borrowers of student loans it holds (including the trust student loans) payment terms that may result in the lengthening of the remaining term of the student loans.  For example, not all of the loans sold to the trust provide for level payments throughout the repayment term of the loans.  Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans.  Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis.  The servicer also offers an income-sensitive repayment plan, under which repayments are based on the borrower's income.  Under that plan, ultimate repayment may be delayed up to five years.  Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans.  These programs are applicable to the trust student loans and may be offered by the servicer to related borrowers at its discretion.

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL DISCLOSURE DATE
Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment	45,517	$529,037,542	46.4%
Other Repayment Options(1)	27,135	480,791,190	42.2
Income-driven Repayment(2)	4,775	129,997,666	11.4

Total	77,427	$1,139,826,397	100.0%
(1)	Includes, among others, graduated repayment and interest-only period loans.
(2)	Includes income sensitive and income based repayment.

With respect to interest-only loans, as of the statistical disclosure date, there are 426 loans with an aggregate outstanding principal balance of $14,332,627 currently in an interest-only period.  These interest-only loans represent approximately 1.3% of the aggregate outstanding principal balance of the trust student loans.  Interest-only periods range up to 48 months in overall length.

The servicer may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical disclosure date.  If repayment terms are offered to and accepted by those borrowers, the weighted average life of the securities could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN TYPE AS OF THE STATISTICAL DISCLOSURE DATE
Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	37,510	$463,770,267	40.7%
Unsubsidized	39,917	676,056,131	59.3
Total	77,427	$1,139,826,397	100.0%

The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE STATISTICAL DISCLOSURE DATE
Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier	14	$366,645	*
October 1, 1993 through June 30, 2006	77,413	1,139,459,752	100.0%
July 1, 2006 and later	0	0	0.0

Total	77,427	$1,139,826,397	100.0%

* Represents a percentage greater than 0% but less than 0.05%.

Guaranty Agencies for the Trust Student Loans.  The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY GUARANTY AGENCY AS OF THE STATISTICAL DISCLOSURE DATE
Name of Guaranty Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance	4,296	$49,831,204	4.4%
Educational Credit Management Corporation	8,627	102,734,432	9.0
Florida Off Of Student Fin'l Assistance	2,273	29,060,754	2.5
Great Lakes Higher Education Corporation	363	5,088,765	0.4
Illinois Student Assistance Comm	4,134	49,621,651	4.4
Kentucky Higher Educ. Asst. Auth.	448	3,991,922	0.4
Louisiana Office Of Student Financial Asst	1,113	15,465,658	1.4
Michigan Guaranty Agency	1,264	15,398,549	1.4
New Jersey Higher Ed Student Assistance Authority	1,768	18,044,025	1.6
New York State Higher Ed Services Corp	5,833	86,142,146	7.6
Northwest Education Loan Association	242	3,191,210	0.3
Oklahoma Guaranteed Stud Loan Prog	1,141	15,169,985	1.3
Pennsylvania Higher Education Assistance Agency	5,267	65,335,473	5.7
Texas Guaranteed Student Loan Corp	5,797	82,878,437	7.3
United Student Aid Funds, Inc.	34,861	597,872,186	52.5
Total	77,427	$1,139,826,397	100.0%

SIGNIFICANT GUARANTOR
INFORMATION

The information shown for the Significant Guarantor relates to all student loans, including but not limited to trust student loans, guaranteed by the Significant Guarantor.

We obtained the following information from various sources, including from the Significant Guarantor and/or from the Department of Education.  None of the depositor, the sellers, the servicer, their affiliates or the remarketing agents has audited or independently verified this information for accuracy or completeness.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. ("USA Funds") was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960.  In accordance with its Certificate of Incorporation, USA Funds: (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students attending approved educational institutions; (ii) guaranteed education loans made pursuant to certain loan programs under the Higher Education Act, as well as loans made under certain private loan  programs; and (iii) serves as the designated guarantor for education-loan programs under the Higher Education Act of 1965, as amended ("the Act") in Arizona, Hawaii and certain Pacific Islands, Indiana, Kansas, Maryland, Mississippi, Nevada and Wyoming.

USA Funds contracts with Navient Solutions, LLC and Student Assistance Corporation.  Student Assistance Corporation is a wholly owned subsidiary of Navient Solutions, LLC.  Navient Solutions, LLC and its subsidiaries are not sponsored by nor are they agencies of the United States of America.

USA Funds is the sole member of the Northwest Education Loan Association, a guarantor serving the states of Washington, Idaho and the Northwest.  USA Funds, Inc. became a member of Great Lakes Higher Education Corporation effective January 1, 2017.

For the purpose of providing loan guarantees under the Act, USA Funds has entered into various agreements (collectively, the "Federal Reinsurance Agreements") with the U.S. Secretary of Education (the "Secretary").  Pursuant to the Federal Reinsurance Agreements, USA Funds serves as a "guaranty agency" as defined in Section 435(j) of the Act.  The Act allows the Secretary, after giving the guaranty agency notice and the opportunity for a hearing, to terminate the Federal Reinsurance Agreements if the Secretary determines that the administrative or financial condition of the guaranty agency jeopardizes the agency's continued ability to perform its responsibilities under its guaranty agreement, it is necessary to protect the federal financial interest, or to ensure the continued availability of loans to student- or parent-borrowers.

Reinsurance is paid to USA Funds by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USA Funds under the Act and the disbursement date of loans.  The rate of reinsurance ranges from 100 percent to 75 percent of USA Funds' losses on default-claim payments made to lenders.  The Consolidated Appropriations Act of 2016 provided for 100 percent reinsurance on all FFEL Program claims purchased beginning December 2015 and beyond.  Prior to that, the Higher Education Amendments of 1998 (the "1998 Reauthorization Law") reduced the reinsurance coverage for loans in default made on or after Oct. 1, 1998, to a range from 95 percent to 75 percent based upon the annual default claims rate of the guaranty agency.  Reinsurance on non-default claims remains at 100 percent.

The 1998 Reauthorization Law requires guaranty agencies to establish two (2) separate funds, a federal reserve fund (property of the United States) and an agency operating fund (property of the guaranty agency).  The federal reserve fund is to be used to pay lender claims and to pay a default-aversion fee to the agency operating fund.  The agency operating fund is to be used by the guaranty agency to pay its operating expenses.

On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), which ended the origination and guarantee of new loans under the Federal Family Education Loan Program, effective for loans whose first disbursement was after June 30, 2010.  As a result of the statute, USA Funds will continue to administer a portfolio of outstanding FFELP loans, but no longer may guarantee new federal student loans.

As of September 30, 2016, USA Funds held net assets on behalf of the Federal Reserve Fund of approximately $143 million.  Through September 30, 2016, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $46.6 billion.  Also, as of September 30, 2016, USA Funds had operating fund assets totaling over $1.1 billion, which includes the $143 million of net assets held on behalf of the Federal Reserve Fund.

USA Funds' "reserve ratio" complies with the Department of Education definition, which is determined by dividing the fund balance reserves in a guarantor's federal reserve fund, by the total amount of loans outstanding.  Following this formula, the reserve ratio for the federal reserve fund administered by USA Funds for the last five fiscal years was as follows:

Reserve Ratio
Federal Fiscal Year
Guarantor	2012	2013	2014	2015	2016
United Student Aid Funds, Inc.	0.354%	0.313%	0.277%	0.251%	0.308%

USA Funds' "recovery rate", which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by USA Funds during the fiscal year by the aggregate amount of default claims paid by USA Funds outstanding at the end of the prior fiscal year.  For the last five fiscal years for which information was available, the "recovery rate" was as follows:

Recovery Ratio
Federal Fiscal Year
Guarantor	2012	2013	2014	2015	2016
United Student Aid Funds, Inc.	31.82%	30.55%	32.01%	34.93%	29.94%

 USA Funds' "loss rate" represents the percentage of claims purchased from lenders but not covered by reinsurance.  For the last five fiscal years for which information was available, the "loss rate" was as follows:

Loss Rate
Federal Fiscal Year
Guarantor	2012	2013	2014	2015	2016
United Student Aid Funds, Inc. ……………..	4.73%	4.74%	4.73%	4.71%	0.94%

In addition, USA Funds' "claims rate" represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year, less amounts remitted to the Secretary for defaulted loans that are rehabilitated relative to USA Funds' existing portfolio of loans in repayment at the end of the prior fiscal year.  For the last five fiscal years for which information was available, the "claims rate" was as follows:

Claims Rate
Federal Fiscal Year
Guarantor	2012	2013	2014	2015	2016
United Student Aid Funds, Inc.	1.58%	1.41%	1.48%	0.60%	1.58%

APPENDIX A
Federal Family Education Loan Program
On March 30, 2010, the President of the United States signed into law the Health Care and Education Reconciliation Act of 2010 ("HCERA") which terminated as of July 1, 2010 the Federal Family Education Loan Program, known as the FFELP, under Title IV of the Higher Education Act. This appendix presents a summary of the FFELP prior to its termination date. The new law does not alter or affect the terms and conditions of existing education loans made under the FFELP prior to July 1, 2010.
This appendix and the remarketing prospectus describe or summarize the material provisions of Title IV of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments over the years.  We cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.
General
The FFELP provided for loans to students who were enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. As further described below, payment of principal and interest on the education loans is insured by a state or not-for-profit guaranty agency against:
•	default of the borrower;
•	the death, bankruptcy or permanent, total disability of the borrower;
•	closing of the borrower's school prior to the end of the academic period;
•	false certification by the borrower's school of his eligibility for the loan; and
•	an unpaid school refund.
Claims are paid from federal assets, known as "federal student loan reserve funds," which are maintained and administered by state and not-for-profit guaranty agencies.  In addition, the holders of education loans are entitled to receive interest subsidy payments and special allowance payments from the United States Department of Education (which we refer to as the Department of Education) on eligible education loans.
Special allowance payments raise the yield to education loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guaranty agencies to
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reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment.
Four types of education loans were authorized under the Higher Education Act:
•	Subsidized Stafford Loans to students who demonstrate requisite financial need;
•	Unsubsidized Stafford Loans to students who either did not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;
•	Parent Loans for Undergraduate Students, known as "PLUS Loans," to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and
•	Consolidation Loans, which consolidate into a single loan a borrower's obligations under various federally authorized education loan programs.
Before July 1, 1994, the Higher Education Act also authorized loans called "Supplemental Loans to Students" or "SLS Loans" to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.
Legislative Matters
The federal education loan programs are subject to frequent statutory and regulatory changes. The most significant change to the FFELP was with the enactment of the HCERA, which terminated the FFELP as of July 1, 2010.
On December 23, 2011, the President signed the Consolidated Appropriations Act of 2012 into law. This law includes changes that permit FFELP lenders or beneficial holders to change the index on which the special allowance payments are calculated for FFELP loans first disbursed on or after January 1, 2000.  The law allows owners of FFELP loans to elect to move the index from the three-month commercial paper rate to the one-month LIBOR index.  Such elections must be made by April 1, 2012.  Unless otherwise stated in this remarketing prospectus, such election was made with respect to the trust student loans underlying your notes.
Eligible Lenders, Students and Educational Institutions
Lenders who were eligible to make loans under the FFELP generally included banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guaranty agencies.  FFELP loans were made to, or on behalf of, a "qualified student." A "qualified student" is an individual who:
•	is a United States citizen, national or permanent resident;
•	has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;
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•	is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and
•	meets the financial need requirements for the particular loan program.
Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.
Financial Need Analysis
Subject to program limits and conditions, education loans generally were made in amounts sufficient to cover the student's estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Generally, each loan applicant (and parents in the case of a dependent child) underwent a financial need analysis.
Special Allowance Payments
The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of education loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department of Education makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.
The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.
For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:
(1)  determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;
(2)  subtracting the applicable borrower interest rate;
(3)  adding the applicable special allowance margin described in the table below; and
(4)   dividing the resultant percentage by 4.
If the result is negative, the special allowance payment is zero.
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Date of First Disbursement	Special Allowance Margin

Before 10/17/86	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment
3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment and Forbearance
3.10% for PLUS, SLS and Consolidation Loans
For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:
(1)  determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates or one-month London Inter-Bank Offered Rates (LIBOR), as applicable, quoted for that quarter;
(2)  subtracting the applicable borrower interest rate;
(3)  adding the applicable special allowance margin described in the table below; and
(4)  dividing the resultant percentage by 4.
If the result is negative, the special allowance payment is zero.
Date of First Disbursement	Special Allowance Margin
From 01/01/00 through 09/30/07	1.74% for Stafford Loans that are in In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment and Forbearance
2.64% for PLUS and Consolidation Loans
From 10/01/07 and after	1.19% for Stafford Loans that are In-School, Grace or Deferment
1.79% for Stafford Loans that are in Repayment and PLUS
2.09% for Consolidation Loans
For education loans disbursed on or after April 1, 2006, lenders are required to pay the Department of Education any interest paid by borrowers on education loans that exceeds the special allowance support levels applicable to such loans.
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Special allowance payments are available on variable rate PLUS Loans and SLS Loans only if the variable rate, which is reset annually, exceeds the applicable maximum borrower rate. The variable rate is based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day Treasury bill for loans made on or after July 1, 1998.  The maximum borrower rate for these loans is between 9% and 12%. Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on and after January 1, 2000 was repealed.
Fees
Origination Fee.  An origination fee must be paid to the Department of Education for all Stafford and PLUS Loans originated in the FFELP.  An origination fee is not paid on a Consolidation Loan.  A 3% origination fee must be deducted from the amount of each PLUS Loan.
An origination fee may be, but is not required to be, deducted from the amount of a Stafford Loan according to the following table:

Date of First Disbursement	Maximum Origination Fee
Before 07/01/06	3.0%
From 07/01/06 through 06/30/07	2.0%
From 07/01/07 through 06/30/08	1.5%
From 07/01/08 through 06/30/09	1.0%
From 07/01/09 through 06/30/10	0.5%
From 07/01/10 and after	0.0%
Federal Default Fee.  A federal default fee up to 1% (previously called an insurance premium) may be, but is not required to be, deducted from the amount of a Stafford or PLUS Loan.  A federal default fee is not deducted from the amount of a Consolidation Loan.
Lender Loan Fee.  A lender loan fee is paid to the Department of Education on the amount of each loan disbursement of all FFELP loans. For loans disbursed from October 1, 1993 to September 30, 2007, the fee was 0.50% of the loan amount. The fee increased to 1% of the loan amount for loans disbursed on or after October 1, 2007.
Loan Rebate Fee.  A loan rebate fee of 1.05% is paid annually on the unpaid principal and interest of each Consolidation Loan disbursed on or after October 1, 1993. This fee was reduced to 0.62% for loans made from October 1, 1998 to January 31, 1999.
Stafford Loan Program
For Stafford Loans, the Higher Education Act provided for:
•	federal reimbursement of Stafford Loans made by eligible lenders to qualified students;
•	federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers' making
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interest payments during in-school, grace and deferment periods or, in certain cases, during enrollment in an income-based repayment plan; and
•	special allowance payments representing an additional subsidy paid by the Department of Education to the holders of eligible Stafford Loans.
We refer to all three types of assistance as "federal assistance."
Interest.  The borrower's interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.
Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A
From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans
From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%
From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)
From 07/01/06 through 06/30/08	6.8%	N/A	N/A
From 07/01/08 through 06/30/09	6.0% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate subsidized loans	6.0%, 6.8%	N/A
From 07/01/09 through 06/30/10	5.6% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate loans	5.6%, 6.8%	N/A
The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:
•	the applicable maximum borrower rate
and
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•	the sum of
•	the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,
and
•	the applicable interest rate margin.
Interest Subsidy Payments.  The Department of Education is responsible for paying interest on Subsidized Stafford Loans:
•	while the borrower is a qualified student,
•	during the grace period,
•	during prescribed deferment periods, and
•	in certain cases, during a borrower's enrollment in an income-based repayment plan.
The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferment periods. The Department of Education also makes quarterly interest subsidy payments to the owner of a Subsidized Stafford loan in an amount equal to the unpaid interest payable during up to three consecutive calendar years of a period of financial hardship during enrollment in an income-based repayment plan.  The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:
•	satisfaction of need criteria, and
•	continued eligibility of the loan for federal insurance or reinsurance.
If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.
Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department of Education within that period.
Loan Limits.  The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements.  The Higher Education Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

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	Dependent Students			Independent Students
Borrower's Academic Level	Subsidized and Unsubsidized on or after 10/1/93	Subsidized and Unsubsidized on or after 7/1/07	Subsidized and Unsubsidized on or after 7/1/08	Additional Unsubsidized only on or after 7/1/94	Additional Unsubsidized only on or after 7/1/07	Additional Unsubsidized only on or after 7/1/08	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$2,625	$3,500	$5,500	$4,000	$4,000	$4,000	$9,500
2nd year	$3,500	$4,500	$6,500	$4,000	$4,000	$4,000	$10,500
3rd year and above	$5,500	$5,500	$7,500	$5,000	$5,000	$5,000	$12,500
Graduate (per year)	$8,500	$8,500	$8,500	$10,000	$12,000	$12,000	$20,500
Aggregate Limit:
Undergraduate	$23,000	$23,000	$31,000	$23,000	$23,000	$26,500	$57,500
Graduate (including undergraduate)	$65,500	$65,500	$65,500	$73,000	$73,000	$73,000	$138,500

For the purposes of the table above:
•	The loan limits include both FFELP and Federal Direct Lending Program (FDLP) loans.
•
The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans.  Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

•
Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the third and fourth columns. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and cannot qualify for a PLUS Loan.

•	Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.
•	The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.
Repayment.  Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period.  In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate FFELP loans totaling more than $30,000 in principal and unpaid interest are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts. Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower's indebtedness. Outlined in the table below are the maximum repayment periods available based on the outstanding FFELP indebtedness.
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Outstanding FFELP Indebtedness	Maximum Repayment Period
$7,500-$9,999	12 Years
$10,000-$19,999	15 Years
$20,000-$30,000	20 Years
$30,001-$59,999	25 Years
$60,000 or more	30 Years
Note: Maximum repayment period excludes authorized periods of deferment and forbearance.
In addition to the outstanding FFELP indebtedness requirements described above, the Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed.  The Higher Education Act and related regulations require lenders to offer a choice among standard, graduated, income-driven and extended repayment schedules, if applicable, to all borrowers entering repayment.  The 2007 legislation introduced an income-based repayment plan on July 1, 2009 that a student borrower may elect during a period of partial financial hardship and have annual payments that do not exceed 15% of the amount by which adjusted gross income exceeds 150% of the poverty line. The Secretary repays or cancels any outstanding principal and interest under certain criteria after 25 years.
Grace Periods, Deferment Periods and Forbearance Periods.  After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.
For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred while the borrower returns to school at least half-time.  Additional deferments are available, when the borrower is:
•	enrolled in an approved graduate fellowship program or rehabilitation program;
•	seeking, but unable to find, full-time employment, subject to a maximum deferment of three years; or
•	having an economic hardship, as defined in the Higher Education Act, subject to a maximum deferment of three years; or
•
serving on active duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency, subject, to a maximum deferment period of three years, and effective July 1, 2006 on loans made on or after July 1, 2001.

The Higher Education Act also permits, and in some cases requires, "forbearance" periods from loan collection in some circumstances.  Interest that accrues during a forbearance period is never subsidized.  When a borrower ends forbearance and enters repayment, the account is considered current.  When a borrower exits grace, deferment or forbearance, any
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interest that has not been subsidized is generally capitalized and added to the outstanding principal amount.
PLUS and SLS Loan Programs
The Higher Education Act authorized PLUS Loans to be made to parents of eligible dependent students and graduate and professional students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Borrowers who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans, as well as some borrowers with extenuating circumstances. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.
Loan Limits.  PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.
The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student's education and other financial aid received, including scholarship, grants and other student loans.
Interest.  The interest rates for PLUS Loans and SLS Loans are presented in the chart below.
For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:
•	the applicable maximum borrower rate
and
•	the sum of:
•	the applicable 1-year Index or the bond equivalent rate of 91-day Treasury bills, as applicable,
and
•	the applicable interest rate margin.
Under current law, PLUS Loans with a first disbursement on or after July 1, 2006 will return to a fixed annual interest rate of 8.5%.
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Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.
Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06	8.5%	8.5%	N/A
A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:
•	the borrower rate is set at the maximum borrower rate and
•	the sum of the average of the bond equivalent rates of 91-day Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.
Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on or after January 1, 2000 was repealed.
Repayment; Deferments.  Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, unless they use deferment available for the in-school period and the six-month post enrollment period. Deferment and forbearance provisions, maximum loan repayment periods, repayment plans and minimum payment amounts for PLUS and SLS loans are generally the same as those for Stafford Loans.
Consolidation Loan Program
The enactment of HCERA ended new originations under the FFELP consolidation program, effective July 1, 2010. Previously, the Higher Education Act authorized a program under which borrowers could consolidate one or more of their education loans into a single Consolidation Loan that was insured and reinsured on a basis similar to Stafford and PLUS Loans. Consolidation Loans were made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally reinsured education loans incurred under the FFELP that the borrower selects for consolidation, as well as loans made under various other federal education loan programs and loans made by different lenders.  In general, a borrower's eligibility to consolidate its federal student loans ends upon receipt of a
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Consolidation Loan.  With the end of new FFELP originations, borrowers with multiple loans, including FFELP loans, may only consolidate their loans under the FDLP.
Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.
To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins.  For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Prior to July 1, 2006, married couples who agreed to be jointly and severally liable could apply for one Consolidation Loan.  In some cases, borrowers may enter repayment status while still in school and thereby become eligible to obtain a Consolidation Loan.
Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans rounded up to the nearest whole percent and 9% for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25%. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25%.
The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46%, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3%. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25%. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper (financial) rate plus 2.64% for loans disbursed on or after January 1, 2000 and before July 1, 2006. Public Law 112-74, dated December 23, 2011, allows FFELP lenders to make an election to permanently change the index for special allowance payment calculations on all FFELP loans in the lender's portfolio (with certain exceptions) disbursed after January 1, 2000 from the three-month commercial paper (financial) rate to the one-month LIBOR index, commencing with the special allowance payment calculations for the calendar quarter beginning on April 1, 2012.  Lenders of FFELP Consolidation Loans pay a
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reinsurance fee to the Department of Education.  All other guarantee fees may be passed on to the borrower.
Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department of Education. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferment periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans.  In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferment periods.
No insurance premium is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay an origination fee to the Department of Education of 0.50% on principal of Consolidation Loans disbursed and a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.
A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been disbursed. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-driven repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include graduated and income-driven repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.
Guaranty Agencies under the FFELP
Under the FFELP, guaranty agencies guarantee loans made by eligible lending institutions, paying claims from "federal student loan reserve funds." These loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies.
FFELP loans are also insured against default, with the percent insured dependent on the date of the related loan's disbursement. For loans made prior to October 1, 1993, lenders are insured against default for 100% of principal and accrued interest. For loans disbursed from October 1, 1993 through June 30, 2006, lenders are insured against default for 98% of principal and accrued interest. For loans disbursed on or after July 1, 2006, lenders are insured against default for 97% of principal and accrued interest.
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The Department of Education reinsures guarantors for amounts paid to lenders on FFELP loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor's default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guaranty agency reinsurance rates are presented in the table below.
Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993 — September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%
After the Department of Education reimburses a guaranty agency for a default claim, the guaranty agency attempts to collect the loan from the borrower. However, the Department of Education requires that the defaulted guaranteed loans be assigned to it when the guaranty agency is not successful.  A guaranty agency also refers defaulted loans to the Department of Education to "offset" any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.
To be eligible for federal reinsurance, FFELP loans must meet the requirements of the Higher Education Act and the regulations issued thereunder. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required.  After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances, credit the borrower for payments made, and report the loan's status to credit reporting agencies.  If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guaranty agency.
A lender may submit a default claim to the guaranty agency after the related student loan has been delinquent for at least 270 days. The guaranty agency must review and pay the claim within 90 days after the lender filed it. The guaranty agency will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guaranty agency must file a reimbursement claim with the Secretary within 30 days after the guaranty agency paid the lender for the default claim. Following payment of claims, the guaranty agency endeavors to collect the loan. Guaranty agencies also must meet statutory and regulatory requirements for collecting loans.
Education Loan Discharges
FFELP loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before an education loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship.  When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the
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proceeding.  If the borrower files under the "wage earner" provisions of the United States Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guaranty agency which guaranteed that loan and that agency then participates in the bankruptcy proceeding.  When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.
Education loans are discharged if the borrower dies or becomes totally and permanently disabled.  If a school closes while a student is enrolled, or within 120 days after the student withdrew, loans made for that enrollment period are discharged.  If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged, and if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund. Effective July 1, 2006, a loan is also eligible for discharge if it is determined that the borrower's eligibility for the loan was falsely certified as a result of a crime of identity theft.
Rehabilitation of Defaulted Loans
The Department of Education is authorized to enter into agreements with a guaranty agency under which such guaranty agency may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation the related guaranty agency must have received reasonable and affordable payments originally for 12 months which was reduced to 9 payments in 10 months effective July 1, 2006, and then the borrower may request that the loan be rehabilitated. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a borrower is again eligible for all the benefits under the Higher Education Act for which he or she is not eligible as a borrower on a defaulted loan, such as new federal aid, and the negative credit record is expunged. No education loan may be rehabilitated more than once.
The July 1, 2009 technical corrections made to the Higher Education Act under H.R. 1777, Public Law 111-39 provide authority, between July 1, 2009 through September 30, 2011, for a guaranty agency to assign a defaulted loan to the Department of Education depending on market conditions.
The Bipartisan Budget Act of 2013 reduced the charge that a guarantor may assess to a borrower to defray the collection cost of assisting a borrower with the rehabilitation of a defaulted FFELP loan. The change was effective for loans sold by a guarantor to an eligible lender on and after July 1, 2014.
Guarantor Funding
In addition to administering the federal reserve funds, from which claims are paid, guaranty agencies are charged with responsibility for maintaining records on all loans which they have insured ("account maintenance"), assisting lenders to prevent default by delinquent borrowers ("default aversion"), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.
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Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement
Loan Processing and Issuance Fee	0.40% of the principal amount guaranteed, paid by the Department of Education
Account Maintenance Fee	Originally 0.10%, which was reduced to 0.06% on October 1, 2007, of the original principal amount of loans outstanding, paid by the Department of Education
Default Aversion Fee
1% of the outstanding amount of loans submitted by a lender for default aversion assistance, minus 1% of the unpaid principal and interest paid on default claims, which is paid once per loan by transfers out of the Student Loan Reserve Fund

Collection Retention Fee
16% of the amount collected on loans on which reinsurance has been paid (10% or 18.5% of the amount collected for a defaulted loan that is purchased by a lender for consolidation or rehabilitation, respectively), withheld from gross receipts

The Higher Education Act requires guaranty agencies to establish two funds: a Federal Student Loan Reserve Fund and an Agency Operating Fund. The Federal Student Loan Reserve Fund contains the payments received from the Department of Education and insurance premiums. The fund is federal property and its assets may be used only to pay Default Aversion Fees. Collection fees on defaulted loans are deposited into the Agency Operating Fund. The Agency Operating Fund is the guaranty agency's property and is not subject to strict limitations on its use.

Department of Education Oversight
If the Department of Education determines that a guaranty agency is unable to meet its insurance obligations, the holders of loans insured by that guaranty agency may submit claims directly to the Department of Education and the Department of Education is required to pay the full reimbursement amount due, in accordance with claim processing standards no more stringent than those applied by the affected guaranty agency. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education determining a guaranty agency is unable to meet its obligations. While there have been situations where the Department of Education has made such determinations regarding affected guaranty agencies, there can be no assurances as to whether the Department of Education must make such determinations in the future or whether payments of reimbursement amounts would be made in a timely manner.

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APPENDIX B
Global Clearance, Settlement and
 Tax Documentation Procedures

Except in some limited circumstances, the notes offered under this remarketing prospectus will be available only in book-entry form as "Global Securities." Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream, Luxembourg or Euroclear. The Global Securities are tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.
Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.
Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.
Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear and as participants in DTC.
Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
All U.S. Dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC.  Investors' interests in the U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions in U.S. Dollar denominated Global Securities on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.
All non-U.S. Dollar denominated Global Securities will be held in book-entry form by a common depositary for Clearstream, Luxembourg and Euroclear in the name of a nominee to be selected by the common depositary.  Investors' interests in the non-U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in Clearstream, Luxembourg or Euroclear.  As a result, DTC will hold positions in the non-U.S. Dollar denominated Global Securities on behalf of its participants through its depositaries, which in turn will hold positions in accounts as participants of Clearstream, Luxembourg or Euroclear.
Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
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Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the depositor's accounts are located to ensure that settlement can be made on the desired value date.
Trading between DTC participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.
Trading between Clearstream, Luxembourg and/or Euroclear participants.  Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.
Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one Business Day before settlement. Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Securities.
Securities.  After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date so that the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.
Clearstream, Luxembourg participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.
As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.
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However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant's particular cost of funds.
Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.
Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one Business Day before settlement.  In this case, Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant's account would instead be valued as of the actual settlement date.
Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken.  At least three techniques should be readily available to eliminate this potential problem:
•
borrowing through Clearstream, Luxembourg or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value
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date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.
U.S. Federal Income Tax Documentation Requirements
A holder of Global Securities may be subject to U.S. withholding tax (currently at 30%), or U.S. backup withholding tax (currently at 24%), as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:
•
each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

•	that holder takes one of the following steps to obtain an exemption or reduced tax rate:
1.
Exemption for non-U.S. person—Form W-8BEN or Form W-8BEN-E. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax.  To obtain this exemption, they are generally required to file a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)).

2.
Exemption for non-U.S. persons with effectively connected income—Form W-8ECI.  A non-U.S. person, including a non-U.S. corporation or partnership, for which the income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax with respect to the notes by filing Form W-8ECI (Certificate of Foreign Person's Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States).

3.
Exemption or reduced rate for non-U.S. persons resident in treaty countries — Form W-8BEN or Form W-8BEN-E. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN or Form W-8BEN-E.

4.
Exemption for U.S. persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification) certifying that they are not subject to U.S. backup withholding tax.

If the information shown on the applicable certification changes, new certification must be filed within 30 days of the change.
U.S. Federal Income Tax Reporting Procedure.  The Global noteholder or his agent files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN, Form W-8BEN-E, and Form W-8ECI are generally effective from the date the form is
AP-B-4

signed to the last day of the third succeeding calendar year unless a change in circumstances makes any information on the form incorrect.
For these purposes, a U.S. person is:
•	a citizen or individual resident of the United States,
•
a corporation or partnership, including an entity treated as such for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or
•	a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.
To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.
This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

AP-B-5

EXHIBIT I
PREPAYMENTS, EXTENSIONS, WEIGHTED REMAINING AVERAGE LIFE AND EXPECTED MATURITY OF THE CLASS A-7A NOTES
Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The model used to calculate these prepayments is the constant prepayment rate (or "CPR") model.
The CPR model is based on prepayments assumed to occur at a constant percentage rate.  CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period.  The CPR model assumes that student loans will prepay in each month according to the following formula:
Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)
Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:
CPR	0%	2%	4%	6%	8%
Monthly Prepayment	$0.00	$1.68	$3.40	$5.14	$6.92
The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The student loans will not prepay at any constant CPR, nor will all of the student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.
Additional Assumptions
For purposes of calculating the information presented in the tables below, it is assumed, among other things, that:
•	the statistical disclosure date for the trust student loans is December 31, 2017;
•
all trust student loans (as grouped within the "rep lines" described below) are in repayment status (with accrued interest having been capitalized upon entering repayment) and no trust student loan moves from repayment to any other status;

•
no delinquencies, defaults, or borrower benefits occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur and all borrower payments are collected in full;

•
consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	government payments for interest subsidy and special allowance payments began accruing on January 1, 2018; there are payment delays of 60 days for these payments;
•	index levels for calculation of borrower and government payments are:
•	a 91-day Treasury bill rate of 1.346%;
•	a one-month LIBOR rate of 1.535%; and
•	a three-month LIBOR rate of 1.658%
•	distributions begin on January 25, 2018, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;
•	the interest rate for each class of outstanding publicly offered notes (or payable to any Swap Counterparty) at all times will be equal to:
•	class A-6 notes: 2.208%;
•	class A-7A notes: 2.258%;
•	class A-7B notes: 1.818%; and
•	class B notes: 1.958%;
•	the outstanding principal balance of the notes as of the January 25, 2018 distribution date will be equal to:
•	class A-6 notes: $109,813,673.18;
•	class A-7A notes: $597,500,000.00;
•	class A-7B notes: $380,000,000.00; and
•	class B notes: $52,512,723.96;
•	an administration fee equal to $25,000 is paid quarterly by the trust to the administrator, beginning in January 2018;
•	a servicing fee equal to 1/12 of an amount equal to 0.50% of then outstanding principal balance of the trust student loans is paid monthly by the trust to the servicer beginning in January 2018;
•
the reserve account has a balance as of statistical disclosure date equal to $4,531,704 and at all times a balance equal to the greater of (1) 0.25% of the Pool Balance as of the close of business on the last day of the related collection period and (2) $4,531,704;

•	the collection account has a balance equal to $0 and the remarketing fee account has a current balance equal $0;
•
the next collection period begins as of the statistical disclosure date, all payments are assumed to be made on the 15th day of the month, and amounts on deposit in the collection account, including reinvestment income earned on such account in the previous month, are reinvested in eligible investments at the assumed reinvestment rate of 0]% per annum through the end of the collection period or the related distribution date, as applicable;

•
amounts on deposit in the reserve account, the capitalized interest account and the floor income rebate account are reinvested in eligible investments at the assumed reinvestment rate of 0% per annum from the previous distribution date through the current distribution date;

•	prepayments on the trust student loans are applied monthly in accordance with CPR, as described above;
•	there are no accumulation accounts and no additional interest rate swaps or interest rate caps will be entered into by the trust;
•
an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance equals to or falls below 10% of the Initial Pool Balance; and

•
the pool of trust student loans consists of 1,080 representative loans ("rep lines"), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term to maturity (the rep lines are available at http://www.navient.com/repline/2005-9Data).

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of remaining principal of the class A-7A notes as of the January 25, 2018 distribution date at various percentages of CPR from the January 25, 2018 distribution date until the optional redemption date.
Weighted Average Lives and Expected Maturities of the Class A-7A
Notes at Various CPR Percentages

Weighted Average Life (years)*	0%	2%	4%	6%	8%
Class A-7A Notes	9.08	7.99	7.05	6.22	5.50
Expected Maturity Date
Class A-7A Notes	July 25, 2030	July 25, 2029	July 25, 2028	July 25, 2027	July 25, 2026
____________________________________
*The weighted average life of the class A-7A notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment of the class A-7A notes by the number of years from the January 25, 2018 reset date to the related distribution date, (2) adding the results and (3) dividing that sum by the aggregate principal amount of the class A-7A notes as of the January 25, 2018 reset date.

Percentages Of Remaining Principal Of The Class A-7A Notes As Of January 25, 2018
Remaining At Certain Distribution Dates At Various CPR Percentages

Distribution Date	0%	2%	4%	6%	8%
Reset Date	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	99%	97%	94%
April 2020	99%	95%	90%	86%	82%
April 2021	93%	87%	82%	76%	71%
April 2022	87%	80%	73%	67%	61%
April 2023	81%	73%	65%	59%	52%
April 2024	74%	66%	58%	51%	44%
April 2025	68%	58%	50%	43%	37%
April 2026	61%	51%	43%	36%	30%
April 2027	53%	44%	37%	30%	0%
April 2028	46%	37%	30%	0%	0%
April 2029	38%	30%	0%	0%	0%
April 2030	31%	0%	0%	0%	0%
April 2031	0%	0%	0%	0%	0%

PRINCIPAL OFFICES

ISSUING ENTITY
SLM STUDENT LOAN TRUST 2005-9
c/o Deutsche Bank Trust Company Americas
60 Wall Street, 16th Floor
Mailstop NYC60-1625
New York, New York 10005
DEPOSITOR
NAVIENT FUNDING, LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

SPONSOR, SERVICER AND ADMINISTRATOR
NAVIENT SOLUTIONS, LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

ELIGIBLE LENDER TRUSTEE DEUTSCHE BANK TRUST COMPANY AMERICAS 60 Wall Street, 16th Floor Mailstop NYC60-1625 New York, New York 10005	DELAWARE TRUSTEE BNY MELLON TRUST OF DELAWARE 100 White Clay Center Suite 102 Newark, Delaware 19711	INDENTURE TRUSTEE AND PAYING AGENT DEUTSCHE BANK NATIONAL TRUST COMPANY 100 Plaza One Jersey City, New Jersey 07311

LUXEMBOURG PAYING AGENT AND LUXEMBOURG LISTING AGENT
DEUTSCHE BANK LUXEMBOURG S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg

LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE SERVICER AND THE ADMINISTRATOR
CADWALADER, WICKERSHAM & TAFT LLP 700 Sixth Street, N.W. Washington, D.C. 20001	RICHARDS, LAYTON & FINGER, P.A. 920 King Street Wilmington, Delaware 19801	SHEARMAN & STERLING LLP 401 Ninth Street, N.W. Washington, D.C. 20004 2128

LEGAL ADVISORS TO THE REMARKETING AGENTS
CADWALADER, WICKERSHAM & TAFT LLP 700 Sixth Street, N.W. Washington, D.C. 20001	SHEARMAN & STERLING LLP 401 Ninth Street, N.W. Washington, D.C. 20004 2128

INDEPENDENT PUBLIC ACCOUNTANTS
KPMG LLP
1676 International Drive, Suite 1200
McLean, Virginia 22102

(up to)
$597,500,000*
(*Using an exchange rate of $1.1950 - €1.00)

CLASS A-7A NOTES

SLM STUDENT LOAN TRUST 2005-9
Issuing Entity

NAVIENT FUNDING, LLC
Depositor

NAVIENT SOLUTIONS, LLC
Sponsor, Servicer and Administrator

___________

PRELIMINARY REMARKETING PROSPECTUS

___________

Remarketing Agents

Credit Suisse
Deutsche Bank Securities

___________

January 10, 2018